 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-262672

Prospectus Supplement No. 5

(To Prospectus dated June 7, 2022)

PROSPECTUS FOR
132,857,109 SHARES OF COMMON STOCK
24,333,365 WARRANTS TO PURCHASE SHARES OF COMMON STOCK
AND
24,333,365 SHARES OF COMMON STOCK UNDERLYING WARRANTS
OF
GELESIS HOLDINGS, INC.

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated June 7, 2022 (as supplemented or amended from time to time, the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-262672). This prospectus supplement is being filed to update and supplement the information included or incorporated by reference in the Prospectus with the information contained in our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) on August 15, 2022 (the “Form 10-Q”). Accordingly, we have attached the Form 10-Q to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “GLS” and our public warrants are listed on the NYSE under the symbol “GLS WS.” On September 15, 2022, the last reported closing prices of our common stock and public warrants, as reported by the NYSE, were $1.15 and $0.07, respectively.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 22 of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued or sold under the Prospectus or determined if the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 16, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2022

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _________________ to _________________

Commission File Number: 001-39362

Gelesis Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	84-4730610
( State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
501 Boylston Street, Suite 6102, Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 456-4718

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GLS	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	GLS WS	New York Stock Exchange

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of August 12, 2022, the registrant had 72,591,359 shares of common stock, $0.0001 par value per share, outstanding.

Table of Contents

		Page
PART I.	FINANCIAL INFORMATION	1
Item 1.	Financial Statements	1
	Unaudited Condensed Consolidated Balance Sheets as of June 30, 2022 and December 31, 2021	1
	Unaudited Condensed Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2022 and 2021	2
	Unaudited Condensed Consolidated Statements of Comprehensive Loss for the Three and Six Months Ended June 30, 2022 and 2021	3
	Unaudited Condensed Consolidated Statements of Noncontrolling Interest, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit) for the Three and Six Months Ended June 30, 2022 and 2021	4
	Unaudited Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2022 and 2021	5
	Notes to Unaudited Condensed Consolidated Financial Statements	6
Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations	26
Item 3.	Quantitative and Qualitative Disclosures About Market Risk	41
Item 4.	Controls and Procedures	41
PART II.	OTHER INFORMATION	42
Item 1.	Legal Proceedings	42
Item 1A.	Risk Factors	42
Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds	79
Item 3.	Defaults Upon Senior Securities	79
Item 4.	Mine Safety Disclosures	79
Item 5.	Other Information	79
Item 6.	Exhibits	80
SIGNATURES		81

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Quarterly Report on Form 10-Q, or this Quarterly Report, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this Quarterly Report, including statements regarding our future results of operations and financial position, our business strategy, the realization of our order backlog, plans and prospects, existing and prospective products, research and development costs, timing and likelihood of success, market growth, trends, events and the objectives of management for future operations and results, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this Quarterly Report are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this Quarterly Report and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include:

•
our ability to raise financing in the future, if and when needed;
•
our ability to continue as a going concern;
•
our ability to achieve and maintain widespread market acceptance of Plenity, including building brand recognition and loyalty, achieving awareness and acceptance among the medical community, increasing sales, and achieving commercial success;
•
the impact of current and future applicable laws and regulations, whether in the United States or foreign countries, and our ability to comply with such laws and regulations;
•
our ability to produce adequate supply of Plenity, including our ability to continue to invest in manufacturing capacity and to build additional manufacturing sites;
•
risks related to the development of the telehealth market and regulations related to remote healthcare;
•
global economic, political and social conditions and uncertainties in the markets that we serve, including risks and uncertainties caused by the COVID-19 pandemic or other natural or man-made disasters;
•
our ability to enter into additional strategic collaborations with third parties, to acquire businesses or products or form strategic alliances in the future and to realize the benefits of such collaborations, acquisitions and alliances;
•
the level of demand, and willingness of potential members to pay out-of-pocket for, Plenity;
•
our ability to enforce our intellectual property rights, adequately protect our proprietary technology or maintain issued patents that are sufficient to protect Plenity and the value of our intellectual property, and our ability to prevent third parties from infringing on our intellectual property and our proprietary technology;
•
the risk that a third-party’s activities, including with respect to third parties that we have granted outlicenses to or granted limited exclusive or non-exclusive commercial rights, may overlap or interfere with the commercialization of Plenity or that we become dependent on such arrangements;
•
our ability to successfully develop and expand our operations and manufacturing and to effectively manage such growth;
•
risks related to our business partners' ability to successfully launch and commercialize Plenity in certain key markets;
•
risks related to our suppliers and distributors, including the loss of such suppliers or distributors, or their inability to provide adequate supply of materials or distribution;
•
the risk that our business partners may experience significant disruptions in their operations;
•
our ability to retain our senior executive officers and to attract and keep senior management and key scientific and commercial personnel;
•
our ability to identify and discover additional product candidates and to obtain and maintain regulatory approval for such candidates;

ii

•
risks related to potential product liability exposure for Plenity or other future product candidates;
•
risks related to adverse publicity in the weight management industry, changes in the perception of our brands, and the impact of negative information or inaccurate information about us on social media;
•
our ability to enhance our brand recognition, increase distribution of Plenity and generate product sales and reduce operating losses going forward;
•
the impact of risks associated with economic, financial, political, environmental and social matters and conditions on our supply chain, our manufacturing operations and other aspects of our business;
•
our ability to accurately forecast revenue and appropriately monitor its associated expenses in the future;
•
our ability to compete against other weight management and wellness industry participants or other more effective or more favorably perceived weight management methods, including pharmaceuticals, devices and surgical procedures;
•
foreign currency fluctuations and inflation;
•
failure to maintain adequate operational and financial resources or raise additional capital or generate sufficient cash flows; and
•
our ability to successfully protect against security breaches and other disruptions to our information technology structure.
•
other factors detailed under the section entitled "Risk Factors: in Item 1A of Part II of this Quarterly Report

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this Quarterly Report and the information incorporated by reference herein will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances, or otherwise.

You should read this Quarterly Report completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This Quarterly Report also contains estimates, projections and other information concerning our industry, our business, and the markets for our products, including data regarding the estimated size of those markets. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties.

iii

PART I—FINANCIAL INFORMATION

Item 1. Financial Statements.

GELESIS HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	June 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$25,341	$28,397
Accounts receivable	1,256	731
Grants receivable	9,480	9,172
Inventories	18,821	13,503
Prepaid expenses and other current assets	6,753	14,203
Total current assets	61,651	66,006
Property and equipment, net	56,305	58,515
Operating lease right-of-use assets	1,725	2,016
Intangible assets, net	14,547	15,680
Other assets	4,741	4,084
Total assets	$138,969	$146,301
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable, including due to related party of $303 and $147, respectively	$22,135	$10,066
Accrued expenses and other current liabilities, including due to related party of $2,791 and $5,664 respectively	9,715	13,660
Deferred income	33,702	32,370
Operating lease liabilities	550	541
Convertible promissory notes due to related party, held at fair value	—	27,128
Notes payable	3,177	1,950
Warrant liabilities	—	15,821
Total current liabilities	69,279	101,536
Deferred income	9,040	8,914
Operating lease liabilities	1,222	1,519
Notes payable, including due to related party of $15,223 and $16,523, respectively	30,015	35,131
Warrant liabilities	1,130	—
Earnout liability	6,190	—
Other long-term liabilities, including due to related party of $3,062 and $2,416, respectively	5,908	5,588
Total liabilities	122,784	152,688
Commitments and contingencies (Note 19)
Noncontrolling interest	11,087	11,855
Legacy Gelesis redeemable convertible preferred stock, $0.0001 par value – zero shares issued and outstanding at June 30, 2022; 51,730,762 shares authorized at December 31, 2021; and 48,566,655 shares issued and outstanding at December 31, 2021	—	311,594
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value - 250,000,000 shares authorized at June 30, 2022; zero shares issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value – 900,000,000 shares authorized at June 30, 2022; 72,552,477 shares issued and outstanding at June 30, 2022; 125,961,571 shares authorized at December 31, 2021; 6,248,192 shares issued and outstanding at December 31, 2021	7	1
Additional paid-in capital	289,332	(64,549)
Accumulated other comprehensive (loss) income	(344)	219
Accumulated deficit	(283,896)	(265,507)
Total stockholders’ equity (deficit)	5,098	(329,836)
Total liabilities, noncontrolling interest, redeemable convertible preferred stock and stockholders’ equity (deficit)	$138,969	$146,301

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GELESIS HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Product revenue, net	$8,973	$2,178	$16,487	$5,279
Total revenue, net	8,973	2,178	16,487	5,279
Operating expenses:
Costs of goods sold, including related party expenses of $359 and $87, respectively, and $659 and $211, respectively	4,786	2,005	9,699	4,821
Selling, general and administrative, including related party expenses of $125 and $123, respectively, and $250 and $246, respectively	32,450	13,972	70,156	25,917
Research and development, including related party expenses of $57 and $64, respectively, and $119 and $130, respectively	5,523	5,592	12,933	9,968
Amortization of intangible assets	566	566	1,133	1,133
Total operating expenses	43,325	22,135	93,921	41,839
Loss from operations	(34,352)	(19,957)	(77,434)	(36,560)
Change in the fair value of earnout liability	18,812	—	52,681	—
Change in the fair value of convertible promissory notes	—	—	(156)	—
Change in the fair value of warrants	2,600	(4,977)	6,084	(7,051)
Interest expense, net	(186)	(227)	(321)	(588)
Other income, net	613	422	930	891
Loss before income taxes	(12,513)	(24,739)	(18,216)	(43,308)
Provision for income taxes	—	—	—	17
Net loss	(12,513)	(24,739)	(18,216)	(43,325)
Accretion of Legacy Gelesis senior preferred stock to redemption value	—	(82,365)	(37,934)	(116,126)
Accretion of noncontrolling interest put option to redemption value	(85)	(96)	(173)	(190)
Net loss attributable to common stockholders	$(12,598)	$(107,200)	$(56,323)	$(159,641)
Net loss per share attributable to common stockholders—basic and diluted	$(0.17)	$(19.18)	$(0.83)	$(28.54)
Weighted average common shares outstanding—basic and diluted	72,423,043	5,589,728	67,609,838	5,592,911

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GELESIS HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(12,513)	$(24,739)	$(18,216)	$(43,325)
Other comprehensive (loss) income:
Foreign currency translation adjustment	(426)	43	(564)	(368)
Total other comprehensive (loss) income	(426)	43	(564)	(368)
Comprehensive loss	$(12,939)	$(24,696)	$(18,780)	$(43,693)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GELESIS HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF NONCONTROLLING INTEREST, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

(In thousands, except share and per share data)

	Noncontrolling Interest	Legacy Gelesis Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive (Loss) Income	Accumulated Deficit	Total Stockholders' Equity (Deficit)
		Shares	Amount	Shares	Amount
Balance at December 31, 2020	$12,429	18,446,525	$213,525	2,155,490	$1	$23,907	$938	$(171,784)	$(146,938)
Retroactive application of recapitalization	—	29,367,421	—	3,431,604	—	—	—	—	—
Adjusted Balance at December 31, 2020	$12,429	47,813,946	$213,525	5,587,094	$1	$23,907	$938	$(171,784)	$(146,938)
Accretion of Legacy Gelesis senior preferred stock to redemption value	—	—	33,761	—	—	(33,761)	—	—	(33,761)
Exercise of Legacy Gelesis preferred stock warrants	—	752,709	2,997	—	—	—	—	—	—
Stock based compensation expense	—	—	—	—	—	1,455	—	—	1,455
Issuance of Legacy Gelesis common stock up exercise of stock options	—	—	—	2,634	—	4	—	—	4
Accretion of noncontrolling interest put option to redemption value	94	—	—	—	—	—	—	(94)	(94)
Foreign currency translation adjustment	(546)	—	—	—	—	—	(411)	—	(411)
Net loss	—	—	—	—	—	—	—	(18,586)	(18,586)
Balance at March 31, 2021	$11,977	48,566,655	$250,283	5,589,728	$1	$(8,395)	$527	$(190,464)	$(198,331)
Accretion of Legacy Gelesis senior preferred stock to redemption value	—	—	82,365	—	—	(82,365)	—	—	(82,365)
Exercise of Legacy Gelesis preferred stock warrants	—	—	937	—	—	—	—	—	—
Stock based compensation expense	—	—	—	—	—	1,639	—	—	1,639
Issuance of Legacy Gelesis common stock up exercise of stock options	—	—	—	25,464	—	5		—	5
Accretion of noncontrolling interest put option to redemption value	96	—	—	—	—	—	—	(96)	(96)
Foreign currency translation adjustment	152	—	—	—	—	—	43	—	43
Net loss	—	—	—	—	—	—	—	(24,739)	(24,739)
Balance at June 30, 2021	$12,225	48,566,655	$333,585	5,615,192	$1	$(89,116)	$570	$(215,299)	$(303,844)

Balance at December 31, 2021	$11,855	18,736,936	$311,594	2,410,552	$1	$(64,549)	$219	$(265,507)	$(329,836)
Retroactive application of recapitalization	—	29,829,719	—	3,837,640	—	—	—	—	—
Adjusted Balance at December 31, 2021	$11,855	48,566,655	$311,594	6,248,192	$1	$(64,549)	$219	$(265,507)	$(329,836)
Accretion of Legacy Gelesis senior preferred stock to redemption value prior to Business Combination	—	—	37,934	—	—	(37,934)	—	—	(37,934)
Conversion of Legacy Gelesis convertible preferred stock into common stock upon Business Combination	—	(48,566,655)	(349,528)	48,566,655	—	349,528	—	—	349,528
Proceeds from Business Combination, net of issuance costs and assumed liabilities (Note 3)	—	—	—	17,399,440	6	70,472	—	—	70,478
Conversion of Legacy Gelesis preferred stock warrants into common stock warrants upon Business Combination	—	—	—	—	—	16,747	—	—	16,747
Recognition of earnout liability upon Business Combination	—	—	—	—	—	(58,871)	—	—	(58,871)
Assumed private placement warrant liability upon Business Combination	—	—	—	—	—	(8,140)	—	—	(8,140)
Stock based compensation expense	—	—	—	—	—	13,989	—	—	13,989
Exercise of warrants	—	—	—	176,126	—	4	—	—	4
Accretion of noncontrolling interest put option to redemption value	88	—	—	—	—	—	—	(88)	(88)
Foreign currency translation adjustment	(239)	—	—	—	—	—	(137)	—	(137)
Net loss	—	—	—	—	—	—	—	(5,703)	(5,703)
Balance at March 31, 2022	$11,704	—	—	72,390,413	$7	$281,246	$82	$(271,298)	$10,037
Stock based compensation expense	—	—	—	—	—	7,976	—	—	7,976
Issuance of common stock upon exercise of stock options	—	—	—	162,064	0	110	—	—	110
Accretion of noncontrolling interest put option to redemption value	85	—	—	—	—	—	—	(85)	(85)
Foreign currency translation adjustment	(702)	—	—	—	—	—	(426)	—	(426)
Net loss	—	—	—	—	—	—	—	(12,513)	(12,513)
Balance at June 30, 2022	$11,087	—	—	72,552,477	$7	$289,332	$(344)	$(283,896)	$5,098

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GELESIS HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(18,216)	$(43,325)
Adjustments to reconcile net loss to net cash used in operating activities:		.
Amortization of intangible assets	1,133	1,133
Reduction in carrying amount of right-of-use assets	265	150
Depreciation	1,440	358
Stock-based compensation	21,965	3,094
Unrealized loss (gain) on foreign currency transactions	672	(28)
Non-cash interest (income) expense	(3)	36
Accretion on marketable securities	—	(1)
Change in the fair value of earnout liability	(52,681)	—
Change in the fair value of warrants	(6,084)	7,051
Change in the fair value of convertible promissory notes	156	—
Change in fair value of One S.r.l. call option	865	554
Changes in operating assets and liabilities:
Account receivables	(1,473)	640
Grants receivable	(1,078)	(675)
Prepaid expenses and other current assets	5,048	(7,685)
Inventories	(5,258)	(156)
Other assets	(536)	(3,281)
Accounts payable	11,486	(2,374)
Accrued expenses and other current liabilities	571	8,211
Operating lease liabilities	(263)	(144)
Deferred income	2,300	7,048
Other long-term liabilities	(81)	(5,975)
Net cash used in operating activities	(39,772)	(35,369)
Cash flows from investing activities:
Purchases of property and equipment	(5,067)	(10,057)
Maturities of marketable securities	—	24,000
Net cash (used in) provided by investing activities	(5,067)	13,943
Cash flows from financing activities:
Proceeds from Business Combination, net of transaction costs	70,478	—
Principal repayment of notes payable	(1,119)	(226)
Repayment of convertible promissory notes due to related party, held at fair value	(27,284)	—
Proceeds from issuance of promissory notes (net of issuance costs of $0 and $30, respectively)	—	4,540
Proceeds from the exercise of warrants	4	9
Proceeds from exercise of share-based awards	110	10
Net cash provided by financing activities	42,189	4,333
Effect of exchange rates on cash	(406)	(680)
Net decrease in cash	(3,056)	(17,773)
Cash and cash equivalents at beginning of year	28,397	48,144
Cash and cash equivalents at end of period	$25,341	$30,371
Noncash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expense	$1,027	$1,217
Deferred financing costs included in accounts payable and accrued expense	—	$506
Recognition of earnout liability	$58,871	—
Recognition of private placement warrant liability	$8,140	—
Supplemental cash flow information:
Interest paid on notes payable	$181	$158

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

GELESIS HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share data)

1.
Nature of the Business and Basis of Presentation

Nature of Business

Gelesis Holdings, Inc., or the Company, formerly known as Capstar Special Purpose Acquisition Corp. or “CPSR”, is a commercial stage biotherapeutics company incorporated under the laws of the State of Delaware. The Company aims to transform weight management through proprietary biomimetic hydrogel technology, inspired by the compositional and mechanical properties of raw vegetables. Since its inception, the Company has devoted substantially all of its efforts to business planning, licensing technology, research and development, commercial activities, recruiting management and technical staff and raising capital and has financed its operations through the issuance of redeemable convertible preferred and common stock, a license and collaboration agreement, supply and distribution agreements, long-term loans, convertible bridge note financings, and government grants.

The Company currently manufactures and markets its first product, Plenity® (the “Product”), which is based on a proprietary hydrogel technology. Plenity® received de novo clearance from the FDA on April 12, 2019 as a Class II medical device to aid in weight management in adults with excess weight or obesity, Body Mass Index (BMI) of 25 to 40 kg/m2, when used in conjunction with diet and exercise. In June 2019, the Company received approval to market Plenity in Europe through a Conformité Européenne (CE) mark for Plenity as a Class III medical device indicated for weight loss in overweight and obese adults with a Body Mass Index (BMI) of 25-40 kg/m2, when used in conjunction with diet and exercise. Plenity, which is available by prescription in the United States, became available for first commercial sale in May 2020 to a limited number of consumers. In October 2020, availability was increased to test commercial interest and consumer experience. Activities associated with a full commercial launch of Plenity in the United States began in late 2021, and in February 2022, the Company launched the first national broad awareness media campaign for the product.

On July 19, 2021, Gelesis, Inc. (together with its consolidated subsidiaries, “Legacy Gelesis”) entered into a Business Combination Agreement (as amended on November 8, 2021 and December 30, 2021, the “Business Combination Agreement”) with CPSR, a Delaware corporation and special purpose acquisition company, and CPSR Gelesis Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of CPSR (“Merger Sub”). On January 13, 2022, Legacy Gelesis, CPSR, and Merger Sub consummated the business combination (“Business Combination”) pursuant to the terms of the Business Combination Agreement. Pursuant to the Business Combination Agreement, on the closing date, (i) Merger Sub merged with and into Legacy Gelesis (the “Merger”), with Legacy Gelesis as the surviving company in the Merger, and, after giving effect to such Merger, Legacy Gelesis became a wholly-owned subsidiary of CPSR and (ii) CPSR changed its name to “Gelesis Holdings, Inc.” (together with its consolidated subsidiaries, “Gelesis Holdings”). The Business Combination, together with the PIPE Investment and the sale of the Backstop Purchase Shares, generated approximately $105 million in gross proceeds and $70.5 million in net proceeds (See Note 3). On January 14, 2022, Gelesis Holdings’ common stock and public warrants began trading on the New York Stock Exchange under the symbols “GLS” and “GLS.W”, respectively.

The Business Combination was accounted for as a reverse recapitalization in conformity with accounting principles generally accepted in the United States. Under this method of accounting, CPSR has been treated as the "acquired" company for financial reporting purposes. This determination was primarily based on the Legacy Gelesis’ stockholders comprising a relative majority of the voting power of the combined company, the Legacy Gelesis’ operations prior to the acquisition comprising the only ongoing operations of Gelesis Holdings, the majority of Gelesis Holdings’ board of directors appointment by Legacy Gelesis, and Legacy Gelesis’ senior management comprising the entirety of the senior management of Gelesis Holdings. Accordingly, for accounting purposes, the consolidated financial statements of Gelesis Holdings will represent a continuation of the consolidated financial statements of Legacy Gelesis with the Business Combination being treated as the equivalent of Legacy Gelesis issuing stock for the net assets of CPSR, accompanied by a recapitalization. The net assets of CPSR will be stated at historical costs, with no goodwill or other intangible assets recorded.

Going Concern

The unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the ordinary course of business. The unaudited condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has a history of incurring substantial operating losses and has financed its operations primarily from the issuance of equity, promissory notes, government grants, supply and distribution agreements and collaborations and licensing arrangements. Such operating losses and negative cash flows from operations have continued in the first and second quarters of 2022 and the Company expects they will continue in the foreseeable future. Even with proceeds from the Business Combination, and considering the aggregate proceeds from the post-period issuance of three promissory notes and the post-period CMS amendment, the Company expects its cash on hand as of the date of the condensed consolidated financial statements and collection of accounts and grants receivable will only be sufficient to meet the Company’s obligations into the second quarter of 2023, and not at least twelve months beyond the date of issuance of the condensed consolidated financial statements. However, the extension of the Company's cash runway into the second quarter of 2023 is only achievable with the significant reduction of discretionary spending from prior levels, particularly with respect to the Company's discretionary sales and marketing activities and manufacturing and supply chain functions, and prior to considerations for any additional funding. These conditions raise substantial doubt about the Company’s ability to continue as a going concern and may adversely impact the sale of Plenity.

The Company will need to raise additional capital in future periods to fund its operations. The Company will seek to raise necessary funds through a combination of equity issuances, debt financings, strategic collaborations and licensing arrangements, government grants, or other financing mechanisms. The Company’s ability to fund the completion of its ongoing and planned clinical studies, as well as its regulatory and commercial efforts, may be substantially dependent upon whether the Company can obtain sufficient funding at acceptable terms. If adequate sources of funding are not available to the Company, the Company may be required to delay, reduce or eliminate research and development programs, reduce or eliminate commercialization efforts, and reduce its headcount. Additionally, the Company is subject to risks common to companies in the biotechnology industry, including but not limited to, risks of failure of the full-scope product commercialization in targeted markets, clinical trials and preclinical studies, the impact of the COVID-19 pandemic on the Company’s supply chain and results of operations, dependence on key personnel, protection of proprietary technology, compliance with government regulations, and development by competitors of technological innovations.

2.
Summary of Significant Accounting Policies

Basis of Presentation

The Company’s condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative United States generally accepted accounting principles as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASUs”) issued by the Financial Accounting Standards Board (“FASB”).

The Company consolidates those entities where it has a direct and indirect controlling financial interest based on either a variable interest model or voting interest model. The Company’s condensed consolidated financial statements include the accounts of the Company, its two wholly-owned subsidiaries and a variable interest entity (“VIE”), Gelesis S.r.l., in which the Company has a controlling interest and is the primary beneficiary. The noncontrolling interest attributable to the Company’s VIE is presented as a separate component from stockholders’ equity (deficit) in the condensed consolidated balance sheets and as a noncontrolling interest in the condensed consolidated statements of noncontrolling interest, redeemable convertible preferred stock and stockholders’ equity. All intercompany balances and transactions have been eliminated in consolidation. Under the variable interest model, a controlling financial interest is determined based on which entity, if any, has (i) the power to direct the activities of the VIE that most significantly impacts the VIE’s economic performance and (ii) the obligations to absorb losses that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. Management performs ongoing reassessments of whether changes in the facts and circumstances regarding the Company’s involvement with a VIE will cause the consolidation conclusion to change. The consolidation status of a VIE may change as a result of such reassessments. Changes in consolidation status are applied prospectively in accordance with U.S. GAAP.

Reclassification of Prior Year Presentation

Certain prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations or financial position.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of income and expenses during the reporting period. The Company assesses the above estimates on an ongoing basis; however, actual results could materially differ from those estimates.

Subsequent Event(s)

The Company considers events or transactions that occur after the balance sheet date but before the condensed consolidated financial statements are issued to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure. The Company evaluated all events and transactions through the date these condensed consolidated financial statements were filed with the Securities and Exchange Commission (“SEC”) or were available to be issued.

Fair Value of Financial Instruments

The guidance in FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), defines fair value and establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1 – Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 – Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 – Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, the Company’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date. The Company uses prices and inputs that are current as of the measurement date, including during periods of market dislocation. In periods of market dislocation, the observability of prices and inputs may be reduced for many instruments. This condition could cause an instrument to be reclassified from Level 1 to Level 2 or Level 2 to Level 3.

The Company’s earnout liability, private placement warrants, and call option liability are recorded at fair value on a recurring basis. The carrying amount of accounts receivable, grants receivable, accounts payable and accrued expenses are considered a reasonable estimate of their fair value, due to the short-term maturity of these instruments. The carrying amount of notes payable is also considered to be a reasonable estimate of the fair value based on the nature of the debt and that the debt bears interest at the prevailing market rate for instruments with similar characteristics. The Company’s cash equivalents and marketable securities are carried at fair value, determined according to the fair value hierarchy described above.

Earnout Liability: In connection with the Business Combination, Legacy Gelesis equityholders received the right to receive additional common stock upon the achievement of certain earnout targets. As the earnout consideration contains a settlement provision that precludes it from being indexed to the Company’s stock, it is classified as a liability held at fair value in accordance ASC 815 and the instrument is adjusted to fair value at each reporting period. In determining the fair value of the earnout liability at inception and on a recurring basis, the Company utilizes the Monte Carlo simulation value model where the fair value of the earnout is the present value of a distribution of potential outcomes on a daily basis over the term of the earnout period.

Private Placement Warrant Liability: The Private Placement Warrants are recognized as liabilities in accordance with ASC 815. Accordingly, the Company recognizes the warrant instruments as liabilities held at fair value and adjusts the instruments to fair value at each reporting period. In determining the fair value of the Private Placement Warrant liability, the Company utilized a modified Monte Carlo simulation value model at inception and on a recurring basis.

One S.r.l. Call Option: In connection with the October 2020 amended agreement with One S.r.l., the Company granted One a contingent call option to buy back the 10% ownership that the Company acquired in the 2019 One Amendment. The One S.r.l. call option was recorded as a liability held at fair value at the date of issuance and is remeasured at each subsequent reporting date with changes in fair value recorded in other income (expense) in the accompanying condensed consolidated statements of operations. Fair value is determined using a Black-Scholes option pricing model.

Revenue Recognition

Product Revenue

The Company commercializes Plenity in the U.S. markets principally through synergistic partnerships with online pharmacies and telehealth providers, which in turn sell Plenity directly to patients based on prescriptions. Outside the U.S., the Company primarily seeks collaborations with strategic partners to market Plenity and obtain necessary regulatory approvals as necessary.

Product revenue is recognized by the Company in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services when the customer obtains control of the product, which occurs at a point in time, when the product is received by the Company's customers.

Reserves for Variable Consideration

Revenues from product sales are recorded as product revenue at the net sales price (transaction price), which includes estimates of variable consideration that are reimbursable to customers for which reserves are established and which result from (a) shipping charges to end-users, (b) pharmacy dispensing and platform fees, (c) merchant and processing fees, (d) promotional discounts offered by the Company to end-users, and (e) reserves for expected product quality returns. These reserves for contractual adjustments are based on the amounts earned or to be claimed on the related sales and are classified as reductions of accounts receivable (if the amount is payable to the customer) or a current liability (if the amount is payable to a party other than the customer). Where appropriate, these estimates take into consideration a range of possible outcomes that are probability-weighted for relevant factors such as the Company's historical experience, current contractual and statutory requirements, specific known market events and trends, industry data and forecasted customer buying and payment patterns. Overall, these reserves reflect the Company's best estimates of the amount of consideration to which the Company is entitled based on the terms of the contract(s). The amount of variable consideration that is included in the transaction price may be constrained and is included in the net sales price only to the extent that it is probable that a significant reversal in the amount of the cumulative revenue recognized will not occur in a future period. Actual amounts of consideration ultimately received may differ from the Company's estimates. If actual results in the future vary from the Company's estimates, the Company will adjust these estimates, which would affect net product revenue and earnings in the period such variances become known. The Company has no plan to seek government or commercial payor reimbursements in the US or the overseas markets. Therefore, reserves for variable consideration do not contain any components related to government and payor rebates or chargebacks.

Product Returns

The Company generally does not accept customer returns, except for product quality related cases. The Company evaluates quality related returns and adjusts the corresponding product warranty reserves and liabilities at least quarterly and at the end of each reporting period.

Stock-Based Compensation

Effective January 1, 2020, the Company accounts for all stock-based compensation awards granted to employees and non-employees in accordance with ASC 718, Compensation – Stock Compensation. The Company’s stock-based compensation consist primarily of stock options. The measurement date for share-based awards is the date of grant, and stock-based compensation costs are recognized as expense over the respective requisite service periods, which are typically the vesting period. The fair value of each stock option grant is estimated as of the date of grant using the Black-Scholes option-pricing model that requires management to apply judgment and make estimates, including:

•
exercise price: The exercise price is the fair market value on grant date, which shall mean the closing sale price of common stock, as reported on such market on that date (or if there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations);
•
expected volatility: As the Company was previously a privately-owned company, there is not sufficient historical volatility for the expected term of the options. Therefore, the Company used an average historical share price volatility based on an analysis of reported data for a peer group of comparable companies for which historical information is available. For these analyses, the Company selects companies with comparable characteristics to itself including enterprise value, risk profiles, position within the industry, and with historical share price information sufficient to meet the expected life of the stock-based awards. The Company computes the historical volatility data using the daily closing prices for the selected companies’ shares during the equivalent period of the calculated expected term of its stock-based awards. The Company intends to consistently apply this process using representative companies until a sufficient amount of historical information regarding the volatility of its own share price becomes available;
•
risk-free interest rate, which is based on the U.S. Treasury yield curve in effect at the time of grant commensurate with the expected term assumption;
•
expected term, which is calculated using the simplified method, as prescribed by the Securities and Exchange Commission Staff Accounting Bulletin No. 107, Share-Based Payment, as the Company has insufficient historical information regarding its stock options to provide a basis for an estimate. Under this approach, the weighted-average expected life is presumed to be the average of the contractual term of ten years and the weighted-average vesting term of the stock options, taking into consideration multiple vesting tranches;
•
dividend yield, which is zero based on the fact that the Company never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.

Since the adoption of ASU 2018-07 on January 1, 2020, the measurement date for non-employee awards is the date of grant without changes in the fair value of the award. Stock-based compensation costs for non-employees are recognized as expense over the vesting period. Stock-based compensation expense is classified in the condensed consolidated statements of operations based on the function to which the related services are provided. Forfeitures are recorded as they occur.

3.
Business Combination and Reverse Recapitalization

As discussed in Note 1, on January 13, 2022, the Company consummated the Business Combination pursuant to the Business Combination Agreement with CPSR dated July 19, 2021, as amended on November 8, 2021 and December 30, 2021. Concurrently with the execution of the Business Combination Agreement, CPSR entered into subscription agreements with certain investors (the “PIPE Investors”). Pursuant to the subscription agreements, the PIPE Investors purchased an aggregate of 9,000,000 shares of CPSR’s Class A common stock (the “PIPE Investment”) in a private placement at a price of $10.00 per share for an aggregate purchase price of $90.0 million. The PIPE Investment was consummated in connection with the closing. On December 30, 2021, CPSR entered into a backstop agreement (the “Backstop Agreement”) with certain investors (the “Backstop Investors”). Pursuant to the Backstop Agreement, the Backstop Investors purchased an aggregate of 744,217 shares of CPSR’s Class A common stock (“Backstop Purchase Shares”) in a private placement at a price of $10.00 per share for an aggregate purchase price of $7.4 million. Additionally, CPSR issued the Backstop Investors 1,983,750 shares of CPSR Class A common stock as additional consideration. The Backstop Agreement was consummated in connection with the closing.

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, CPSR, who was the legal acquirer, was treated as the acquired company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Gelesis issuing stock for the net assets of CPSR, accompanied by a recapitalization.

In connection with the Business Combination, the Company incurred approximately $37.2 million of costs, consisting of underwriting, legal, and other professional fees, $34.5 million of which were direct transaction costs and recorded to additional paid-in capital as a reduction of proceeds and $2.7 million of which were not directly attributable to the Business Combination and recorded as an expense in selling, general and administrative expense on the accompanying condensed consolidated statements of operations.

The following table summarizes the net proceeds from the Business Combination, as reconciled to the accompanying condensed consolidated statements of noncontrolling interest, redeemable convertible preferred stock and stockholder’s equity (deficit) and the condensed consolidated statements of cash flows:

Amount
Cash - CPSR trust and cash (net of redemptions)	$7,558
Cash - PIPE Investment	90,000
Cash - Backstop Agreement	7,442
Gross proceeds	$105,000
Less: transaction costs, advisory fees and liabilities paid	(34,522)
Net proceeds from the Business Combination	$70,478

Immediately prior to closing of the Business Combination, Legacy Gelesis common stock was split according to the exchange ratio of 2.59, which was determined pursuant to the Business Combination Agreement and based on Legacy Gelesis’ implied price per share prior to the Business Combination. Upon closing of the Business Combination, holders received shares of common stock of the Company on a one-to-one basis. For periods prior to the Business Combination, in the accompanying condensed consolidated financial statements, the reported share and per share amounts have been retroactively converted (“Retroactive Application of Recapitalization”) by applying the exchange ratio. The consolidated assets, liabilities and results of operations prior to the Business Combination are those of Legacy Gelesis

Immediately prior to the closing of the Business Combination, Legacy Gelesis redeemable convertible preferred stock converted into Legacy Gelesis common stock and was subsequently split according to the exchange ratio of 2.59. Upon closing of the Business Combination, holders received shares of common stock of the Company on a one-to-one basis.

Immediately prior to the closing of the Business Combination, Legacy Gelesis stock options and restricted stock units (“RSU”) were split according to the exchange ratio of 2.59. Upon closing of the Business Combination, holders of Legacy Gelesis stock options received a stock option to purchase shares of the Company’s common stock on a one-to-one basis and holder of Legacy Gelesis RSUs received RSUs of the Company on a one-to-one basis.

Immediately prior to the closing of the Business Combination, Legacy Gelesis redeemable preferred stock warrants were converted into Legacy Gelesis common warrants and were subsequently split according to the exchange ratio of 2.59. Upon closing of the Business Combination, holders received rollover common stock warrants of the Company on a one-to-one basis.

Immediately prior to the closing of the Business Combination, Legacy Gelesis common warrants were split according to the exchange ratio of 2.59. Upon closing of the Business Combination, holders received rollover common stock warrants of the Company on a one-to-one basis.

The number of shares of common stock issued and outstanding immediately following the consummation of the Business Combination was as follows:

Common Stock
CPSR Public Stockholders	755,223
CPSR Sponsor Stockholders	4,916,250
Total CPSR Stockholders	5,671,473
Common stock issued to Gelesis Legacy Equityholders	54,814,847
Common stock issued to PIPE Investors and Backstop Agreement	11,727,967
Total common stock immediately after Closing	72,214,287

Earnout Shares

In addition, each holder of Legacy Gelesis common stock, Legacy Gelesis options and Legacy Gelesis warrants will receive a pro rata portion of up to 23,482,845 restricted earnout shares of Gelesis Holding’s common stock, which will be issued and vest in equal thirds if the trading price of the Company’s common stock is greater than or equal to $12.50, $15.00 and $17.50, respectively, for any twenty (20) trading days within any thirty (30)-trading day period on or prior to the date that is five years following the close of the Business Combination and will also vest in connection with any change of control transaction with respect to the Company if the applicable thresholds are met in such change of control transaction during the earnout period (each a “Triggering Event”).

The Company determined 18,758,241 earnout shares are considered a contingent consideration arrangement in accordance with ASC 815, and recorded a liability upon the closing of the Business Combination of $58.9 million (see Note 14). The Company determined the remaining 4,724,604 earnout shares, which pertain to Legacy Gelesis equity awards, are incremental compensation in accordance with ASC 718 and equity classified. The total fair value of incremental compensation cost at the close of Business Combination was $14.8 million which will be expensed according to the vesting terms of the original underlying equity awards. The total incremental compensation cost, pertaining to Legacy Gelesis equity awards which had previously vested, was $11.4 million, of which $7.0 million and $4.4 million was recognized immediately following the close of the Business Combination as expense in selling, general and administrative expense and research and development expense, respectively, in the accompanying condensed consolidated statements of operations.

Public Warrants and Private Placement Warrants

Upon the closing of the Business Combination, the Company assumed 13,800,000 Public Warrants and 7,520,000 Private Placement Warrants. The Company determined the Public Warrants qualified as equity instruments in accordance with ASC 815 and reclassified the Public Warrants from liability to equity classification and the carrying value of $7.1 million was transferred to APIC on the accompanying condensed consolidated balance sheets. The Company determined the Private Placement Warrants met the definition of a liability under ASC 815 and recorded a liability reflecting the fair value of the Private Placement Warrants of $8.1 million. See Note 13 and Note 15 for further information on the Private Placement and Public Warrants, respectively.

4.
Fair Value Measurements

Liabilities that are measured at fair value on a recurring basis, and the level of the fair value hierarchy utilized to determine such fair values, consisted of the following at June 30, 2022 (in thousands):

		Fair Value Measurements
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities:
Earnout liability (See Note 14)	$6,190	$—	$—	$6,190
Private placement warrant liability (see Note 13)	1,130	—	—	1,130
One S.r.l. call option (see Note 11)	3,062	—	—	3,062
Total liabilities measured at fair value	$10,382	$—	$—	$10,382

Liabilities that are measured at fair value on a recurring basis, and the level of the fair value hierarchy utilized to determine such fair values, consisted of the following at December 31, 2021 (in thousands):

		Fair Value Measurements
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities:
Convertible promissory notes (see Note 12)	$27,128	$—	$—	$27,128
Legacy Gelesis preferred stock warrants (See Note 13)	15,821	—	—	15,821
One S.r.l. call option (see Note 11)	2,416	—	—	2,416
Total liabilities measured at fair value	$45,365	$—	$—	$45,365

The following table presents a summary of the changes in the fair value of the Company’s Level 3 financial instruments during the six months ended June 30, 2022:

	Convertible Promissory Notes	Legacy Gelesis Redeemable Preferred Stock Warrants Liabilities	One S.r.l. Call Option	Earnout Liability	Private Placement Warrant Liability
Balance at December 31, 2021	$27,128	$15,821	$2,416	$—	$—
Assumed upon Business Combination	—	—	—	—	8,140
Recognized upon Business Combination	—	—	—	58,871	—
Changes in fair value	156	926	865	(52,681)	(7,010)
Foreign currency translation (gain)/loss	—	—	(219)	—	—
Conversion and exchange upon Business Combination	—	(16,747)	—	—	—
Settlement	(27,284)	—	—	—	—
Balance at June 30, 2022	$—	$—	$3,062	$6,190	$1,130

There were no transfers into or out of level 3 instruments and/or between level 1 and level 2 instruments during the six months ended June 30, 2022. The fair value measurement of the convertible promissory notes, Legacy Gelesis preferred stock warrant liability, One S.r.l. call option liability, earnout liability and private placement warrant liability utilized inputs not observable in the market and thus represents a Level 3 measurement.

5.
Product Revenue and Reserve and Allowances

The Company sells the Product principally to a limited number of customers consisting of telemedicine and online pharmacies, that in turn resell the Product to end-user patients and healthcare providers. Patients are required to have a prescription in order to purchase the Product in the United States.

Revenue for the three and six months ended June 30, 2022 and 2021 consisted of the following (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Roman Health Pharmacy LLC	$6,916	$2,037	$13,415	$4,931
GoGoMeds	2,057	140	3,072	230
CMS	—	—	—	119
Total	$8,973	$2,178	$16,487	$5,279

Roman Health Pharmacy LLC ("Ro")

On June 14, 2022, the Company entered into a Third Amended and Restated Supply and Distribution Agreement with Ro, pursuant to which the parties amended their previous agreement that granted Ro exclusive telehealth distributor rights to sell Plenity in the United States in the mail order/online pharmacy channel. Pursuant to the amendment, the Company received $15.0 million in cash from Ro as a pre-buy commitment to purchase units of Plenity, which was recorded to deferred income upon receipt in the accompanying condensed consolidated balance sheets.

At June 30, 2022 and December 31, 2021, the Company recorded a deferred income balance of $32.5 million and $31.0 million, respectively, in current liabilities in the accompanying condensed consolidated balance sheets with respect to Ro.

GoGoMeds ("GGM")

At June 30, 2022 and December 31, 2021, the Company recorded an accounts receivable balance of $1.3 million and $0.8 million, respectively, prior to reserves and allowances (see below), in the accompanying condensed consolidated balance sheets with respect to GGM.

CMS Bridging DMCC ("CMS")

At June 30, 2022 and December 31, 2021, the discounted time-based milestone had a balance of $4.2 million and $4.1 million, respectively, included in other assets in the accompanying condensed consolidated balance sheets. The royalties and other commercial milestones will only be recognized in the periods in which the applicable subsequent sales occur.

Reserves and Allowances

The following table summarizes the activity in the product revenue reserve and allowance during the six months ended June 30, 2022 and 2021 (in thousands):

	2022	2021
Balance at December 31,	$82	$14
Provision related to product sales	1,193	326
Credits and payments made	(1,154)	(324)
Balance at June 30,	$121	$16

At June 30, 2022 and 2021, product related reserve and allowances comprised solely contractual adjustments owed to the Company’s telehealth and online pharmacy partners, which were netted to accounts receivable in the Company’s condensed consolidated balance sheets for the year. Through June 30, 2022, there had been no product related reserves or allowances owed to other parties, including the federal and state governments or their agencies.

6.
Inventories

Inventories consisted of the following (in thousands):

	June 30,	December 31,
	2022	2021
Raw materials	$9,599	$8,074
Work in process	4,746	2,643
Finished goods	4,476	2,786
Total inventories	$18,821	$13,503

7.
Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following (in thousands):

	June 30,	December 31,
	2022	2021
Prepaid expenses	$1,128	$982
Prepaid insurance	1,474	55
Prepaid manufacturing expenses	596	2,624
Prepaid contract research costs	185	262
Research and development tax credit	692	579
Value added tax receivable	1,574	5,633
Deferred financing costs	—	3,855
Income tax receivable	198	213
Investment tax credit	906	—
Prepaid expenses and other current assets	$6,753	$14,203

8.
Property and Equipment, Net

Property and equipment, net, consisted of the following (in thousands):

	June 30,	December 31,
	2022	2021
Laboratory and manufacturing equipment	$28,158	$28,101
Land and buildings	10,186	10,404
Leasehold improvements	1,490	1,614
Computer equipment and software	529	463
Capitalized software	232	228
Construction in process	21,683	22,097
Property and equipment – at cost	62,278	62,907
Less accumulated depreciation	(5,973)	(4,392)
Property and equipment – net	$56,305	$58,515

The Company owns and operates commercial manufacturing and research and development facilities in Italy, including a 51,000 square foot facility, which the Company expects to further expand to a 88,600 square foot facility, as well as approximately 12 acres of land, where the Company initiated construction of an additional 207,000 square foot facility. Both facilities are near the Town of Lecce in the Puglia region of Italy. Property and equipment classified as construction in process at June 30, 2022 and December 31, 2021 are related to the development of manufacturing lines that have not yet been placed into service at June 30, 2022 and December 31, 2021, respectively.

Depreciation expense was approximately $0.4 million and $0.2 million for the three months ended June 30, 2022 and 2021, respectively, and $1.4 million and $0.4 million for the six months ended June 30, 2022 and 2021, respectively.

9.
Accrued Expenses

Accrued expenses and other current liabilities consisted of the following (in thousands):

	June 30,	December 31,
	2022	2021
Accrued payroll and related benefits	$2,442	$1,384
Accrued professional fees and outside contractors (including due to related party of $179 and $60, respectively)	2,392	4,359
Accrued property, plant and equipment additions	589	1,257
Accrued inventory and manufacturing expense	285	128
Unpaid portion of acquisition of intangible asset and investment in related party (see Note 11)	2,612	5,604
Tax payables	70	145
Deferred legal fees	738	738
Accrued interest	587	45
Total accrued expenses	$9,715	$13,660

10.
Other Long-Term Liabilities

Other long-term liabilities consisted of the following (in thousands):

	June,	December 31,
	2022	2021
Long-term tax liabilities	91	182
Contingent loss for research and development tax credits	2,755	2,990
One S.r.l. call option (see Note 11)	3,062	2,416
Total other long-term liabilities	$5,908	$5,588

11.
Significant Agreements

Puglia 1 Grant

In May 2020, the Company was awarded a grant by the Puglia region of Italy as an incentive to manufacture and carry out research and development activities in Italy (“PIA 1 Grant”), The Company recognized grant income of $0.4 million and $0.4 million in other income, net, on the accompanying condensed consolidated statements of operations during the six months ended June 30, 2022 and 2021, respectively, related to the PIA 1 Grant, of which less than $0.1 million and $0.4 million was attributable to research and development expenses and investments in facilities and equipment, respectively, during the six months ended June 30, 2022 and less than $0.2 million was attributable to both research and development expenses and investments in facilities and equipment, respectively, during the six months ended June 30, 2021. The Company recorded $5.5 million and $6.4 million of deferred income in the accompanying condensed consolidated balance sheets at June 30, 2022 and December 31, 2021, respectively, of which $0.8 million and $0.9 million was recorded as a current liability, respectively, as it is expected to be recognized within one year of the date of the accompanying condensed consolidated balance sheets. The Company collected zero proceeds from the PIA 1 Grant during the six months ended June 30, 2022, and recorded a grant receivable of $5.0 million and $5.4 million in the accompanying condensed consolidated balance sheets at June 30, 2022 and December 31, 2021, respectively.

Puglia 2 Grant

In November 2020, the Company was awarded a second grant by the Puglia region of Italy as an incentive to manufacture and carry out research and development activities in Italy (“PIA 2 Grant”), The Company recognized grant income of $1.0 million and $1.0 million in other income, net, on the accompanying condensed consolidated statements of operations during the six months ended June 30, 2022, and 2021, respectively, related to the PIA 2 Grant, which was entirely attributable to research and development expenses. The Company has recorded $3.4 million and $3.7 million of deferred income in the accompanying condensed consolidated balance sheets at June 30, 2022 and December 31, 2021, respectively, of which $0.2 million and $0.4 million was recorded as a current liability, respectively, as it is expected to be recognized within one year of the date of the accompanying condensed consolidated balance sheets. The Company collected zero proceeds from the PIA 2 Grant during the six months ended June 30, 2022, and has recorded a grant receivable of $4.4 million and $3.6 in the accompanying condensed consolidated balance sheets at June 30, 2022 and December 31, 2021, respectively.

One S.r.l. (“One”) Amended Patent License and Assignment Agreement

In June 2019, the Company amended and restated an existing master agreement with One (the “2019 One Amendment”), the original inventor of the Company’s core patents and a related party to the Company (see Notes 19 and 20). Under the amended and restated master agreement following this transaction, the Company eliminated certain future commercial milestone obligations and received a reduction in the percentage of royalties the Company was required to pay on future net sales. In return, One received additional consideration consisting of new future milestones upon the commercial success of new medical indications and a contingently issuable warrant for redeemable convertible preferred stock. Additionally, the Company acquired a 10% equity interest in One in exchange for cash consideration.

The Company accounted for the reduction in royalties the Company is required to pay on future net revenues that resulted from the 2019 One Amendment as an intangible asset under ASC 350, Intangibles – Goodwill and Other, which shall be amortized over its useful life, which was determined to be the earliest expiration of patents related to the underlying intellectual property in November 2028. The Company accounted for the acquisition of the 10% equity interest in One under ASC 323, Investments – Equity Method and Joint Ventures.

In connection with the acquisition of the 10% equity interest in One, the Company made a payment of $2.9 million to One shareholders during the six months ended June 30, 2022. The Company had remaining undiscounted payments of €2.5 million and €5.0 million due to One at June 30, 2022 and December 31, 2021, respectively (approximately $2.6 million and $5.7 million due to One at June 30, 2022 and December 31, 2021, respectively). The remaining payments at June 30, 2022 were recorded in accrued expenses in the accompanying condensed consolidated balance sheets as it is expected to be settled within the next twelve months. None of the future milestones under the amended and restated master agreement, have been met, or are deemed to be probable of being met, at the transaction date or at June 30, 2022 and December 31, 2021, respectively.

A summary of the intangible asset activity that resulted from this transaction during the six months ended June 30, 2022 is as follows (in thousands):

Intangible Assets
Intangible asset at relative fair value	$15,564
Adjustment to record deferred tax liability	5,783
Carrying value of intangible asset at June 2019 acquisition date	$21,347
Cumulative amortization expense	(5,667)
Balance at December 31, 2021	$15,680
Period amortization expense	(1,133)
Balance at June 30, 2022	$14,547

In October 2020, the Company further amended the terms of the agreement with One to cancels its obligation to issue a warrant for redeemable convertible preferred stock in the 2019 One Amendment for additional commercial milestone consideration and a warrant to purchase common stock. Additionally, the Company granted One a contingent call option to buy back the 10% ownership that the Company acquired in the 2019 One Amendment at an exercise price of €6.0 million (approximately $6.3 million at June 30, 2022). The call option is only exercisable upon (1) a change of control or a deemed liquidation event by the Company, as defined, in the Company’s Restated Certification of Incorporation (2) the date in which the Company’s current Chief Executive Officer is no longer affiliated with the Company in his capacity as either an executive officer or a member of the board of directors.

The One S.r.l. call option was recorded as a liability held at fair value at the date of issuance and is remeasured at each subsequent reporting date with changes in fair value recorded in other income (expense) in the accompanying condensed consolidated statements of operations. Fair value is determined using a Black-Scholes option pricing model. The significant inputs used in estimating the fair value of call option liability include the estimated fair value of the underlying stock price, expected term, risk free interest rate, and expected volatility.

The following represents a summary of the changes to Company’s One S.r.l. call option liability during the six months ended June 30, 2022 (in thousands):

Balance at December 31, 2021	$2,416
Change in fair value	865
Foreign currency translation gain	(219)
Balance at June 30, 2022	$3,062

The following weighted average assumptions were used to determine the fair value of the One S.r.l. call option liability at June 30, 2022 and December 31, 2021:

	June 30,	December 31,
	2022	2021
Expected term	4.0 years	2.0 years
Expected volatility	64.0%	62.0%
Expected dividend yield	0.0%	0.0%
Risk free interest rate	3.0%	0.70%
Estimated fair value of ownership interest	$6,097	$6,922
Exercise price of call option	$6,270	$6,806

Research Innovation Fund (“RIF”) Financing

In August 2020, the Gelesis S.r.l. entered into a loan and equity agreement with RIF, an investment fund out of the EU, whereby Gelesis S.r.l. received €10.0 million (approximately $10.4 million at June 30, 2022) from RIF as an equity investment and €15.0 million (approximately $15.7 million at June 30, 2022) as a loan with a fixed interest rate of 6.35% per annum (see Note 12). The equity investment can be called by the Company, beginning in December 2023 and ending in December 2026, by paying the investment plus 15% percent annual interest. If the Company does not exercise this call option, beginning in January 2027 and ending in December 2027, RIF may put the investment to the Company at a cost of the investment amount plus 3.175% percent annual interest. The loan has a termination date of December 31, 2030 and is repayable over 8 years starting 24 months subsequent to its issuance. Any unpaid principal and interest must be repaid upon exercise of the call option by the Company, or subsequent exercise of a put option by RIF. At June 30, 2022, RIF holds approximately 20% of the equity of Gelesis S.r.l.

The Company recorded accretion of $0.2 million and foreign currency translation gain of $0.9 million to the noncontrolling interest during the six months ended June 30, 2022. The noncontrolling interest balance was $11.1 million and $11.9 million at June 30, 2022 and December 31, 2021, respectively, in the accompanying condensed consolidated balance sheets.

12.
Debt

The Company’s non-convertible debt outstanding at June 30, 2022 and December 31, 2021 is summarized as follows:

	June 30,	December 31,
	2022	2021
Italian Economic Development Agency Loan	323	525
Intesa Sanpaolo Loan 1	7,384	8,507
Intesa Sanpaolo Loan 2	5,225	5,672
Horizon 2020 Loan	414	486
RIF Shareholders Loan	15,674	17,015
UniCredit Loan	5,188	5,630
Total debt obligation	$34,208	$37,835
Unamortized loan discount and issuance costs	(1,016)	(754)
Total debt obligation carrying amount	$33,192	$37,081
Current portion	$3,177	$1,950
Long-term portion	$30,015	$35,131

2021 Bridge Financing

On December 13, 2021, the Company issued convertible promissory notes to related parties in the principal amount of $27.0 million (see Note 20). At December 31, 2021, the outstanding balance was $27.1 million, recorded at fair value in the accompanying condensed consolidated balance sheets. On January 19, 2022 the Company settled the convertible promissory notes in cash for principal plus accrued interest in the aggregate amount of $27.3 million. During the six months ended June 30, 2022, the Company recognized a loss of $0.2 million with respect to the change in fair value of the convertible promissory notes on the accompanying condensed consolidated statements of operations.

Future maturities with respect to debt outstanding at June 30, 2022 are as follows (in thousands):

At June 30, 2022
Remaining 2022 obligation	1,362
2023	7,909
2024	5,315
2025	3,868
2026	3,889
More than 5 years	11,865
Total maturities	$34,208

13.
Warrant Liabilities

The following represents a summary of the warrant liabilities activity during the six months ended June 30, 2022:

	Series A-4 Warrants	Private Placement Warrants	Total
Balance at December 31, 2021	$15,821	$—	$15,821
Assumed upon Business Combination	—	8,140	8,140
Changes in fair value	926	(7,010)	(6,084)
Conversion and exchange upon Business Combination	(16,747)	—	(16,747)
Balance at June 30, 2022	$—	$1,130	$1,130

Private Placement Warrants

At June 30, 2022, there were 7,520,000 Private Placement Warrants outstanding exercisable at $11.50 per share for common stock at the same terms as the Public Warrants. However, the warrants will not be redeemable by the Company for cash so long as they are held by the initial stockholders or their permitted transferees. The initial purchasers of the Private Placement Warrants, or their permitted transferees, also have the option to exercise the Private Placement Warrants on a cashless basis. If Private Placement

Warrants are held by holders other than the initial purchasers thereof or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants.

The warrants were initially recorded at fair value with subsequent changes in fair value being recorded in the accompanying condensed consolidated statements of operations. The warrants at issuance and at June 30, 2022, were valued utilizing a modified Monte Carlo Simulation value model and significant unobservable Level 3 inputs.

The following weighted-average assumptions were used to determine the fair value of the Private Placement Warrant liability at June 30, 2022:

Private Placement Warrants
Expected term	4.5 years
Expected volatility	62.0%
Expected dividend yield	0.0%
Risk free interest rate	3.0%
Price of Gelesis Common Stock	$1.55
Exercise price of warrants	$11.50

Legacy Gelesis Redeemable Preferred Stock Warrants

In connection with the Business Combination, Legacy Gelesis redeemable preferred stock warrants were reclassified from liability treatment to equity treatment pursuant to the terms of their exchange (see Note 15).

14.
Earnout Liability

The following represents a summary of the earnout liability activity during the six months ended June 30, 2022:

Earnout Liability
Balance at December 31, 2021	$—
Recognized upon Business Combination	58,871
Changes in fair value	(52,681)
Balance at June 30, 2022	$6,190

At Business Combination close and at June 30, 2022, there were 18,758,241 earnout shares underlying the liability, which were unissued and unvested. At June 30, 2022, none of the triggering events had been met.

The earnout liability was initially recorded at fair value with subsequent changes in fair value being recorded in the accompanying condensed consolidated statements of operations. The earnout liability at issuance and at June 30, 2022, were valued utilizing a Monte Carlo Simulation and significant unobservable Level 3 inputs.

The following weighted-average assumptions were used to determine the fair value of the earnout liability at June 30, 2022:

Earnout Liability
Expected term	4.5 years
Expected volatility	62.0%
Expected dividend yield	0.0%
Risk free interest rate	3.0%
Price of Gelesis Common Stock	$1.55

15.
Stockholder's Equity (Deficit)

Common Stock

The Company’s authorized capital stock consists of (a) 900,000,000 shares of common stock, par value $0.0001 per share; and (b) 250,000,000 shares of preferred stock, par value $0.0001 per share. At June 30, 2022, there were 72,552,477 shares of common stock issued and outstanding.

Legacy Redeemable Convertible Preferred Stock

At December 31, 2021 and immediately prior to the Business Combination, Legacy Gelesis had outstanding Series A-1, Series A-2, Series A-3, Series A-4, Series A-5, Series Growth, Series 2 Growth and Series 3 Growth redeemable convertible preferred stock which are collectively referred to as “redeemable convertible preferred stock.”

Immediately prior to the closing of the Business Combination, Legacy Gelesis redeemable convertible preferred stock converted into Legacy Gelesis common stock and was subsequently split according to the exchange ratio of 2.59. Upon closing of the Business Combination, holders received shares of common stock of the Company on a one-to-one basis.

Public Warrants

In connection with the Business Combination the Company assumed 13,800,000 Public Warrants, which entitle the holder to acquire common stock, which are exercisable at an exercise price of $11.50 per share. The Public Warrants will expire at on the earlier to occur of five years after the completion of the Business Combination or redemption.

Once the Public Warrants become exercisable, the Company may call the Public Warrants for redemption for cash:

•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than thirty (30) days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the closing price of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any twenty(20) trading days within a thirty (30)-trading day period ending three (3) business days before the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, the Company will have the option to require all holders that wish to exercise the Public Warrants to do so on a cashless basis, as described in the warrant agreement. Additionally, in no event will the Company be required to net cash settle.

At June 30, 2022, there were 13,800,000 Public Warrants outstanding.

Rollover Warrants

Immediately prior to the closing of the Business Combination, Legacy Gelesis redeemable preferred stock warrants were converted into Legacy Gelesis common warrants and were subsequently split according to the exchange ratio of 2.59. Upon closing of the Business Combination, holders received rollover common stock warrants of the Company on a one-to-one basis. At close of Business Combination and June 30, 2022, there were 1,836,429 and 1,660,303 rollover warrants outstanding, respectively, with an exercise price of $0.02. During the six months ended June 30, 2022, 176,126 rollover warrants were exercised for proceeds of less than $0.1 million.

Immediately prior to the closing of the Business Combination, existing Legacy Gelesis common warrants were also split according to the exchange ratio of 2.59. Upon closing of the Business Combination, holders received shares of common stock of the Company on a one-to-one basis. At close of Business Combination and at June 30, 2022, respectively, there were 1,353,062 of these warrants outstanding with an exercise price of $4.26.

At June 30, 2022 and December 31, 2021 common stock reserved for future issuances was as follows:

	June 30,	December 31,
	2022	2021
Common stock issued upon option exercise and RSUs vesting	20,000,493	13,486,708
Conversion of all classes of redeemable convertible preferred stock	—	48,566,655
Issuances upon exercise of warrants to purchase Series A-4, upon conversion to common warrants	—	1,836,429
Issuances upon exercise of common stock warrants	24,333,365	1,353,062
Earnout shares	23,482,845	—
Total common stock reserved for future issuance	67,816,703	65,242,854

16.
Stock-Based Compensation

2021 Stock Option Plan

In January 2022, the Company's Board of Directors approved the 2021 Stock Option and Incentive Plan (the "2021 Plan"), which supersedes the 2016 Stock Option and Grant Plan and the 2006 Stock Incentive Plan and provides for the grant of incentive stock options, nonqualified stock options, restricted stock awards and restricted stock units to employees, directors, and nonemployees of the Company. The 2021 Plan was authorized initially to issue 9,583,570 shares, plus on January 1, 2023 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by 4 percent of the number of shares of Stock issued and outstanding on the immediately preceding December 31. Under the 2021 Plan, 2,370,188 shares remained available for issuance at June 30, 2022.

Options and restricted stock awards generally vest based on the grantee’s continued service with the Company during a specified period following a grant as determined by the Board of Directors and expire ten years from the grant date. In general, awards typically vest in three to four years, but vesting conditions can vary based on the discretion of the Company’s Board of Directors.

The fair value of the options is estimated at the grant date using Black-Scholes and recognized over the vesting period, taking into account the terms and conditions upon which options are granted. The fair value of restricted stock awards is the fair value at the date of grant reduced by the exercise price of the award, if any. The fair value of both options and restricted stock awards are amortized on a straight-line basis over the requisite service period of the awards.

Stock-based compensation expense is summarized for employees and nonemployees, by category in the accompanying condensed consolidated statements of operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Research and development	$3,008	$494	$8,073	$1,061
Selling, general and administrative	4,968	1,145	13,892	2,033
Total	$7,976	$1,639	$21,965	$3,094

Stock Option Activity

The following table summarizes the Company’s stock option activity during the six months ended June 30, 2022:

	Number of Options	Weighted- Average Exercise Price per Share	Weighted- Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value (in thousands)
Outstanding at December 31, 2021	4,889,820	$10.39	6.17	$54,449
Retroactive application of reverse recapitalization	7,784,666	(6.38)
Adjusted and Outstanding at December 31, 2021	12,674,486	$4.01	6.17	$54,449
Granted	2,658,185	$3.35
Exercised	(162,064)	$0.68
Forfeited - unvested	(17,281)	$5.56
Forfeited - vested	(63,718)	$4.31
Expired	(456,534)	$1.23
Outstanding at June 30, 2022	14,633,074	$4.01	6.66	$840
Exercisable at June 30, 2022	9,780,237	$3.81	5.43	$840
Vested and Expected to Vest at June 30, 2022	14,633,074	$4.01	6.66	$840

The aggregate intrinsic value of stock options is calculated as the difference between the exercise price of the stock options and the fair value of the common stock. The total fair value of options vested during the six months ended June 30, 2022 was $2.4 million.

The fair value of each option issued was estimated at the date of grant using Black-Scholes with the following weighted-average assumptions:

Six Month Ended June 30,
2022
Market price of common stock	$3.35
Expected volatility	72.4%
Expected term (in years)	6.1
Risk-free interest rate	1.7%
Expected dividend yield	0.0%

The weighted-average grant date fair value of stock options granted during the six months ended June 30, 2022 was $2.17. At June 30, 2022 and December 31, 2021, there was $13.7 million and $8.7 million, respectively, of unrecognized compensation cost related to unvested stock option grants under the 2021 Plan, which was expected to be recognized over a weighted-average period of 2.4 and 2.2 years, respectively.

Restricted Stock Unit (“RSU”) Activity

The following table summarizes the Company’s RSU activity during the six months ended June 30, 2022:

	Number of RSUs	Weighted- Average Grant Date Fair Value
Outstanding and Unvested at December 31, 2021	313,354	$21.41
Retroactive application of reverse recapitalization	498,868	$(13.15)
Adjusted and Outstanding and Unvested at December 31, 2021	812,222	$8.26
Granted	4,555,197	$3.46
Vested	(17,654)	$8.26
Forfeited	—
Outstanding and Unvested at June 30, 2022	5,349,765	$4.18

Each RSU entitles the holder to one share of common stock on vesting and the RSU awards are based on a cliff vesting schedule over requisite service periods in which the Company recognizes compensation expense for the RSUs. Vesting of the RSUs is subject to the satisfaction of certain service and or certain performance conditions. The Company recognizes the estimated grant date fair value of these awards as stock-based compensation expense over the service and or performance periods based upon its determination of whether it is probable that the service and or performance conditions will be achieved. The Company assesses the probability of achieving the service and or performance conditions at each reporting period. Cumulative adjustments, if any, are recorded to reflect subsequent changes in the estimated or actual outcome of service and or performance-related conditions.

At June 30, 2022 and December 31, 2021, unrecognized compensation cost for RSU awards granted totaled $16.0 million and $6.7 million, respectively, which was expected to be recognized over a weighted-average period of 2.8 and 0.9 years, respectively.

17.
Income Taxes

The Company did not record a provision during the three months and the six months ended June 30, 2022 and June 30, 2021, respectively. The provision recorded differs from the US statutory rate of 21% for the three months and six months ended June 30, 2022 and June 30, 2021 primarily due to the valuation allowance recorded against the net operating losses and deferred tax assets.

The Company continues to evaluate the positive and negative evidence bearing upon the realizability of its net deferred tax assets and determined that it is not more likely than not that the Company will recognize the benefits of the net deferred tax assets. Therefore, a full valuation allowance has been recorded against the balance of net deferred tax assets in the United States as of June 30, 2022 and December 31, 2021, respectively.

18.
Earnings (Loss) per Share

The weighted-average common shares outstanding and thus the net loss per share calculations and potentially dilutive security amounts for all periods prior to the Business Combination have been retrospectively adjusted to the equivalent number of shares outstanding immediately after the Business Combination to effect the reverse recapitalization. Historically reported weighted average shares outstanding have been multiplied by the exchange ratio of approximately 2.59. See Note 3 for further information.

Basic and diluted loss per share attributable to common stockholders was calculated as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Numerator:
Net loss	$(12,513)	$(24,739)	$(18,216)	$(43,325)
Accretion of redeemable convertible preferred stock to redemption value	—	(82,365)	(37,934)	(116,126)
Accretion of noncontrolling interest put option to redemption value	(85)	(96)	(173)	(190)
Net loss attributable to common stockholders	$(12,598)	$(107,200)	$(56,323)	$(159,641)
Denominator:
Weighted average common shares outstanding, basic and diluted	72,423,043	5,589,728	67,609,838	5,592,911
Net loss per share, basic and diluted	$(0.17)	$(19.18)	$(0.83)	$(28.54)

The Company’s potential dilutive securities, which include stock options, RSUs, warrants and earnout shares have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted-average number of common stock outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders is the same for all periods presented. The Company excluded the following potential common stock, presented based on amounts outstanding at June 30, 2022 and 2021 from the computation of diluted net loss per share attributable to common stockholders because including them would have had an anti-dilutive effect.

	June 30,
	2022	2021
Convertible preferred stock	-	48,566,655
Warrants on convertible preferred stock	-	1,836,429
Options and RSUs to acquire common stock	20,000,493	13,624,593
Warrants on common stock	24,333,365	1,353,062
Earnout shares	-	-
Total	44,333,858	65,380,739

Total potentially dilutive common share equivalents for the three and six months ended June 30, 2022, excludes 23,482,845 shares related to the earnout liability as these shares are contingently issuable upon meeting certain triggering events.

19.
Commitments and Contingencies

Operating Leases

In June 2019, the Company entered into an operating lease agreement with PureTech Health LLC, or PureTech, for office space located in Boston, Massachusetts. The lease expires in August 2025, with total lease payments of $3.2 million over the term.

At June 30, 2022, the Company’s operating lease right of use assets was $1.7 million, of which $0.5 million and $1.2 million were short-term and long-term lease liabilities, respectively. At December 31, 2021, the Company’s operating lease right of use assets was $2.0 million, of which $0.5 million and $1.5 million were short-term and long-term lease liabilities, respectively. Operating lease expense was $0.2 million during the three months ended June 30, 2022 and 2021, respectively. Operating lease expense was $0.3 million during the six months ended June 30, 2022 and 2021, respectively. The remaining noncancelable term of the Company’s operating leases was 3.2 years at June 30, 2022, and the weighted average discount rate was 5.9%.

Future maturities of the lease liability under the Company’s noncancelable operating leases at June 30, 2022 are as follows (in thousands):

At June 30, 2022
Remaining 2022 maturities	$313
2023	629
2024	553
2025	383
2026	30
More than 5 years	15
Total undiscounted lease maturities	$1,923
Imputed interest	(151)
Total lease liability	$1,772

Royalty Agreements

Expenses from royalty agreements on net product sales and sublicense income is recognized as a cost of goods sold in the accompanying condensed consolidated statements of operations during the period in which the associated revenues are recognized.

PureTech

In December 2009, the Company entered into a royalty and sublicense income agreement with PureTech, a significant stockholder in the Company, whereby the Company is required to pay PureTech a 2.0% royalty on net product sales received as a result of developing products and technology using the intellectual property purchased from One.

One S.r.l

Under the amended and restated master agreement with One, the Company is required to pay a 2.0% royalty on net product sales and an aggregate of €17.5 million (approximately $18.3 million at June 30, 2022) upon the achievement of certain commercial milestones of new medical indications as well as Plenity and pay royalties on net product sales and/or a percentage of sublicense income. At June 30, 2022, none of the milestones have been met.

Grant Agreements

The Company has been awarded grants from governmental agencies, which are recognized as income as the qualifying expenses are incurred (see Note 11). The grant agreements contain certain provisions, including, among others, maintaining a physical presence in the region for defined periods. Failure to comply with these covenants would require either a full or partial refund of the grant to the granting authority.

Research and Development Tax Credits

The Company’s subsidiary, Gelesis S.r.l., which conducts core manufacturing and research and development activities on behalf of the Company, is eligible to receive a non-income based and non-refundable tax credits for qualified research and development activities. The Company has earned research and development tax credits in Italy for qualifying expenses incurred by performing certain research and development activities.

In December 2018, the Italian government passed a new budget law, effective January 1, 2019, that amended the eligibility criteria for recognizing qualifying research and development tax credits (“2019 Budget Law”). The 2019 Budget Law requires retroactive application for research and development tax credits earned during the year ended December 31, 2019. Under the 2019 Budget Law, research and development tax credits claimed in prior periods under previous interpretations of the research and development tax credit law may potentially be repaid by the Company.

The Company evaluated the potential loss under ASC 450, Contingencies. The Company concluded that the likelihood of a potential loss arising from this matter is probable.

The Company has recorded $2.8 million and $3.0 million as a component of other long-term liabilities in the accompanying condensed consolidated balance sheets at June 30, 2022 and December 31, 2021, respectively. In October 2021, the Italian federal tax authority initiated an audit of the research and development tax credits for the calendar years 2017 through 2019. The Company expects that this tax audit will continue through 2022.

Litigation

In connection with the Business Combination, the Company received a litigation demand letter from certain purported stockholders alleging that the Company was required to provide holders of Class A Common Stock a separate class vote in connection with proposed amendments of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares, such that separate votes can be cast on the proposed increase in the number of shares of Class A common stock and the proposed increase in the number of shares of preferred stock. During the six months ended June 30, 2022, the Company reached an agreement to resolve the claim and settled for an immaterial cash payment.

20.
Related Party Transactions

The Company had the following transactions with related parties:

PureTech

In June 2019, PureTech executed a sublease agreement with the Company (see Note 19). With respect to the sublease, the Company incurred lease expense of $0.1 million and $0.1 million during the three months ended June 30, 2022 and 2021, respectively, and $0.3 million and $0.2 million during the six months ended June 30, 2022 and 2021, respectively, recorded in general and administrative expenses in the accompanying condensed consolidated statements of operations. The Company incurred royalty expense of $0.2 million and less than $0.1 million during the three months ended June 30, 2022 and 2021, respectively, and $0.3 million and $0.1 million in connection with the PureTech royalty agreement (see Note 19) during the six months ended June 30, 2022 and 2021, respectively, recorded in cost of goods sold in the accompanying condensed consolidated statements of operations. The Company had an accounts payable balance to PureTech of $0.1 million and $0.1 million at June 30, 2022 and December 31, 2021, respectively, in the accompanying condensed consolidated balance sheets.

On December 13, 2021, the Company issued a convertible promissory note to PureTech in the principal amount of $15.0 million (see Note 12). At December 31, 2021, the outstanding balance was $15.1 million, recorded at fair value in the accompanying condensed consolidated balance sheets. On January 19, 2022 the Company settled the convertible promissory notes in cash for principal plus accrued interest in the aggregate amount of $15.2 million. During the six months ended June 30, 2022, the Company recognized a loss of $0.1 million with respect to the change in fair value of the convertible promissory notes on the accompanying condensed consolidated statements of operations.

SSD2

On December 13, 2021, the Company issued a convertible promissory note to SSD2, LLC in the principal amount of $12.0 million (see Note 12). At December 31, 2021, the outstanding balance was $12.1 million, recorded at fair value in the accompanying condensed consolidated balance sheets. On January 19, 2022 the Company settled the convertible promissory notes in cash for principal plus accrued interest in the aggregate amount of $12.1 million. During the six months ended June 30, 2022, the Company recognized a loss of less than $0.1 million with respect to the change in fair value of the convertible promissory notes on the accompanying condensed consolidated statements of operations.

One S.r.l

Consulting Agreement with Founder of One

The Company and one of the founders of One, who is also a stockholder of the Company, entered into a consulting agreement for the development of the Company's science and technology. The Company incurred costs for consulting services received from the founder of One totaling less than $0.1 million during the three months ended June 30, 2022 and 2021, respectively, and $0.1 million during the six months ended June 30, 2022 and 2021, respectively, recorded in research and development expense in the accompanying condensed consolidated statements of operations. The Company recorded an accounts payable balance to the founder of less than $0.1 million at both June 30, 2022 and December 31, 2021, respectively, in the accompanying condensed consolidated balance sheets.

Acquisition of One

In connection with the amended and restated master agreement with One (see Note 11), the Company acquired a 10.0% equity interest in One in exchange for cash consideration. During the six months ended June 30, 2022 the Company made a payment of $2.9 million to One shareholders with respect to the acquisition. The Company had remaining undiscounted payments of €2.5 million and €5.0 million due to One at June 30, 2022 and December 31, 2021, respectively (approximately $2.6 million and $5.7 million due to One at June 30, 2022 and December 31, 2021, respectively). The balance at June 30, 2022 was recorded in accrued expenses in the accompanying condensed consolidated balance sheets as it is expected to be settled within the next twelve months.

Additionally, the Company incurred royalty expense of $0.2 million and $0.1 million with One (see Note 19) during the three months ended June 30, 2022 and 2021, respectively, and $0.3 million and $0.1 million during the six months ended June 30, 2022 and 2021, respectively, recorded in cost of goods sold in the accompanying condensed consolidated statements of operations. The Company had an accounts payable balance to One S.r.l. of $0.1 million and an accrued expense balance of $0.2 million at June 30, 2022 and an accrued expense balance of less than $0.1 million at December 31, 2021, respectively, related to royalties in the accompanying condensed consolidated balance sheets.

RIF Transaction

In connection with the RIF transaction entered into in August 2020, the Company received $12.3 million from RIF as an equity investment that can be called by the Company beginning in December 2023 and ending in December 2026 by paying the investment plus 15.0% percent annual interest or put by RIF starting in January 2027 and ending in December 2027 for the investment amount plus 3.175% percent annual interest. RIF holds approximately 20% of the equity of Gelesis S.r.l. at June 30, 2022 (see Note 11). In addition, the shareholders of RIF provided the Company with a loan for $18.4 million with a fixed interest rate of 6.35% per annum (see Note 12).

21.
Subsequent Events

The Company has evaluated subsequent events which may require adjustment to or disclosure in the condensed consolidated financial statements through the date of issuance of these condensed consolidated financial statements.

Promissory Notes and Promissory Note Warrants

On July 25, 2022 and August 4, 2022, the Company issued three term promissory notes in the aggregate principal amount of $25.0 million to existing investor CMS Bridging DMCC, an affiliate of CMS Medical Venture Investment (HK) Limited, and existing investors and related parties PureTech Health LLC and SSD2 LLC, for an aggregate cash purchase price of $25.0 million. Each of the promissory notes is unsecured and bears interest at a rate of 15% per annum. Each promissory note matures on the earlier of (a) December 31, 2023 or (b) five (5) business days following a qualified financing. Upon a payment default under any promissory note that has not been cured after five days (i) the Company will be required to issue certain warrants to the holders as defined by the promissory note agreements and (ii) the holders will have the option to convert outstanding principal and accrued interest into a number of shares of Gelesis common stock as defined by the promissory note agreements.

CMS License Agreement Amendment and CMS Warrant

On August 4, 2022, the Company entered into an amendment to the License, Collaboration and Supply Agreement, dated June 18, 2020, by and between the Company and CMS Bridging DMCC, an affiliate of CMS Medical Venture Investment (HK) Limited. Pursuant to the amendment, the one-time, non-refundable, and non-creditable regulatory approval milestone payment of $5.0 million provided for in the original agreement became immediately payable. In addition, the amendment expands the CMS Territory and provides that the minimum annual royalty term for CMS territory will commence January 2024 (rather than January 2022, as previously provided under the original agreement) and extend through the expiration date of the amended agreement.

Upon execution of the amendment, the Company also issued to CMS a warrant to purchase up to 400,000 shares of common stock, par value $0.0001 per share, at an exercise price of $0.01 per share. The warrant expires on the date that is ten years from the date of issuance and is exercisable at any time from the date of issuance until the expiration date.

One S.r.l. Amended Warrant Purchase Agreement

On August 9, 2022, the Company entered into an amendment to the Warrant Purchase Agreement dated October 21, 2020, by and between the Company and the One S.r.l. warrantholders. Pursuant to the amendment, the Company deferred payment of the aggregate remaining purchase price under the patent license and assignment agreement and master agreement between the Company and One S.r.l., totaling €2.5 million, (which the Company owes to One S.r.l. shareholders) until March 31, 2023.

Pursuant to the amendment, and in consideration for the deferral, the Company amended the exercise price of the One S.r.l. warrantholders' 1,353,062 previously issued common stock warrants from $4.26 to $1.45.

Committed Equity Facility with B. Riley Principal Capital II, LLC

On August 11, 2022, the Company entered into a Common Stock Purchase Agreement and a Registration Rights Agreement with B. Riley Principal Capital II, LLC (“B. Riley”). Pursuant to the agreement, the Company will have the right, but not the obligation, to sell to B. Riley up to the lesser of (i) $50,000,000 of newly issued shares of common stock, and (ii) 14,506,475 shares of common stock (which is the number of shares equal to approximately 19.99% of the aggregate number of shares of the Company's common stock issued and outstanding immediately prior to the execution of the agreement), from time to time during the 24-month term set forth in the agreement.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

References to the “Company,” “our,” “us,” “we,” or “Gelesis” refer to Gelesis Holdings, Inc. and its consolidated subsidiaries (formerly known as Capstar Special Purpose Acquisition Corp. or "CPSR") following the Business Combination with Gelesis Inc., or Legacy Gelesis. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with (i) the condensed consolidated financial statements and the notes thereto contained elsewhere in this Quarterly Report and (ii) the audited historical consolidated financial statements of Legacy Gelesis, and the notes thereto, in our Form 8-K Amendment No. 1 filed on with the SEC on March 24, 2022. Certain of the information contained in this discussion and analysis or set forth elsewhere in this Quarterly Report, including information with respect to plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including, but not limited to, those set forth in the section entitled “Cautionary Note Regarding Forward-Looking Statements” in this Quarterly Report and those set forth in the section entitled “Risk Factors” in Item 1A of Part II of this Quarterly Report, actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we do not intend to update any of these forward-looking statements after the date hereof or to conform these statements to actual results or revised expectations. You should carefully read the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this Quarterly Report to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We are a commercial stage biotherapeutics company built for consumer engagement. We are focused on advancing first-in-class superabsorbent hydrogel therapeutics for chronic gastrointestinal, or GI, diseases including excess weight, type 2 diabetes, NAFLD/NASH, functional constipation, and inflammatory bowel disease. Our biomimetic superabsorbent hydrogels are inspired by the composition and mechanical properties (e.g. firmness) of raw vegetables. They are conveniently administered in capsules taken with water to create a much larger volume of small, non-aggregating hydrogel pieces that become an integrated part of the meals, and act locally in the digestive system.

Our first commercial product, Plenity®, received de novo clearance from the FDA on April 12, 2019 to aid in weight management in adults with excess weight or obesity, Body Mass Index (BMI) of 25 to 40 kg/m2, when used in conjunction with diet and exercise.

Plenity, which is available by prescription in the United States, became available for first commercial sale in May 2020 to a limited number of consumers. In October 2020 availability was increased to test commercial interest and consumer experience. Activities associated with a full commercial launch in the United States began in late 2021. In February 2022, we launched the first national broad awareness media campaign for the product and we continued to invest in broad awareness during the six months ended June 30, 2022. While these are significant milestones, continued commercialization of Plenity will require significant external funding until we are able to generate positive cash flows from product sales.

Since our inception, we have devoted our resources to business planning, developing proprietary superabsorbent hydrogel manufacturing know-hows and technologies, preclinical and clinical development, commercial activities, recruiting management and technical staff and raising capital. We have funded our operations to date through proceeds from the issuance of redeemable convertible preferred stock, license and collaboration agreements, long-term loans, and government grants. We have incurred significant operating losses to date. Our net losses were $12.5 million and $24.7 million for the three months ended June 30, 2022 and 2021, respectively, and $18.2 million and $43.3 million for the six months ended June 30, 2022 and 2021, respectively. As of June 30, 2022, we had an accumulated deficit of $283.9 million. We expect to continue to generate operating losses and negative operating cash flows for the foreseeable future.

As a result, we will require substantial additional funding to support our continuing operations until we are able to generate positive cash flows from product sales. Until such time, we expect to finance our operations through equity offerings, debt financings or other capital sources, including collaborations, licenses or similar arrangements. However, we may be unable to raise additional funds or enter into such other arrangements when needed or on favorable terms, if at all. If we are unable to obtain funding, we may be forced to delay, reduce or eliminate some or all of our commercialization efforts, research and development programs or product pipeline expansion, which could adversely affect our business prospects, or we may be unable to continue operations.

As of the date of this Quarterly Report, considering the aggregate proceeds from the post-period issuance of three promissory notes and the post-period CMS amendment, we expect that our existing cash and cash equivalents will only be sufficient to fund our operating expenses and capital expenditure requirements into the second quarter of 2023, prior to considerations for any additional funding, and not at least twelve months beyond the date of issuance of the unaudited condensed consolidated financial statements included elsewhere in this Quarterly Report. In addition, we anticipate that this extension of our cash runway into the second quarter of 2023 will only be achievable with the significant reduction of discretionary spending from prior levels, particularly with respect to our discretionary sales and marketing activities and manufacturing and supply chain functions. As a result, we have concluded that there is substantial doubt about our ability to continue as a going concern. Our unaudited condensed consolidated financial statements included elsewhere in this Quarterly Report, which have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”), contemplate that we will continue to operate as a going concern. Our financial statements do not contain any adjustments that might result if we are unable to continue as a going concern. See “—Liquidity and Capital Resources” for further information.

Recent Developments

Roman Health Pharmacy LLC Distribution Agreement Amendment

On June 14, 2022, we entered into a Third Amended and Restated Supply and Distribution Agreement with Ro to amend the agreement that granted Ro exclusive telehealth distributor rights to sell Plenity in the United States in the mail order/online pharmacy channel. Pursuant to the amended agreement, Ro’s exclusive distributor rights to sell Plenity in the United States became exclusive only for consumers who seek an on-line consultation through myplenity.com in the United States and with respect to certain named competitors and/or third parties. Such rights will continue through July 1, 2023, consistent with the parties’ prior agreement. In addition, pursuant to the amended agreement, we received $15.0 million in cash from Ro as a pre-buy commitment to purchase units of Plenity.

Promissory Notes and Promissory Note Warrants

On July 25, 2022 and August 4, 2022, we issued three term promissory notes in the aggregate principal amount of $25.0 million to existing investor CMS Bridging DMCC, an affiliate of CMS Medical Venture Investment (HK) Limited (“CMS”), and existing investors PureTech Health LLC (“PureTech”) and SSD2 LLC (“SSD2”), for an aggregate cash purchase price of $25.0 million (the “2022 Promissory Notes”). Each of the 2022 Promissory Notes is unsecured and bears interest at a rate of 15% per annum. Each 2022 Promissory Note matures on the earlier of (a) December 31, 2023 or (b) five (5) business days following a qualified financing. Upon a payment default under any 2022 Promissory Note that has not been cured after five days (i) we will be required to issue certain warrants to the holders as defined by the 2022 Promissory Note agreements and (ii) the holders will have the option to convert outstanding principal and accrued interest into a number of shares of our Common Stock as defined by the 2022 Promissory Note agreements.

CMS License Agreement Amendment and CMS Warrant

On August 4, 2022, we entered into an amendment to the License, Collaboration and Supply Agreement, dated June 18, 2020, by and between us and CMS Bridging DMCC, an affiliate of CMS Medical Venture Investment (HK) Limited. Pursuant to the amendment, the one-time, non-refundable, and non-creditable regulatory approval milestone payment of $5.0 million provided for in the original agreement became immediately payable. In addition, the amendment expands the CMS Territory to include Brunei, Myanmar, Cambodia, Timor-Leste, Indonesia, Laos, Malaysia, the Philippines, Thailand and Vietnam and provides that the minimum annual royalty term for CMS territory will commence January 2024 (rather than January 2022, as previously provided under the original agreement) and extend through the expiration date of the amended agreement.

Upon execution of the amendment, we also issued to CMS a warrant to purchase up to 400,000 shares of common stock, par value $0.0001 per share, at an exercise price of $0.01 per share. The warrant expires on the date that is ten years from the date of issuance and is exercisable at any time from the date of issuance until the expiration date.

One S.r.l. Amended Warrant Purchase Agreement

On August 9, 2022, we entered into an amendment to the Warrant Purchase Agreement dated October 21, 2020, by and between us and the holders of the warrants. Pursuant to the amendment we deferred payment of the aggregate remaining purchase price under the patent license and assignment agreement and master agreement between us and One S.r.l., totaling €2.5 million, (which we owe to One S.r.l. shareholders) until March 31, 2023.

Pursuant to the amendment, and in consideration for the deferral, we amended the exercise price of the 1,353,062 common stock warrants held by One S.r.l. shareholders from $4.26 to $1.45.

Committed Equity Facility with B. Riley Principal Capital II, LLC

On August 11, 2022, we entered into a Common Stock Purchase Agreement and a Registration Rights Agreement with B. Riley Principal Capital II, LLC (“B. Riley”). Pursuant to the agreement, we will have the right, but not the obligation, to sell to B. Riley up to the lesser of (i) $50,000,000 of newly issued shares of our common stock, and (ii) 14,506,475 shares of our common stock (which is the number of shares equal to approximately 19.99% of the aggregate number of shares of our common stock issued and outstanding immediately prior to the execution of the agreement), from time to time during the 24-month term set forth in the agreement.

Impact of COVID-19

In December 2019, illnesses associated with COVID-19 were reported and the virus has since caused widespread and significant disruption to daily life and economies across geographies. The World Health Organization has classified the outbreak as a pandemic. Our business, operations and financial condition and results have not been significantly impacted as a result of the COVID-19 pandemic, rather we have recognized revenue for the first time during 2020 and we have expanded our facilities, sales/marketing and supply chain personnel to support the sale of Plenity. To date, COVID-19 has not materially impacted our ability to secure and deliver supply of Plenity. To date, COVID-19 has not significantly impacted the ongoing clinical trials of our other product candidates.

In response to the COVID-19 pandemic, we have taken swift actions to ensure the safety of our employees and other stakeholders. We are diligently working with our suppliers, customers, distributors and other partners to provide consumers with access to Plenity, while taking into account regulatory, institutional, and government guidance, policies and protocols.

However, the full extent of the impact of the pandemic and future outbreaks on our business, operations, and financial condition and results in future periods remain uncertain, particularly, with respect to consumer demand for or access to Plenity, and the administration of clinical research and development activities. Further, our ability to source raw materials and components, manufacture as well as transport and distribute Plenity may be limited and therefore impact sales of Plenity.

Key Factors Affecting Results of Operations

We believe that our performance and future success depend on several factors that present not only significant opportunities for us but also pose risks and challenges, including those discussed below. In particular, our ability to successfully address the below key factors is dependent upon our ability to successfully raise the capital to fund such efforts. Our failure to obtain additional funding may force us to delay, limit or terminate our marketing efforts and investments in our product pipeline, which may negatively impact our ability to grow our business and attract and/or retain enough customers to operate profitably.

New Consumer Acquisition

Our ability to attract new consumers is a key factor for our future growth. To date we have successfully acquired consumers through our U.S. commercial launch in conjunction with the continued development of marketing and sales tactics. We intend to acquire new members in the United States by promoting Plenity directly to the consumer. The promotional activities will motivate a potential future member to ask a health care professional about acquiring Plenity through one of two channels:

•
Telehealth: We partner with a leading telehealth platform in the United States, providing convenient and immediate access to physicians online at no cost. Pursuant to an amended and restatement agreement, we have granted Ro exclusive distributor rights to sell Plenity in the United States with respect to (i) consumers who seek an on-line consultation through myplenity.com in the United States and (ii) certain named competitors and or third parties.
•
Health Care Providers: We engage a limited contract sales force to promote Plenity to target physicians. To support prescription fulfillment for our non-telehealth tradition HCP promotional efforts, we engage GGM, to distribute all non-telehealth mail order prescriptions generated in the United States by health care providers.

Retention of Consumers

Our ability to retain consumers is a key factor in our ability to generate revenue. We expect our direct home delivery, simple and transparent pricing, and consumer engagement to enhance the experience of our consumer and promote recurring revenue. If consumer retention decreases in the future, then future revenue will be negatively impacted. The ability of our consumers to continue to pay for our products and services will also impact the future results of our operations.

Rest of World

We are evaluating global strategic partnerships to build our brand globally; however, we may also retain the rights.

•
Europe: We received approval to market Plenity in Europe through a Conformité Européenne (CE) mark for Plenity as a Class III medical device indicated for weight loss in overweight and obese adults with a Body Mass Index (BMI) of 25-40 kg/m2, when used in conjunction with diet and exercise.
•
CMS: In Greater China (including Mainland China, Hong Kong, Macau, and Taiwan), Singapore, United Arab Emirates, Brunei, Myanmar, Cambodia, Timor-Leste, Indonesia, Laos, Malaysia, the Philippines, Thailand and Vietnam, we partner with China Medical System Holdings Limited (CMS) (HKG:0867) for the commercialization of Plenity.

Investments in Growth

We expect to make significant investments in selling and marketing to acquire new consumers. Selling and marketing is an important driver of growth, and we intend to continue to make significant investments in consumer acquisition and our selling and commercial infrastructure. As such, we expect our selling and marketing expense to increase in absolute dollars in the short term. However, we expect our selling and marketing expense to decrease as a percentage of revenue over the long term, although our selling and marketing expense may fluctuate as a percentage of revenue from period to period due to the timing and amount of these expenses.

Additionally, we intend to continue to invest significantly in our manufacturing, fulfillment and operating capabilities. In the short term, we expect these investments to increase our operating expenses; however, in the long term we anticipate that these investments will positively impact our results of operations. If we are unable to generate sufficient demand in Plenity, we may not have sufficient funds to investment into these growth activities.

Product Candidate Expansion

In addition to Plenity, we have invested in a pipeline of product candidates for prevalent and important gastrointestinal, or GI, tract-related chronic diseases including, type 2 diabetes, NAFLD/NASH, functional constipation, and inflammatory bowel disease by targeting the natural processes of the GI pathway. We expect to continue investing in our pipeline over time to broaden our commercial opportunity. The continued preclinical and clinical development of the pipeline will require significant financial resources. If we are unable to generate sufficient demand in Plenity or raise additional capital at favorable terms, if at all, we may not have sufficient funds to invest in the research and development of additional product candidates.

Key Business Metrics

We monitor the following key metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. We believe the following metrics are useful in evaluating our business (dollar amounts in thousands except where noted):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
In thousands	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
New members acquired	43,800	14,200	84,200	28,300
Units sold	129,890	33,120	244,460	81,881
Product revenue, net	$8,973	$2,178	$16,487	$5,279
Average selling price per unit, net	$69.08	$65.76	$67.44	$64.47
Gross profit	$4,187	$173	$6,788	$458
Gross margin	46.7%	7.9%	41.2%	8.7%

New members acquired

We define new members acquired as the number of consumers in the United States who have begun their weight loss journey with Plenity during the financial period presented. This is the total number of recurring and non-recurring consumers who have begun their weight loss journey during the financial period presented. We do not differentiate from recurring and non-recurring consumers as of the date of this Quarterly Report as (i) we strongly believe every member’s weight-loss journey is chronic and long-term in nature, and (ii) we have not initiated our long-term strategy and mechanisms to retain and/or win-back members. We will continue to evaluate the utility of this business metric in future periods.

Units sold

Units sold is defined as the number of 28-day supply units of Plenity sold through our strategic partnerships with online pharmacies and telehealth providers as well as the units sold to our strategic partners outside the United States.

Product revenue, net

See discussion elsewhere in this discussion and analysis under the heading “Key Components of Results of Operations — Product revenue, net”.

Average selling price per unit, net

Average selling price per unit, net is the gross price per unit sold during the period net of estimates of per unit variable consideration for which reserves are established for expected product returns, shipping charges to end-users, pharmacy dispensing and platform fees, merchant and processing fees, and promotional discounts offered to end-users. See “— Critical Accounting Policies and Significant Judgments and Estimates” below and the “Revenue Recognition” section of Note 2 in the accompanying Notes to unaudited condensed consolidated financial statements included elsewhere in this Quarterly Report for a more detailed discussion of our revenue recognition policy.

Gross profit and gross margin

Our gross profit represents product revenue, net, less our total cost of goods sold, and our gross margin is our gross profit expressed as a percentage of our product revenue, net. See discussion elsewhere in this discussion and analysis under the headings “Key Components of Results of Operations — Cost of goods sold”.

Our gross profit and gross margin have been and will continue to be affected by a number of factors, including the prices we charge for our product, the costs we incur from our vendors for certain components of our cost of goods sold, the mix of channel sales in a period, and our ability to sell our inventory. We expect our gross margin to increase over the long term, although gross margins may fluctuate from period to period depending on these and other factors.

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we believe the following non-GAAP measure is useful in evaluating our operating performance. We use the following non-GAAP financial measure to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial measure, when taken together with the corresponding GAAP financial measure, provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider Adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that the use of Adjusted EBITDA is helpful to our investors as it is a metric used by management in assessing the health of our business and our operating performance.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided below for the non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measure and the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. We define “Adjusted EBITDA” as net (loss) income before depreciation and amortization expenses, provision for (benefit from) income taxes, interest expense, net, stock-based compensation and (gains) and losses related to changes in fair value of our earnout liability, fair value of our warrant liability, our convertible promissory note liability and the One S.r.l. call option.

The following table reconciles net loss to Adjusted EBITDA for the three and six months ended June 30, 2022 and 2021, respectively:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
In thousands	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted EBITDA
Net loss	$(12,513)	$(24,739)	$(18,216)	$(43,325)
Provision for income taxes	—	—	—	17
Depreciation and amortization	987	750	2,573	1,491
Stock based compensation expense	7,976	1,639	21,965	3,094
Change in fair value of earnout liability	(18,812)	—	(52,681)	—
Change in fair value of warrants	(2,600)	4,977	(6,084)	7,051
Change in fair value of convertible promissory notes	—	—	156	—
Change in fair value of One S.r.l. call option	607	506	865	554
Interest expense, net	186	227	321	588
Adjusted EBITDA	$(24,169)	$(16,640)	$(51,101)	$(30,530)

Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider Adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

Basis of Presentation

Our consolidated financial statements and condensed consolidated financial statements are prepared in accordance with GAAP. Any reference in this discussion and analysis to applicable guidance is meant to refer to the authoritative United States generally accepted accounting principles as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASUs”) issued by the Financial Accounting Standards Board (“FASB”).

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, the Chief Executive Officer, in making decisions regarding resource allocation and assessing performance. We view our operations and manage our business as one operating segment.

The noncontrolling interest attributable to Gelesis S.r.l., our variable interest entity (“VIE”), is presented as a separate component from stockholders’ equity (deficit) in our consolidated balance sheets and as a noncontrolling interest in our condensed consolidated statements of noncontrolling interest, redeemable convertible preferred stock and stockholders’ equity. All intercompany balances and transactions have been eliminated in consolidation.

Key Components of Results of Operations

Product revenue, net

We recognize product revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, when we transfer promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

Our product revenue is derived from product sales of Plenity, net of estimates of variable consideration for which reserves are established for expected product returns, shipping charges to end-users, pharmacy dispensing and platform fees, merchant and processing fees, and promotional discounts offered to end-users.

Cost of goods sold

Cost of goods sold includes the cost of manufacturing our proprietary superabsorbent hydrogels for Plenity for which revenue was recognized during the period, as well as the associated costs for encapsulation, packaging, shipment, supply management and quality assurance. Expenses from royalty agreements on net product sales are also recognized as a component of cost of goods sold during the period in which the associated revenues are recognized. A portion of depreciation with respect to property and equipment directly utilized in manufacturing Plenity units is recognized as a component of cost of goods sold over the depreciable life of the asset.

Selling, general and administrative expense

A significant component of our selling, general and administrative expenses is comprised of our selling and marketing expense, which includes our limited contract sales force in the US markets and discretionary consumer acquisition expenses.

Selling, general and administrative costs are expensed as incurred. Selling, general and administrative costs include sales and marketing costs incurred as a result of the commercialization of our products, payroll and personnel expense, stock-based compensation expense, and costs of programs and infrastructure necessary for the general conduct of our business.

Research and development expense

Research and development costs are expensed as incurred. Prepaid research and development costs are deferred and amortized over the service period, as the services are provided. Research and development costs include payroll and personnel expense, stock-based compensation expense, consulting costs, external contract research and development expenses, as well as depreciation and utilities. These activities relate primarily to formulation, CMC, preclinical and discovery activities. As such, we do not track these research and development expenses on an indication-by-indication basis as they primarily relate to expenses which are deployed across multiple projects under development or are for future product and pipeline candidates which utilize our platform technology.

Clinical trial costs are a component of research and development expenses and consist of clinical trial and related clinical manufacturing costs, fees paid to clinical research organizations and investigative sites. We track and maintain these costs on an indication-by-indication basis.

Amortization expense

Amortization expense relates to the intangible asset that resulted from an amendment to our master agreement with the original inventor of our core patents, pursuant to which the percentage of royalties we are required to pay on future net revenues was reduced. The intangible asset is amortized over its useful life, which was determined as of the date of the amendment to be the earliest expiration of patents related to the underlying IP in November 2028.

Other non-operating income (expense), net

Change in the fair value of earnout liability

We have earnout shares which are contingent issuable as incremental consideration pursuant to ASC 815. The earnout shares are initially recorded at fair value and remeasured to fair value at each reporting date until settlement with gains and losses arising from changes in fair value recognized in the condensed consolidated statements of operations.

Changes in the fair value of warrants

We have issued warrants to investors which are liability classified and initially recorded at fair value and remeasured to fair value at each reporting date until settlement with gains and losses arising from changes in fair value recognized in the condensed consolidated statements of operations.

Interest expense, net

Interest expense, net consists of interest incurred on our various loans and interest income earned on our cash, cash equivalents and marketable securities.

Other income (expense), net

Other income, net primarily consists of income earned on our grants from government agencies in Italy, research and development tax credits earned in Italy for qualifying expenses, and gains and losses on foreign currency transactions. Other income, net also consists of changes in fair value of the One S.r.l. call option.

Provision for income taxes

We must make certain estimates and judgments in determining income tax expense for financial statement purposes. The amount of taxes currently payable or refundable is accrued, and deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets are also recognized for realizable loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using substantively enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Net deferred tax assets are not recorded if we do not assess their realization as probable. The effect on deferred tax assets and liabilities of a change in income tax rates is recognized in our financial statements in the period that includes the substantive enactment date.

Results of Operations

Comparison of the Three Months Ended June 30, 2022 and June 30, 2021:

	For the Three Months Ended June 30,
	2022	2021	Change
	(Unaudited)	(Unaudited)
Revenue:
Product revenue, net	$8,973	$2,178	$6,795
Total revenue, net	8,973	2,178	6,795
Operating expenses:
Costs of goods sold	4,786	2,005	2,781
Selling, general and administrative	32,450	13,972	18,478
Research and development	5,523	5,592	(69)
Amortization of intangible assets	566	566	—
Total operating expenses	43,325	22,135	21,190
Loss from operations	(34,352)	(19,957)	(14,395)
Other non-operating income (expense), net	21,839	(4,782)	26,621
Loss before income taxes	(12,513)	(24,739)	12,226
Provision for income taxes	—	—	—
Net loss	$(12,513)	$(24,739)	$12,226

Product revenue, net

We recognized product revenue, net of $9.0 million for the three months ended June 30, 2022, as compared to $2.2 million for the three months ended June 30, 2021, an increase of $6.8 million or 312%. We sold 129,890 units at an average selling price per unit, net of $69.08 for the three months ended June 30, 2022, as compared to 33,120 units at an average selling price per unit, net of $65.76 for the three months ended June 30, 2021.

The increase in units sold was primarily attributable to our planned and executed commercialization strategy for Plenity. We made Plenity available for commercial sale through a beta launch that began in in October 2020 and continued throughout 2021. Activities associated with a full commercial launch of the Product in the United States began in late 2021, and in February 2022, we launched the first national broad awareness media campaign for Plenity and continued to invest in broad awareness during the three months ended June 30, 2022.

Cost of goods sold

We recognized cost of goods sold of $4.8 million for the three months ended June 30, 2022, as compared to $2.0 million for the three months ended June 30, 2021, an increase of $2.8 million. Depreciation as a component of cost of goods sold was $0.6 million and $0.1 million for the three months ended June 30, 2022 and 2021, respectively. The increases were primarily attributable to the revenue recognized with respect to units sold for the three months ended June 30, 2022, as compared to the three months ended June 30, 2021.

Gross profit was $4.2 million for the three months ended June 30, 2022, as compared to $0.2 million for the three months ended June 30, 2021, an increase of $4.0 million. Gross margin also increased to 46.7% for the three months ended June 30, 2022, as compared to 7.9% for the three months ended June 30, 2021. The increases were primarily attributable to production commencing at our first commercial-scale manufacturing facility in the fourth quarter of 2021 and the increased production quantity as well as the implementation of new finished-goods packaging in the third quarter 2021.

Selling, general and administrative expense

The following table summarizes our selling, general and administrative expenses for the three months ended June 30, 2022 and 2021:

	For the Three Months Ended June 30,
	2022	2021	Change
In thousands	(Unaudited)	(Unaudited)
Selling and marketing expense	$22,197	$7,273	$14,924
General and administrative expense	5,285	5,554	(269)
Non-cash stock-based compensation expense	4,968	1,145	3,823
Total selling, general and administrative expense	$32,450	$13,972	$18,478

Our selling, general and administrative expense was $32.5 million for the three months ended June 30, 2022, as compared to $14.0 million for the three months ended June 30, 2021, an increase of $18.5 million or 132%.

Selling and marketing expense increased $14.9 million for the three months ended June 30, 2022, as compared to the three months ended June 30, 2021. The increase in selling and marketing expense was primarily attributable to increased marketing spend to support the commercial sale of Plenity. In February 2022, we launched the first national broad awareness media campaign for the product, which included TV, digital, social, and Out of Home media channels to grow awareness of Plenity. We continued to invest in broad awareness during the three months ended June 30, 2022.

General and administrative expense remained relatively unchanged, we incurred expense of $5.3 million for the three months ended June 30, 2022, as compared to $5.6 million for the three months ended June 30, 2021.

Non-cash stock-based compensation expense increased $3.8 million for the three months ended June 30, 2022, as compared to the three months ended June 30, 2021. The increase was primarily attributable to compensation cost with respect to the issuance of new equity awards in 2022 as well as the incremental compensation cost with respect to contingently issuable earnout shares pertaining to Legacy Gelesis equity awards.

Research and development expenses

The following table summarizes our research and development expenses for the three months ended June 30, 2022 and 2021:

	For the Three Months Ended June 30,
	2022	2021	Change
In thousands	(Unaudited)	(Unaudited)
GS200	$4	$267	(263)
GS300	(55)	812	(867)
GS500	—	1,106	(1,106)
Unallocated expenses
Other research and development expenses	2,567	2,913	(346)
Non-cash stock-based compensation expense	3,008	494	2,514
Total Research and development expense	$5,523	$5,592	$(69)

Our research and development expense was $5.5 million for the three months ended June 30, 2022, as compared to $5.6 million for the three months ended June 30, 2021.

Non-cash stock-based compensation expense increased $2.5 million for the three months ended June 30, 2022, as compared to the three months ended June 30, 2021. The increase was primarily attributable to compensation cost with respect to the issuance of new equity awards in 2022 as well as the incremental compensation cost with respect to contingently issuable earnout shares pertaining to Legacy Gelesis equity awards.

The decrease in research and development expenses within clinical indications (GS200, GS300 and GS500) was primarily attributable to the conclusion of the LIGHT-UP study with respect to GS200 during the year ended December 31, 2021, as well as the strategic prioritization of the commercialization of Plenity particularly with respect to our financial and human resources. Similarly, other research and development expenses decreased $0.3 million for the three months ended June 30, 2022, as compared to the three months ended June 30, 2021.

Other non-operating income (expense), net

We recognized other non-operating income, net of $21.8 million for the three months ended June 30, 2022, as compared to other non-operating expense, net of $4.8 million for the three months ended June 30, 2021, an increase in income of $26.6 million. The income for the three months ended June 30, 2022 was primarily attributable to income of $18.8 million with respect to the change in fair value of our earnout liability as well as income of $2.6 million with respect to the change in fair value of our warrant liabilities. The income for the three months ended June 30, 2022, was further attributable to $0.6 million in investment tax credit income recognized with respect to certain tax incentives offered for property and equipment investment in Italy and income of $1.0 million recognized with respect to grants awarded by the Puglia region of Italy. The income was partially offset by a loss of $0.6 million recognized with respect to the change in fair value of the One S.r.l. call option.

The expense for the three months ended June 30, 2021 was primarily attributable to a loss of $5.0 million recognized for the change in fair value of our warrant liabilities.

Comparison of the Six Months Ended June 30, 2022 and June 30, 2021:

	For the Six Months Ended June 30,
	2022	2021	Change
	(Unaudited)	(Unaudited)
Revenue:
Product revenue, net	$16,487	$5,279	$11,208
Total revenue, net	16,487	5,279	11,208
Operating expenses:
Costs of goods sold	9,699	4,821	4,878
Selling, general and administrative	70,156	25,917	44,239
Research and development	12,933	9,968	2,965
Amortization of intangible assets	1,133	1,133	—
Total operating expenses	93,921	41,839	52,082
Loss from operations	(77,434)	(36,560)	(40,874)
Other non-operating income (expense), net	59,218	(6,748)	65,966
Loss before income taxes	(18,216)	(43,308)	25,092
Provision for income taxes	—	17	(17)
Net loss	$(18,216)	$(43,325)	$25,109

Product revenue, net

We recognized product revenue, net of $16.5 million for the six months ended June 30, 2022, as compared to $5.3 million for the six months ended June 30, 2021, an increase of $11.2 million or 212%. We sold 244,460 units at an average selling price per unit, net of $67.44 for the six months ended June 30, 2022, as compared to 81,881 units at an average selling price per unit, net of $64.47 for the six months ended June 30, 2021.

The increase in units sold was primarily attributable to our planned and executed commercialization strategy for Plenity. We made Plenity available for commercial sale through a beta launch that began in in October 2020 and continued throughout 2021. Activities associated with a full commercial launch of the Product in the United States began in late 2021, and in February 2022, we launched the first national broad awareness media campaign for Plenity and continued to invest in broad awareness during the six months ended June 30, 2022.

Cost of goods sold

We recognized cost of goods sold of $9.7 million for the six months ended June 30, 2022, as compared to $4.8 million for the three months ended June 30, 2021, an increase of $4.9 million. Depreciation as a component of cost of goods sold was $0.8 million and $0.2 million for the six months ended June 30, 2022 and 2021, respectively. The increases were primarily attributable to the revenue recognized with respect to units sold for the six months ended June 30, 2022, as compared to the six months ended June 30, 2021.

Gross profit was $6.8 million for the six months ended June 30, 2022, as compared to $0.5 million for the six months ended June 30, 2021, an increase of $6.3 million. Gross margin also increased to 41.2% for the six months ended June 30, 2022, as compared to 8.7% for the six months ended June 30, 2021. The increases were primarily attributable to production commencing at our first commercial-scale manufacturing facility in the fourth quarter of 2021 and the increased production quantity as well as the implementation of new finished-goods packaging in the third quarter 2021.

Selling, general and administrative expense

The following table summarizes our selling, general and administrative expenses for the six months ended June 30, 2022 and 2021:

	For the Six Months Ended June 30,
	2022	2021	Change
In thousands	(Unaudited)	(Unaudited)
Selling and marketing expense	$43,361	$14,959	$28,402
General and administrative expense	12,903	8,925	3,978
Non-cash stock-based compensation expense	13,892	2,033	11,859
Total selling, general and administrative expense	$70,156	$25,917	$44,239

Our selling, general and administrative expense was $70.2 million for the six months ended June 30, 2022, as compared to $25.9 million for the six months ended June 30, 2021, an increase of $44.2 million or 171%.

Selling and marketing expense increased $28.4 million for the six months ended June 30, 2022, as compared to the six months ended June 30, 2021. The increase in selling and marketing expense was primarily attributable to increased marketing spend to support the commercial sale of Plenity. In February 2022, we launched the first national broad awareness media campaign for the product, which included TV, digital, social, and Out of Home media channels to grow awareness of Plenity. We continued to invest in broad awareness during the six months ended June 30, 2022.

General and administrative expense increased $4.0 million for the six months ended June 30, 2022, as compared to the six months ended June 30, 2021. The increase was primarily attributable to professional and legal expenses incurred with respect to the Business Combination.

Non-cash stock-based compensation expense increased $11.9 million for the six months ended June 30, 2022, as compared to the six months ended June 30, 2021. The increase was primarily attributable to compensation cost with respect to the issuance of new equity awards in 2022 as well as the incremental compensation cost with respect to contingently issuable earnout shares pertaining to Legacy Gelesis equity awards.

Research and development expenses

The following table summarizes our research and development expenses for the six months ended June 30, 2022 and 2021:

	For the Six Months Ended June 30,
	2022	2021	Change
In thousands	(Unaudited)	(Unaudited)
GS200	$47	$1,312	(1,265)
GS300	127	812	(685)
GS500	75	1,106	(1,031)
Unallocated expenses
Other research and development expenses	4,612	5,677	(1,065)
Non-cash stock-based compensation expense	8,073	1,061	7,012
Total Research and development expense	$12,933	$9,968	$2,965

Our research and development expense was $12.9 million for six months ended June 30, 2022, as compared to $10.0 million for the six months ended June 30, 2021, an increase of $3.0 million or 30%.

Non-cash stock-based compensation expense increased $7.0 million for the six months ended June 30, 2022, as compared to the six months ended June 30, 2021. The increase was primarily attributable to compensation cost with respect to the issuance of new equity awards in 2022 as well as the incremental compensation cost with respect to contingently issuable earnout shares pertaining to Legacy Gelesis equity awards.

The decrease in research and development expenses within clinical indications (GS200, GS300 and GS500) was primarily attributable to the conclusion of the LIGHT-UP study with respect to GS200 during the year ended December 31, 2021, as well as the strategic prioritization of the commercialization of Plenity particularly with respect to our financial and human resources. Similarly, other research and development expenses decreased $1.1 million for the six months ended June 30, 2022, as compared to the six months ended June 30, 2021.

Other non-operating income (expense), net

We recognized other non-operating income, net of $59.2 million for the six months ended June 30, 2022, as compared to expense, net of $6.7 million for the six months ended June 30, 2021, an increase in income of $66.0 million. The income for the six months ended June 30, 2022 was primarily attributable to income of $52.7 million with respect to the change in fair value of our earnout liability as well as income of $6.1 million with respect to the change in fair value of our warrant liabilities. The income for the six months ended June 30, 2022, was further attributable to $0.8 million in investment tax credit income recognized with respect to certain tax incentives offered for property and equipment investment in Italy and income of $1.5 million recognized with respect to grants awarded by the Puglia region of Italy. The income was partially offset by a loss of $0.9 million recognized with respect to the change in fair value of the One S.r.l. call option.

The expense for the six months ended June 30, 2021 was primarily attributable to a loss of $7.1 million recognized for the change in fair value of our warrant liabilities.

Liquidity and Capital Resources

Since inception, we have financed our operations primarily from the issuance of equity and debt instruments, license and collaboration agreements, supply and distribution agreements, and government grants. As of June 30, 2022, our principal sources of liquidity were our cash and cash equivalents in the amount of $25.3 million. During the six months ended June 30, 2022, we closed a business combination with CPSR, pursuant to which we received $105.0 million in gross proceeds, prior to the payment of transactions fees due and payable. As of the date of this Quarterly Report, considering the aggregate proceeds from the post-period issuance of the 2022 Promissory Notes and the post-period CMS amendment, we expect that our existing cash and cash equivalents will only be sufficient to fund our operating expenses and capital expenditure requirements into the second quarter of 2023. In addition, we anticipate that this extension of our cash runway into the second quarter of 2023 will only be achievable with the significant reduction of discretionary spending from prior levels, particularly with respect to our discretionary sales and marketing activities and manufacturing and supply chain functions.

Due to our available cash and cash equivalents, a history of recurring losses from operations, negative cash flows from operations, and a significant accumulated deficit, we have concluded that there is substantial doubt about our ability to continue as a going concern. In addition, our independent registered public accounting firm included an emphasis of matter paragraph in their opinion for the years ended December 31, 2021 and 2020, respectively, as to the substantial doubt about our ability to continue as a going concern. Our unaudited condensed consolidated financial statements included elsewhere in this Quarterly Report, which have been prepared in accordance with GAAP, contemplate that we will continue to operate as a going concern. Our financial statements do not contain any adjustments that might result if we are unable to continue as a going concern.

We have incurred negative cash flows from operating activities and significant losses from operations in the past. We expect to continue to incur operating losses for at least the next twelve months due to the investments that we intend to make in our business to support the commercialization of Plenity and, as a result, we will require additional capital resources to grow our business.

Future Liquidity Requirements

Prior to the closing of the Business Combination, holders of 26,844,777 shares of CPSR Class A Common Stock exercised their right to redeem such shares for cash at a price of approximately $10.00 per share for aggregate payments of $268,646,943. As a result, upon closing of the Business Combination, we received approximately $105.0 million of gross proceeds to fund our future capital and liquidity needs. Due to the significant number of redemptions, we implemented an alternative business plan, prioritizing short-term working capital needs such as investments in raw materials and finished goods as well as investments in sales and marketing, and delaying certain long-term capital expenditures in commercial infrastructure and certain research and development expenses. We reduced and optimized investments in sales and marketing, prioritizing investments in high return and high exposure mediums. We have sought out, and continue to seek out, alternative commercial arrangements or geographic distribution partnerships to finance certain investments in sales and marketing associated with the sale of Plenity. We expect these actions will provide us with sufficient liquidity to manage short-term risk and uncertainty and (i) enable us to execute our alternative business plan, (ii) afford us time to access financing alternatives to provide for long-term liquidity and (iii) enable us to fund the continued commercialization of Plenity. See Part II, Item 1A, “Risk Factors — There were a significant number of redemptions in connection with the Business Combination and if we are not successful in implementing an alternative business plan and/or raising additional capital in a timely manner, we may have insufficient cash and liquidity to pay operating expenses and other obligations. Any such event would have a material adverse effect on our business and financial condition.” and “Risk Factors — Risks Related to Ownership of Our Common Stock — Future sales of our Common Stock by us or existing stockholders, and issuances of our Common Stock or rights to purchase our Common Stock, including pursuant to the Gelesis Holdings, Inc. 2021 Stock Option and Incentive Plan and future exercise of warrants, could result in additional dilution of the percentage ownership of our shareholders and could cause our share price to fall.” in this Quarterly Report for more information regarding certain factors that may impact our liquidity and our ability to raise additional capital.

As a result, even with proceeds from the Business Combination, we will need substantial additional funding to support our continuing operations and pursue our growth strategy. Until such time as we can generate significant revenue from product sales, if ever, we expect to finance our operations through issuance of additional equity, debt financings or other capital sources, which may include collaborations with other companies or other strategic transactions.

As of the date of this Quarterly Report, we are continuing to evaluate opportunities to raise additional capital. If we are unsuccessful in raising additional capital, we may need to further restrict our spending particularly with respect to discretionary sales and marketing activities and our manufacturing and supply chain functions. Further changes to the execution of our alternative business plan may impact the growth of Plenity sales and the pace of acquisition and retention of consumers, as well as the price of our common stock.

Revenue Projections

Our revenue projections are highly dependent on (i) our ability to acquire new consumers and/or retain existing consumers and (ii) our ability to access additional capital and raise sufficient levels of funding in a timely manner to support the sales and marketing of Plenity at a broad national level within the United States. If our access to additional capital is delayed or insufficient, it may adversely impact the sale of Plenity and our revenue projections. See Part II, Item 1A “Risk Factors – Risks Related to Financial Position and Financing Needs – The financial and operational projections and commercialization and product candidate development timelines that we may provide from time to time are subject to inherent risks.” in this Quarterly Report for more information.

Warrant Proceeds

As of the date of this Quarterly Report, we have (i) 13,800,000 outstanding Public Warrants to purchase 13,800,000 shares of our common stock, exercisable at an exercise price of $11.50 per share, which expire on the earlier to occur of January 13, 2027 or redemption; (ii) 7,520,000 outstanding Private Warrants to purchase 7,520,000 shares of our common stock, exercisable at an exercise price of $11.50 per share, which expire on the earlier of January 13, 2027 or redemption; (iii) 3,013,365 exercisable Rollover Warrants, 1,353,062 of which are exercisable at an exercise price of $4.26 and expire on October 21, 2030 and 1,660,303 of which are exercisable at an exercise price of $0.02 and expire on February 15, 2025; and (iv) 400,000 warrants issued to CMS which are exercisable at an exercise price of $0.01 and expire on August 4, 2032.

The exercise of warrants is highly dependent on the price of our common stock and the spread between the exercise price of the warrant and the price of our common stock at the time of exercise. For example, to the extent that the price of our common stock exceeds $11.50 per share, it is more likely that holders of our Public Warrants and Private Warrants will exercise their warrants. To the extent that the price of our common stock is less than $11.50 per share, it is less likely that such holders will exercise their warrants. As of August 12, 2022, the closing price of our common stock price was $1.63 per share. There can be no assurance that our warrants will be in the money prior to their expiration and, as such, any or all of our warrants may expire worthless. Our Public Warrants under certain conditions, as described in the warrant agreement, are redeemable by the Company at a price of $0.01 per warrant or on a cashless basis. Our Private Warrants are not redeemable so long as they are held by the initial stockholders and are exercisable on a cashless basis. Our Rollover Warrants and CMS Warrants are not redeemable and are exercisable on a cashless basis only with respect to the 1,660,303 Rollover Warrants that have an exercise price of $0.02. As such, it is possible that we may never generate any cash proceeds from the exercise of our warrants. As of the date of this Quarterly Report, we have neither included nor intend to include any potential cash proceeds from the exercise of our warrants in our short-term or long-term liquidity projections. We will continue evaluate the probability of warrant exercise over the life of our warrants and the merit of including potential cash proceeds from the exercise thereof in our liquidity projections.

To the extent such warrants are exercised, additional shares of our common stock will be issued, which will result in dilution to the holders of our common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock, which increase the likelihood that our warrants will not be in the money prior to their expiration.

Financing Risk

We expect to devote significant efforts to raise capital, restructure our indebtedness and identify and evaluate potential strategic alternatives, however, there can be no assurance that we will be successful in obtaining capital sufficient to meet our operating needs on terms or a timeframe acceptable to us or at all. Further, in the event that market conditions preclude our ability to consummate such a transaction, we may be required to evaluate additional alternatives in restructuring our business and our capital structure. Any failure in these efforts could force us to delay, limit or terminate our operations, make reductions in our workforce, discontinue our commercialization efforts for Plenity as well as other development programs, liquidate all or a portion of our assets or pursue other strategic alternatives, and/or seek protection under the provisions of the U.S. Bankruptcy Code.

Although we have estimated our liquidity requirements based on assumptions we consider to be reasonable, we may need additional cash resources due to changed business conditions or other developments, including supply chain challenges , disruptions due to COVID-19, competitive pressures, and regulatory developments, among other developments. Our budget projections may be subject to cost overruns for reasons outside of our control and Plenity may experience slower sales growth than anticipated, which would pose a risk to achieve positive cash flow.

Our future capital requirements will depend on many factors, including increases in sales of Plenity, increases in our customer base, the timing and extent of spend to support the expansion of sales, marketing and development activities, and the impact of the COVID-19 pandemic. We may in the future also enter into arrangements to acquire or invest in complementary businesses, services and technologies, including intellectual property rights.

We have based our estimate of liquidity on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect. Our cash flows may fluctuate and are difficult to forecast and will depend on many factors mentioned elsewhere in this discussion and analysis. If we require additional equity or debt financing from outside sources, we may not be able to raise it on terms acceptable to us, or at all, and may pursue financing transactions that will not be completed. If we are unable to raise additional capital when desired, our business, financial condition and results of operations would be harmed.

Cash flows

The following table summarizes our cash flows for each of the periods presented:

	For the Six Months Ended June 30,
	2022	2021
In thousands	(Unaudited)	(Unaudited)
Cash (used in) provided by:
Operating activities	$(39,772)	$(35,369)
Investing activities	(5,067)	13,943
Financing activities	42,189	4,333
Effect of exchange rates on cash	(406)	(680)
Decrease in cash and cash equivalents	$(3,056)	$(17,773)

Cash used in operating activities

Net cash used in operating activities was $39.8 million for the six months ended June 30, 2022, as compared to $35.4 million for the six months ended June 30, 2021. Our net loss after adjusting for non-cash operating activities was $50.5 million for the six months ended June 30, 2022, as compared to $31.0 million for the six months ended June 30, 2021, an increase in loss of $19.5 million. The increase was partially offset by inflows of $5.0 million with respect to prepaid expenses and other current assets for the six months ended June 30, 2022 as well inflows of $11.5 million with respect to accounts payable for the six months ended June 30, 2022. For the six months ended June 30, 2022, we also received $15.0 million as a pre-buy commitment from Ro, which was partially offset by revenue recognized with respect to Ro of $13.4 million for the six months ended June 30, 2022. The increase in operating activity outflows was further influenced by the timing of receivables from our government grants as well as GGM for the six months ended June 30, 2022, as compared to the six months ended June 30, 2021.

Cash (used in) provided by investing activities

Net cash used in investing activities was $5.1 million for the six months ended June 30, 2022, as compared to $13.9 million provided by investing activities for the six months ended June 30, 2021. The outflows were primarily attributable to $5.1 million in the purchase of property and equipment for the six months ended June 30, 2022. For the six months ended June 30, 2021, inflows were primarily attributable to $24.0 million in maturities of marketable securities, which were partially offset by $10.1 million in the purchase of property and equipment for the six months ended June 30, 2021.

Cash provided by financing activities

Net cash provided by financing activities was $42.2 million for the six months ended June 30, 2022, as compared to $4.3 million for the six months ended June 30, 2021. The increase in inflows was primarily attributable to net proceeds of $70.5 million received from the completion of the Business Combination in January 2022, which was partially offset by our repayment of convertible promissory notes also in January 2022, totaling $27.3 million, as compared to net proceeds of $4.5 million from the issuance of loans in Italy for the six months ended June 30, 2021.

Contractual Obligations and Commitments

For the three and six months ended June 30, 2022, there were no material changes to our contractual obligations and commitments from those described under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations and Commitments” in our Form 8-K Amendment No. 1 filed with the SEC on March 24, 2022, except in January 2022, we settled convertible promissory notes in cash for principal plus accrued interest in the aggregate amount of $27.3 million. For further information on these convertible promissory notes, please see Note 12 to the unaudited condensed consolidated financial statements included elsewhere in this Quarterly Report.

Off-Balance Sheet Arrangements

We currently do not have, and did not have during the periods presented, any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Critical Accounting Policies and Significant Judgments and Estimates

For the three and six months ended June 30, 2022, there have been no material changes to our critical accounting policies from those described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 8-K Amendment No. 1 filed with the SEC on March 24, 2022 other than those described in Note 2 in the accompanying Notes to unaudited condensed consolidated financial statements included elsewhere in this Quarterly Report.

Recent Accounting Pronouncements

For a discussion of recent accounting pronouncements, see Note 2 in the accompanying Notes to unaudited condensed consolidated financial statements included elsewhere in this Quarterly Report.

JOBS Act Accounting Election

Under Section 107(b) of the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, an “emerging growth company” can delay the adoption of new or revised accounting standards until such time as those standards would apply to private companies. We have elected to avail ourselves of this exemption to delay adopting new or revised accounting standards until such time as those standards apply to private companies. However, where allowable we have early adopted certain standards as described in Note 2 of our consolidated financial statements. There are other exemptions and reduced reporting requirements provided by the JOBS Act that we are currently evaluating. For example, as an “emerging growth company,” we are exempt from Sections 14A(a) and (b) of the Exchange Act which would otherwise require us to (1) submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “golden parachutes;” and (2) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of our chief executive officer’s compensation to our median employee compensation.

We also intend to rely on an exemption from the rule requiring us to provide an auditor’s attestation report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act. We will continue to remain an “emerging growth company” until the earliest of the following: (1) the last day of the fiscal year following the fifth anniversary of the date of the completion of this registration; (2) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (3) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (4) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Item 3. Quantitative and Qualitative Disclosures about Market Risk

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are not required to provide the information otherwise required under this item.

Item 4. Controls and Procedures.

Changes in Internal Control over Financial Reporting

There was no change in our internal control over financial reporting that occurred during the fiscal quarter ended June 30, 2022 covered by this Quarterly Report on Form 10-Q that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Evaluation of Disclosure Controls and Procedures

We maintain “disclosure controls and procedures” as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act that are designed to ensure that information required to be disclosed in the reports we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports we file or submit under the Exchange Act is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. In designing and evaluating our disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving their objectives, and management necessarily applies its judgment in evaluating the benefits of possible controls and procedures relative to their costs.

Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, who serve as our principal executive officer and principal financial officer, respectively, has evaluated the effectiveness of our disclosure controls and procedures as of June 30, 2022. Our assessment is that, based on such evaluation, our Chief Executive Officer and Chief Financial Officer have concluded we maintain effective internal control over financial reporting as of June 30, 2022. Management has concluded that the unaudited condensed consolidated financial statements included in this Quarterly Report present fairly, in all material respects, the Company’s financial position, results of operations and cash flows for the periods disclosed in accordance with U.S. GAAP.

PART II—OTHER INFORMATION

Item 1. Legal Proceedings.

From time to time, we are party to litigation and subject to claims incident to the ordinary course of business. As our growth continues, we may become party to an increasing number of litigation matters and claims. The outcome of litigation and claims cannot be predicted with certainty, and the resolution of these matters could materially affect our future results of operations, cash flows, or financial position. We are not presently party to any legal proceedings that, in the opinion of management, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, financial condition, or cash flows.

Item 1A. Risk Factors.

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this Quarterly Report, and in our Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the SEC on April 1, 2022 (our “2021 Annual Report”), and our other filings with the SEC, before making a decision to invest in our securities. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. We have marked with an asterisk (*) those risks described below that reflect material changes from, or additions to, the risks described in our 2021 Annual Report.

Summary of Principal Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted below, which illuminate challenges that we face in connection with the successful implementation of our strategy and the growth of our business. The following considerations, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of shares of our securities and result in a loss of all or a portion of any investment in our securities:

Risks Related to Product Development, Regulatory Approval and Commercialization

•
We are dependent on the success of our hydrogel technology for Plenity, which is currently our only marketed and FDA-authorized product.
•
Plenity may cause undesirable side effects that could result in significant negative consequences, including product liability or other litigation, that may be costly to us and/or adversely impact the commercial success of Plenity. The broad prescription pharmaceutical and medical device market for overweight and obesity is strictly regulated. Several competitors have attempted unsuccessfully to generate significant, sustainable sales in that market.
•
We are, and will continue to be, subject to ongoing and extensive regulatory requirements. Any failure to comply with applicable laws and regulations, including those pertaining to the advertising and promotion of healthcare products, could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings, and substantially harm our business.
•
Plenity is currently regulated as a medical device by the FDA and may become subject to similar or other therapeutic regulatory requirements outside the United States.
•
Recently enacted and future legislation may increase the difficulty and cost for us to further commercialize Plenity and any other products we may develop in the future and decrease the prices we may obtain for our approved products.
•
We are responsible for manufacturing Plenity and we currently have validated and active commercial scale manufacturing facility that we are currently expanding, a fully functional pilot manufacturing site that can be quickly activated and land owned and zoned for commercial capacity expansion. We will continue to invest in manufacturing capacity at these sites and possibly build additional manufacturing sites to meet increased demand as Plenity is launched through new channels or in new markets. Our inability to produce an adequate supply of Plenity, due to the loss of these facilities or other future facilities or any material limitation of production at these facilities, could materially and adversely impact the commercial growth and success of Plenity and, consequently, could cause our revenue, earnings or reputation to suffer.
•
There is no guarantee that we will be able to successfully commercialize Plenity through the channels, or in the markets, we are targeting or at all.
•
The telehealth market is immature and volatile, and if it does not develop, if it develops more slowly than we expect, or if it encounters negative publicity, our ability to fully commercialize Plenity and grow our business will be harmed.

•
Successful commercialization of Plenity is dependent on the willingness of the ultimate patient to pay out-of-pocket. If there is not sufficient patient demand for Plenity, our financial results and future prospects will be harmed.
•
Competing products and technologies could emerge, including pharmaceuticals, devices, and surgical procedures, that adversely affect our opportunity to generate sales of Plenity and achieve profitability.

Risks Related to Intellectual Property Rights

•
If we are unable to adequately protect our proprietary technology or maintain issued patents that are sufficient to protect Plenity, or if competitors are able to market competitive products without infringing our protected intellectual property rights, others could compete against us in ways that would have a material adverse impact on our business, results of operations, financial condition and prospects.
•
We have licensed Plenity to third party partners (e.g. for launch in Greater China, including Mainland China, Hong Kong, Macau, and Taiwan) and have also granted limited licenses to practice patent rights for noncommercial, research purposes. We may continue to out-license our intellectual property and may agree under certain circumstances to grant limited exclusive or non-exclusive commercial rights as well. There can be no guarantee that the third party’s activities will not in any way overlap or interfere with the commercialization of Plenity. Additionally, there is always the possibility that we may become dependent on obtaining access to third party intellectual property in connection with the commercialization of Plenity or for other new product candidates in the future.
•
We may infringe the intellectual property rights of others, which may prevent or delay our development efforts or stop us from commercializing or increase the costs of commercializing Plenity.
•
We may be involved in lawsuits to protect or enforce our patents, which could be expensive, time- consuming, and unsuccessful.
•
Issued patents covering Plenity could be found invalid or unenforceable if challenged in court.
•
Changes in U.S. patent law could diminish the value of patents in general, thereby impairing our ability to protect our products.

Risks Related to Our Business and Strategy

•
We will need to continue to develop and expand, and if we fail to manage such development and expansion effectively, our expenses could increase more than expected, our revenue may not increase sufficiently to generate sustainable profits and we may be unable to successfully execute on our growth initiatives, business strategies or operating plans.
•
Our ability to identify, engage with, and retain Plenity patients is essential to our ability to grow and sustain our sales.
•
We rely on a limited number of channels for the distribution of Plenity, with a few qualified distributors currently accounting for substantially all of our revenue. The loss of one or more of such qualified distributors would materially harm our business.
•
We depend on collaborations with third parties for the commercialization of Plenity in certain markets. If our third-party partners do not launch and successfully commercialize Plenity in key markets before our competitors offer products for the same or similar uses, we may not be able to fully capitalize on the market potential of Plenity.
•
Our future success depends on our ability to retain our senior executive officers, and to attract and keep senior management and key scientific and commercial personnel.
•
We may not be successful in our efforts to identify or discover additional product candidates.
•
We face potential product liability exposure and, if claims are brought against us, we may incur substantial liability.
•
If we do not continually enhance our brand recognition, increase distribution of Plenity, attract new patients and introduce new and innovative products, either on a timely basis or at all, our business may suffer.
•
Our international operations for the supply chain of Plenity pose certain political, legal and compliance, operational, regulatory, economic and other risks to our business that may be different from or more significant than risks associated with our U.S. operations.
•
Competition from other weight management and wellness industry participants or the development of more effective or more favorably perceived weight management methods could result in decreased demand for Plenity.

Risks Related to Financial Position and Financing Needs

•
We are a commercial stage biotherapeutics company, but to date we have generated limited product sales. We have incurred significant operating losses since our inception and anticipate that we will continue to incur continued losses for the next several years.
•
We may be unable to accurately forecast revenue and appropriately plan our expenses in the future.
•
In order to support our business, we will need to incur additional indebtedness or seek capital through new equity or debt financings, which sources of additional indebtedness or capital have become increasingly difficult to secure and may not be available on acceptable terms, if at all, and the failure to obtain this additional funding when needed may force us to delay, limit or terminate our product development efforts or other operations.
•
We believe our current cash and cash equivalents will not be sufficient to fund our business for the next twelve months from the date of the unaudited condensed consolidated financial statements included elsewhere in this Quarterly Report, raising substantial doubt about our ability to continue as a going concern.

Risks Related to Ownership of Our Common Stock

•
The price of our Common Stock has been, and may continue to be, volatile, and you could lose all or part of your investment.
•
There can be no assurance that we will be able to comply with the continued listing standards of the NYSE.
•
Securities of many companies formed through a merger or other business combinations with a SPAC, such as ours, have experienced and may continue to experience, a material decline in price relative to the share price of the SPAC prior to the Business Combination.

Risks Related to Our Business and Industry

Risks Related to Product Development, Regulatory Approval and Commercialization

We are dependent on the success of our hydrogel technology for Plenity, which is currently our only marketed and FDA-authorized product.

Plenity is currently our only marketed FDA de novo authorized product and our business depends on the successful commercialization of Plenity. We may never be able to achieve widespread market acceptance of Plenity or, if we do, be able to develop additional indications for Plenity, which will require substantial additional clinical development, testing and regulatory approval before we are permitted to commercialize those indications. The manufacturing and marketing of Plenity is subject to extensive and rigorous review and regulation by numerous government authorities in the United States and in other countries where we intend to market Plenity. Because our business is almost entirely dependent upon Plenity and our underlying hydrogel technology, any setback in our pursuit of commercialization of Plenity would have a material adverse effect on our business and prospects.

Plenity may cause undesirable side effects that could result in significant negative consequences, including product liability or other litigation, that may be costly to us and/or adversely impact the commercial success of Plenity.

Undesirable side effects caused by Plenity could cause us, the FDA or European regulatory authorities to interrupt, delay or halt the continued commercialization of Plenity and could result in more restrictive labeling, or withdrawal or limitations on Plenity’s marketing approval. To date, the main adverse events in patients taking Plenity have been bloating, flatulence, abdominal pain and diarrhea. However, there have been no serious adverse events attributed to Plenity and the difference in adverse events between Plenity and placebo has been negligible. If we or others identify other undesirable side effects caused by Plenity, a number of potentially significant consequences could result, including:

•
the FDA or European notified bodies may withdraw or limit their marketing approval of the product;
•
the FDA or European notified bodies may require the addition of labeling statements, such as a black box warning or a contraindication;
•
we may be required to change the way the product is distributed or administered, conduct additional clinical trials or change the labeling of the product;
•
we may decide to remove the products from the marketplace;

•
we could be sued and held liable for injury caused to individuals using our product; and
•
our reputation may suffer.

Any of these events could prevent us from achieving or maintaining market acceptance of Plenity and could substantially increase the costs of commercializing the product and/or significantly impact our ability to successfully commercialize and generate product sales.

The broad prescription pharmaceutical and medical device market for overweight and obesity is strictly regulated.

Even though we obtained the required regulatory approval in the United States, our ability to generate product sales is dependent on our ability to market and sell Plenity, which depends upon the awareness and acceptance of Plenity among the medical community, including physicians and patients. If Plenity does not achieve an adequate level of acceptance by patients and physicians, we will not generate sufficient product sales of Plenity to become or remain profitable. Our efforts to educate the medical community about the benefits of Plenity may require significant resources and may never be successful.

We are, and will continue to be, subject to ongoing and extensive regulatory requirements, and our failure to comply with these requirements could substantially harm our business.

We are, and will continue to be, subject to ongoing FDA requirements and continued regulatory oversight and review, including routine inspections by the FDA of our manufacturing facilities and compliance with requirements such as the Quality System Regulation, or QSR, which establishes extensive requirements for quality assurance and control as well as manufacturing procedures; requirements pertaining to the registration of our manufacturing facilities and the listing of Plenity with the FDA; continued complaint, adverse event and malfunction reporting; corrections and removals reporting; and labeling and promotional requirements. The promotional claims we are, and will continue to be, able to make for Plenity are limited to the approved indications for use. We may also be subject to additional FDA post-marketing requirements. If we are not able to maintain regulatory compliance, we may not be permitted to market Plenity and/or may be subject to enforcement by the FDA such as the issuance of warning or untitled letters, the imposition of fines, injunctions, and civil penalties; the recall or seizure of products; the imposition of operating restrictions; and the institution of criminal prosecution. In addition, we will be subject to similar regulatory regimes in Europe for Plenity. Adverse EU Competent Authority or FDA action in any of these areas could significantly increase our expenses and limit our product sales and profitability.

The FDA and other regulatory authorities actively enforce the laws and regulations pertaining to the advertising and promotion of healthcare products. If we are found to have improperly promoted off-label uses, including for the use of an unapproved indication or in an unapproved age group or dosage, we may become subject to significant liability and corresponding litigation.

The FDA and European regulatory authorities strictly regulate the promotional claims that may be made about prescription products, such as Plenity. In particular, a medical device may not be promoted for uses that are not approved by the FDA or other regulatory authorities as reflected in the product’s approved labeling. For example, we are not allowed to make claims for Plenity pertaining to diabetes management or glycemic control in prediabetic and type 2 diabetic patients without approval of specific labeling regarding such use. Even though we received marketing approval for Plenity to aid in weight management in overweight and obese adults with a body mass index (kg/m2), or BMI, of 25 - 40, when used in conjunction with diet and exercise, physicians may nevertheless prescribe Plenity to their patients in a manner that is inconsistent with the approved label. If we are found to have promoted such off-label uses, we may become subject to enforcement action by the FDA, including warning or untitled letters. In addition, the federal government has levied large civil and criminal fines against companies for alleged improper promotion and has enjoined companies from engaging in off-label promotion. The FDA has also requested that companies enter into consent decrees of permanent injunctions under which specified promotional conduct is changed or curtailed. If we cannot successfully manage the promotion of Plenity, we could become subject to significant liability, which would materially adversely affect our business and financial condition.

Healthcare laws and regulations expose us to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings, and our direct marketing strategy could enhance such exposure.

Healthcare providers, physicians and others play a primary role in the recommendation and prescription of Plenity. Any arrangements with third party payors will expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we market, sell and distribute Plenity. Restrictions under applicable federal and state healthcare laws and regulations include the following:

•
The federal anti-kickback statute prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under federal healthcare programs such as Medicare and Medicaid.
•
The federal False Claims Act imposes criminal and civil penalties, including those from civil whistleblower or qui tam actions, against individuals or entities for knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent or making a false statement to avoid, decrease, or conceal an obligation to pay money to the federal government.
•
The federal Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, imposes criminal and civil liability for executing a scheme to defraud any healthcare benefit program and also imposes obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information.
•
The federal false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of or payment for healthcare benefits, items or services.
•
The federal transparency requirements, sometimes referred to as the “Sunshine Act,” under the Patient Protection and Affordable Care Act, require manufacturers of drugs, medical devices, biologics and medical supplies to report to the Department of Health and Human Services information related to physician payments and other transfers of value and physician ownership and investment interests.
•
Analogous state laws and regulations, such as state anti-kickback and false claims laws and transparency laws, may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third party payors, including private insurers. Some state laws require medical device companies to comply with the medical device industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government in addition to requiring device manufacturers to report information related to payments to physicians and other healthcare providers or marketing expenditures and pricing, with the reported information to be made publicly available on a searchable website.
•
Ensuring that our future business arrangements with third parties comply with applicable healthcare laws and regulations could be costly. It is possible that governmental authorities will conclude that our business practices do not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations, including current or future activities to be conducted by our or a collaborator’s sales team, were found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines and exclusion from government funded healthcare programs, such as Medicare and Medicaid, any of which could substantially disrupt our operations. If any of the physicians or other providers or entities with whom we expect to do business are found not to be in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs.

Plenity is currently regulated as a medical device by the FDA and may become subject to similar or other therapeutic regulatory requirements outside the United States.

Plenity is currently regulated by the FDA as a medical device and may become subject to similar or other therapeutic regulatory requirements outside of the United States. We expect to expand the sales of Plenity internationally, and as we do so we will also become subject to similar regulations by foreign governments. Government regulations specific to medical devices are wide ranging and govern, among other things:

•
product design, development and manufacture;
•
laboratory, preclinical and clinical testing, labeling, packaging, storage, and distribution;
•
premarketing clearance or approval or de novo authorization;
•
record keeping;
•
product marketing, promotion and advertising, sales and distribution; and
•
post-marketing surveillance, including reporting of deaths, serious injuries and product malfunctions, recalls, corrections and removals.

Before a new medical device, or a new intended use for a device in commercial distribution, can be marketed in the United States, a company must first submit and receive either 510(k) clearance pursuant to section 510(k) of the Federal Food, Drug, and Cosmetic Act, or FDCA, unless an exemption applies; approval of a premarket approval, or PMA, application from the FDA; or de novo classification or authorization. In the 510(k) clearance process, the FDA must determine that a proposed device is “substantially equivalent” to a device legally on the market, known as a “predicate” device, in order to clear the proposed device for marketing. To be substantially equivalent, the proposed device must have the same intended use as the predicate device, and either have the same technological characteristics as the predicate device or have different technological characteristics and not raise different questions of safety or effectiveness than the predicate device. Clinical data is sometimes required to support substantial equivalence. Failure to demonstrate substantial equivalence to a predicate device to the FDA’s satisfaction will require the submission and approval by the FDA of a PMA application. However, the FDA can reclassify, or use “de novo classification” for, a device for which there was no predicate device if the device is low or moderate risk. The FDA will identify “special controls” that the manufacturer must implement, which often include labeling and other restrictions. Subsequent applicants can rely on the de novo product as a predicate for a 510(k) clearance. The FDA’s 510(k) clearance process usually takes from three to 12 months, but may last longer. The process for obtaining a PMA approval takes from one to three years, or even longer, from the time the PMA is submitted to the FDA until an approval is obtained. Any delay or failure to obtain necessary regulatory approvals, authorizations, or clearances for new product offerings, if any, could have a material adverse effect on our business, financial condition and results of operations. Material modifications to the intended use or technological characteristics of Plenity may also require new 510(k) clearances, premarket approvals, or de novo authorizations prior to implementing the modifications, or require us to recall or cease marketing Plenity until these clearances, approvals or authorizations are obtained.

In addition, we are required to timely submit various reports with the FDA, including reports that Plenity may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if the malfunction were to recur. If these reports are not filed in a timely manner, regulators may impose sanctions and we may be subject to product liability or regulatory enforcement actions, all of which could harm our business, financial condition and results of operations. Any corrective actions can be costly, time-consuming, and divert resources from other portions of our business. Furthermore, the submission of these reports could be used by competitors against us, which could harm our reputation.

The FDA and the FTC also regulate the advertising and promotion of Plenity and services to ensure that the claims we make are consistent with our marketing authorizations, that there is adequate and reasonable data to substantiate the claims and that our promotional labeling and advertising are neither false nor misleading. If the FDA or FTC determines that any of our advertising or promotional claims are misleading, not substantiated or not permissible, we may be subject to enforcement actions, including warning letters, and we may be required to revise our promotional claims and make other corrections or restitutions.

Recently enacted and future legislation may increase the difficulty and cost for us to further commercialize Plenity and any other products we may develop in the future and decrease the prices we may obtain for our approved products.

In the United States and some foreign jurisdictions, there have been a number of legislative and regulatory changes and proposed changes regarding the healthcare system that could prevent or delay marketing approval of our products, restrict or regulate post-approval activities, and affect our ability to profitably sell our approved products and any product candidates for which we obtain marketing approval.

In March 2010, the Patient Protection and Affordable Care Act, or ACA, was enacted into law. The ACA is a sweeping law intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending, enhance remedies against fraud and abuse, add new transparency requirements for the healthcare and health insurance industries, impose new taxes and fees on the health industry, and impose additional health policy reforms.

Among the provisions of the ACA of importance to Plenity and other product candidates are the following:

•
expansion of healthcare fraud and abuse laws, including the False Claims Act and the Anti- Kickback Statute, new government investigative powers, and enhanced penalties for non-compliance;
•
extension of manufacturers’ Medicaid rebate liability;
•
expansion of eligibility criteria for Medicaid programs;
•
expansion of the entities eligible for discounts under the Public Health Service pharmaceutical pricing program;
•
requirements to report financial arrangements with physicians and teaching hospitals; and
•
a Patient-Centered Outcomes Research Institute to oversee, identify priorities in, and conduct comparative clinical effectiveness research, along with funding for such research.

Some of the provisions of the ACA have yet to be fully implemented, while certain provisions have been subject to reform through legislation and executive orders by the previous U.S. presidential administration and to judicial challenges. In 2012, the U.S. Supreme Court heard challenges to the constitutionality of the individual mandate and the viability of certain provisions of the ACA. The U.S. Supreme Court’s decision upheld most of the ACA and determined that requiring individuals to maintain “minimum essential” health insurance coverage or pay a penalty to the Internal Revenue Service was within Congress’s constitutional taxing authority. However, as a result of tax reform legislation enacted into law in late December 2017, the individual mandate has been eliminated, effective January 1, 2019. On December 14, 2018, a U.S. District Court judge in the Northern District of Texas ruled that the individual mandate is a critical and inseverable feature of the ACA, and therefore, because it was repealed as part of the 2017 Tax Reform Act, the remaining provisions of the ACA are invalid as well. On December 18, 2019, the Fifth Circuit U.S. Court of Appeals held that the individual mandate is unconstitutional. On March 2, 2020, the U.S. Supreme Court granted the petitions for writs of certiorari to review this case, and held oral arguments on November 10, 2020. On June 17, 2021, the U.S. Supreme Court dismissed the most recent judicial challenge to the ACA brought by several states without specifically ruling on the constitutionality of the ACA. Prior to the U.S. Supreme Court’s decision, President Biden issued an executive order that initiated a special enrollment period from February 15, 2021 through August 15, 2021 for the purpose of obtaining health insurance coverage through the ACA marketplace. The executive order also instructed certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare, including among others, reexamining Medicaid demonstration projects and waiver programs that include work requirements, and policies that create unnecessary barriers to obtaining access to health insurance coverage through Medicaid or the ACA. It is unclear how other healthcare reform measures of the Biden administration or other efforts, if any, to challenge, repeal or replace the ACA will impact our business.

Other legislative changes have also been proposed and adopted since the ACA was enacted that, directly or indirectly, affect or are likely to affect, the pharmaceutical industry and the commercialization of our products, including the Budget Control Act of 2011, or BCA, the American Taxpayer Relief Act of 2012, or ATRA, and the Middle Class Tax Relief and Job Creation Act of 2012. In August 2011, the BCA, among other things, created measures for spending reductions by Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions of Medicare payments to providers averaging 2% per fiscal year, and, due to subsequent legislative amendments, will remain in effect through 2031 unless additional Congressional action is taken.

However, the Medicare sequester reductions under the BCA were suspended from May 1, 2020 through March 31, 2022 due to the COVID-19 pandemic. The ATRA, among other things, reduced Medicare payments to several providers, including hospitals, imaging centers and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.

We expect that the ACA, as well as other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that we receive for our products that obtain marketing approval. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. The implementation of cost-containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability, or commercialize our products.

Individual states in the United States have also become increasingly aggressive in passing legislation and implementing regulations designed to control product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access, and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.

There have been, and likely will continue to be, legislative and regulatory proposals at the foreign, federal and state levels directed at containing or lowering the cost of healthcare. The implementation of cost-containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability, or commercialize our products. Such reforms could have an adverse effect on anticipated revenue from our products and product candidates that we may successfully develop and for which we may obtain regulatory approval and may affect our overall financial condition and ability to develop future product candidates. We cannot predict the initiatives that may be adopted in the future. The continuing efforts of the government, insurance companies, managed care organizations, and other payors of healthcare services to contain or reduce costs of healthcare and/or impose price controls may adversely affect:

•
the demand for our product and product candidates, if approved;
•
our ability to receive or set a price that we believe is fair for our products;
•
our ability to generate revenue and achieve or maintain profitability;

•
the amount of taxes that we are required to pay; and
•
the availability of capital.

We expect that the ACA, as well as other healthcare reform measures that may be adopted in the future, may result in additional reductions in Medicare and other healthcare funding, more rigorous coverage criteria, lower reimbursement, and new payment methodologies. This could lower the price that we receive for our approved products. Any denial in coverage or reduction in reimbursement from Medicare or other government-funded programs may result in a similar denial or reduction in payments from private payors, which may prevent us from being able to generate sufficient revenue, attain profitability or commercialize our product and product candidates, if approved. Litigation and legislative efforts to change or repeal the ACA are likely to continue, with unpredictable and uncertain results.

We are responsible for manufacturing Plenity and currently have a validated and active commercial scale manufacturing facility that we are currently expanding, a fully functional pilot manufacturing site that can be quickly activated and land owned and zoned for commercial capacity expansion. We will continue to invest in manufacturing capacity at these sites and possibly build additional manufacturing sites to meet increased demand as Plenity is launched through new channels or in new markets. Our inability to produce an adequate supply of Plenity, due to the loss of these facilities or other future facilities or any material limitation of production at these facilities, could materially and adversely impact the commercial growth and success of Plenity and, consequently, could cause our revenue, earnings or reputation to suffer.

We have developed proprietary processes and manufacturing technologies for the production of Plenity. Our subsidiary, Gelesis S.r.l., operates manufacturing and research and development facilities in southern Italy that produce Plenity. These facilities are currently our sole supplier of Plenity and while we currently plan to quadruple the output of this facility in 2022 to meet the near term demands associated with the commercialization of Plenity there are no assurances that we will be able to do so successfully or at all.

Any performance failure by us could delay or otherwise adversely affect the commercialization of Plenity and we may encounter difficulties involving the production yields, regulatory compliance, lot release, quality control and quality assurance, as well as shortages of qualified personnel. Moreover, the ability to manufacture and supply Plenity adequately and in a timely manner is dependent on the uninterrupted and efficient operation of Gelesis S.r.l., which may be impacted by many manufacturing variables, including, but not limited to:

•
availability of raw materials from suppliers;
•
contamination of raw materials and components used in the manufacturing process;
•
capacity of our facilities or those of our contract manufacturers, if any;
•
the ability to adjust to changes in actual or anticipated use of the facility, including with respect to having sufficient capacity and a sufficient number of qualified personnel;
•
facility contamination by microorganisms or viruses or cross contamination;
•
compliance with regulatory requirements, including inspectional notices of violation and warning letters;
•
changes in actual or forecasted demand;
•
timing and number of production runs;
•
production success rates; and
•
timing and outcome of product quality testing.

In addition, we may encounter delays and problems in manufacturing Plenity for a variety of reasons, including accidents during operations, failure of equipment, delays in receiving materials, natural or other disasters, political or governmental unrest or changes, social unrest, epidemics and pandemics, intentional misconduct or other factors inherent in operating complex manufacturing facilities. We may not be able to operate our manufacturing facility in a cost-effective manner or in a time frame that is consistent with manufacturing needs. If we cease or interrupt production or if other third parties fail to supply materials, products or services to us for any reason, such interruption could delay the commercial supply of Plenity, with the potential for additional costs and lost product sales. If this were to occur, we may also need to seek alternative means to fulfill our manufacturing needs. If we encounter unexpected failures or difficulties in our manufacturing process or require amounts of Plenity in excess of our current estimates we may be unable to manufacture sufficient supplies to support its commercialization, which will adversely impact the growth and success of Plenity and, consequently, could cause our revenue, earnings or reputation to suffer.

Furthermore, we will also be subject to ongoing periodic inspection, which may be unannounced, by the FDA, corresponding state authorities and European regulatory authorities to ensure strict compliance with QSR requirements and other applicable government regulations and corresponding foreign standards. If we fail to maintain compliance or otherwise experience setbacks, we could be subject to enforcement action, including warning or untitled letters or civil or criminal penalties, the production of Plenity could be interrupted or suspended, or Plenity could be recalled or withdrawn, resulting in delays, additional costs and potentially lost product sales.

There is no guarantee that we will be able to successfully commercialize Plenity through the channels, or in the markets we are targeting or at all.

The commercial success of Plenity depends upon the awareness and acceptance of Plenity among the medical community, including physicians and patients. Market acceptance of Plenity depends on a number of factors, including, among others:

•
Plenity’s demonstrated ability to aid in weight management in overweight and obese patients;
•
the perceived advantages and disadvantages of Plenity over existing products and other competitive treatments and technologies for weight management in overweight and obese patients;
•
the prevalence and severity of any adverse side effects associated with Plenity, such as bloating, flatulence, abdominal pain and diarrhea;
•
limitations or warnings contained in the labeling approved for Plenity by the FDA or certain European notified bodies;
•
availability of alternative treatments, including a number of competitive obesity therapies already approved or expected to be commercially launched in the near future;
•
the extent to which physicians prescribe Plenity;
•
the willingness of the target patient population to try new therapies;
•
the strength of marketing and distribution support and timing of market introduction of competitive products;
•
publicity concerning our products or competing products and treatments;
•
pricing and cost effectiveness;
•
the effectiveness of our sales and marketing strategies; and
•
the willingness of patients to pay out-of-pocket in the absence of third party reimbursement.

If Plenity does not achieve an adequate level of acceptance by patients and physicians, we will not generate sufficient product sales of Plenity to become or remain profitable. Our efforts to educate the medical community about the benefits of Plenity may require significant resources and may never be successful.

The telehealth market is immature and volatile, and if it does not develop, if it develops more slowly than we expect, or if it encounters negative publicity, our ability to fully commercialize Plenity and grow our business will be harmed.

Our ability to fully commercialize Plenity and grow our business will depend, to a certain extent, upon the willingness of patients to use, and extent of their utilization of, telehealth services. The telehealth market is relatively new and unproven, and it is uncertain whether it will achieve and sustain high levels of demand, consumer acceptance and market adoption. The outbreak of the COVID-19 pandemic has increased utilization of telehealth services, but it is uncertain whether such increase in demand will continue post-pandemic. Negative publicity concerning the telehealth market as a whole could limit market acceptance of, or ability to generate sales of, Plenity. If patients do not engage with Plenity through telehealth services then our ability to access potential patients and, accordingly, our market, may be limited, may develop more slowly than we expect, or may not develop at all. Similarly, individual and healthcare industry concerns or negative publicity regarding patient confidentiality and privacy in the context of telehealth could limit the use of telehealth services to access Plenity. If any of these events occurs, it could have a material adverse effect on our business, financial condition and results of operations.

Our ability to market and sell Plenity through telehealth services in a particular jurisdiction is directly dependent on the applicable laws that govern remote healthcare and the practice of medicine and healthcare delivery in general in such jurisdiction, which are subject to changing political, regulatory and other influences that may restrict our use of telehealth services or otherwise negatively impact our business model and growth.

The ability of our qualified distributors to market and sell Plenity through telehealth services in a particular jurisdiction is directly dependent upon the applicable laws in such jurisdiction that govern remote healthcare and the practice of medicine and healthcare delivery in general in such jurisdictions, which are subject to changing political, regulatory and other influences. Some state medical boards have established rules or interpreted existing rules in a manner that may limit or restrict the ability of our qualified distributors to use telehealth services in connection with providing patients with access to Plenity or otherwise negatively impact our business model and growth.

Telehealth offers patients the ability to see a licensed medical professional for advice, diagnosis and treatment of routine health conditions on a remote basis, which has been particularly important during the COVID-19 pandemic. Due to the nature of this service and the provision of medical care and treatment by licensed medical professionals, certain of our qualified distributors and their physicians and healthcare professionals who prescribe our products via telehealth are and may in the future be subject to complaints, inquiries and compliance orders by national and state medical boards. Such complaints, inquiries or compliance orders may result in disciplinary actions taken by these medical boards against the licensed physicians who provide Plenity through these telehealth services, which could include suspension, restriction or revocation of the physician’s medical license, probation, required continuing medical education courses, monetary fines, administrative actions and other conditions and would, in turn, limit the distribution of Plenity and slow our commercialization efforts.

Due to the uncertain regulatory environment, certain states may determine that our qualified distributors and their affiliated physicians or healthcare professionals are in violation of their laws and regulations or such laws and regulations may change. In the event that we must remedy such violations, we may be required to modify how we utilize telehealth services, if at all, in connection with the distribution of Plenity in such states in a manner that undermines our business, we may become subject to fines or other penalties or, if we determine that the requirements to operate in compliance in such states are overly burdensome, we may elect to terminate our operations in such states. In each case, our revenue may decline and our business, financial condition and results of operations could be materially adversely affected.

In order to sell, market and distribute Plenity, we may enter into additional strategic collaborations with third parties. We have limited experience with such collaborations and if we have problems establishing these relationships, the commercialization of Plenity could be impaired.

We are continually evaluating changing consumer preferences and the competitive environment of the weight management industry and seeking out opportunities to improve our performance through the implementation of selected strategic collaborations. The goal of these efforts is to develop and implement a comprehensive and competitive business strategy that addresses those changes and drives the sale and distribution of Plenity. We may not be able to successfully implement our strategic collaborations and realize the intended business opportunities, growth prospects, including new business channels, and competitive advantages. Our efforts to capitalize on business opportunities may not bring the intended results. Assumptions underlying expected financial results or consumer demand and receptivity may not be met or economic conditions may deteriorate. We also may be unable to attract and retain highly qualified and skilled personnel to implement our strategic collaborations and we have limited experience implementing such arrangements with third parties. If we have problems establishing these relationships or executing thereunder, the commercialization of Plenity could be impaired.

Successful commercialization of Plenity is dependent on the willingness of the ultimate patient to pay out-of-pocket. If there is not sufficient patient demand for Plenity, our financial results and future prospects will be harmed.

We cannot be certain that third party reimbursement will be available for Plenity, and, if reimbursement is available, the amount of any such reimbursement. As a result, we expect that our success will be dependent on the willingness of patients to pay out-of-pocket for Plenity. The decision by a patient to elect to undergo treatment with Plenity may be influenced by a number of factors, such as:

•
the success of any sales and marketing programs, including direct-to-consumer marketing efforts, that we, or any third parties we engage, undertake, and as to which we have limited experience;
•
the extent to which physicians prescribe Plenity for their patients;
•
the extent to which Plenity satisfies patient expectations;
•
the cost, safety, and effectiveness of Plenity as compared to other treatments; and
•
general consumer confidence, which may be impacted by economic and political conditions.

Our financial performance will be materially harmed if we cannot generate significant patient demand for Plenity.

Competing products and technologies could emerge, including pharmaceuticals, devices and surgical procedures, that adversely affect our opportunity to generate sales of Plenity and achieve profitability.

The biotechnology, pharmaceutical and medical device industries are intensely competitive and subject to rapid and significant technological change. We have competitors in a number of jurisdictions, many of which have substantially greater name recognition, commercial infrastructures and financial, technical and personnel resources than we have. Competitors may invest heavily to quickly discover and develop products that could make Plenity obsolete or economically disadvantageous. Competitors may also choose to develop a substantial equivalent of Plenity and obtain clearance through the FDA’s 510(k) clearance process, taking advantage of our investment and work. A new product that competes with Plenity may need to demonstrate that it is substantially equivalent to Plenity or that it has compelling advantages in efficacy, convenience, tolerability and safety to be commercially successful, which if demonstrated, could adversely affect our sales of Plenity and, therefore, our profitability. Competing products, whether substantially equivalent or not, may also be sold at lower prices. This and other competitive factors could force us to lower prices or could result in reduced sales. In addition, products developed by others could emerge as competitors to Plenity. If we are not able to compete effectively against our competitors, our financial condition and operations will suffer.

Our competitors in the obesity market include drugs that are FDA-approved and currently marketed for the treatment of obesity. Plenity primarily competes with orlistat, phentermine/topiramate and naltrexone/ bupropion, three orally administered, marketed pharmaceutical products in the United States for the treatment of obesity, and several older products, indicated for short-term administration, including phentermine, phendimetrazine, benzphetamine and diethylpropion. Orlistat is marketed in the United States by Roche Group under the brand name Xenical and over-the-counter under the brand name alli, at half the prescribed dose, by GlaxoSmithKline. Vivus, Inc. also has a combination product, phentermine/ topiramate, which is marketed under the trade name Qsymia, Further, Orexigen Therapeutics, Inc. received FDA approval of naltrexone/bupropion which is marketed under the brand name Contrave in the United States and has also received marketing approval under the name Mysimba in the European Union. Plenity also competes with injectable pharmaceutical obesity therapies, including Saxenda and Wegovy marketed by Novo Nordisk. In addition, other approaches which utilize various implantable devices or surgical tools marketed by Apollo EndoSurgery, Inc., Obalon Therapeutics, Inc., Aspire Bariatrics, Inc., Scientific Intake Limited Co., and BioEnterics Corporation.

Many of our competitors have significantly greater financial, technical, manufacturing, marketing, sales and supply resources or experience than we have. Competing products could present superior treatment alternatives, including by being more effective, safer, less expensive or marketed and sold more effectively than any products we may develop. Competitors also may make any products we develop obsolete or noncompetitive before we recover the expense of developing and commercializing our product candidates. Such competitors could also recruit our employees, which could negatively impact our level of expertise and our ability to execute our business plan.

Risks Related to Intellectual Property Rights

If we are unable to adequately protect our proprietary technology or maintain issued patents that are sufficient to protect Plenity, or if competitors are able to market competitive products without infringing our protected intellectual property rights, others could compete against us in ways that would have a material adverse impact on our business, results of operations, financial condition and prospects.

Our commercial success will depend in part on our success in obtaining and maintaining issued patents and other intellectual property rights in the United States and elsewhere and protecting our proprietary technology. If we do not adequately protect our intellectual property and proprietary technology, competitors may be able to use our technologies without infringing on our intellectual property rights and erode or negate any competitive advantage that we may have, which could harm our business and ability to achieve profitability.

As of June 30, 2022, we own nine families of patents and patent applications relating to our hydrogel technology, two of which are directed to methods of treating obesity and reducing caloric intake using certain hydrogels, the hydrogel composition in Plenity and methods of producing hydrogels. The issued U.S. patents in these two families have expiration dates or projected expiration dates ranging from 2028 to 2033. We cannot provide any assurances that competitors will not practice the claims in our issued patents, or that claims in our issued patents are valid. Further, we cannot provide any assurances that the scope of the claims is sufficient to protect Plenity or its uses or that competitors will practice the claims. In Europe, there are additional issued patents directed to the hydrogel in Plenity, its production and uses of certain hydrogels to treat obesity and reduce caloric intake. In one of the seven other patent families, we have pending applications directed to treating overweight and obesity with certain hydrogels that are projected to expire in 2035.

We cannot provide any assurances that any of our patents have, or that any of our pending patent applications that mature into issued patents will include, claims with a scope sufficient to protect Plenity, that they will be sufficient to prevent competitors from marketing competitive products or that any indications obtained for Plenity, now or in the future, will be protected by any issued or future claim. Other parties have developed technologies that may be related or competitive to our approach and may have filed or may file patent applications and may have received or may receive patents that may overlap or conflict with our patent applications, either by claiming the same methods or formulations or by claiming subject matter that could dominate our patent position. The patent positions of biotechnology, pharmaceutical and medical device companies, including our patent position, involve complex legal and factual questions and, therefore, the issuance, scope, validity, and enforceability of any patent claims that we may obtain cannot be predicted with certainty. Patent law is continually evolving and rapidly changing, creating uncertainty and risk. Patents, if issued, may be challenged, deemed unenforceable, invalidated, or circumvented or it may be determined that competitive products do not infringe upon our rights. U.S. patents and patent applications may also be subject to interference proceedings, ex parte reexamination, inter partes review proceedings, post-grant review proceedings and challenges in district court. Patents may also be subjected to opposition, post-grant review, or comparable proceedings lodged in various foreign, both national and regional, patent offices.

These proceedings could result in either loss of the patent or denial of the patent application or loss or reduction in the scope of one or more of the claims of the patent or patent application. In addition, such proceedings may be costly. Thus, any patents that we own may not provide any protection against competitors. Furthermore, an adverse decision in an interference proceeding can result in a third party receiving the patent right sought by us, which in turn could affect our ability to develop, market or otherwise commercialize Plenity.

Furthermore, though an issued patent is presumed valid and enforceable, its issuance is not conclusive as to its validity or its enforceability, and it may not provide us with adequate proprietary protection or competitive advantages against competitors with similar or equivalent products. Competitors may also be able to design around our patents. Other parties may develop and obtain patent protection for more effective technologies, designs or methods. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or trade secrets by consultants, vendors, former employees and current employees. We also may encounter significant problems in protecting our proprietary rights in foreign countries. If these developments were to occur, they could have a material adverse effect on our sales.

Our ability to enforce our patent rights depends on the scope of our claims and our ability to detect infringement. It is difficult to detect infringers who do not advertise the components of their products or how they are made. Moreover, it may be difficult or impossible to obtain evidence of infringement in a competitor’s potential competitor’s product or methods of production. Any litigation to enforce or defend our patent rights, even if we were to prevail, could be costly and time-consuming and would divert the attention of our management and key personnel from our business operations. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded if we were to prevail may not be commercially meaningful. Third parties may also assert claims that they do not practice our patents and seek a determination of non-infringement.

In addition, proceedings to enforce or defend our patents could put our patents at risk of being invalidated, held unenforceable, or interpreted narrowly. Such proceedings could also provoke third parties to assert claims against us, including that some or all of the claims in one or more of our patents are invalid or otherwise unenforceable. If any of our patents covering Plenity are invalidated or found unenforceable, our financial position and results of operations would be materially and adversely impacted.

The degree of future protection for our proprietary rights is uncertain, and we cannot ensure that:

•
any of our patents, or any of our pending patent applications, if issued, will include claims having a scope sufficient to protect Plenity;
•
any of our pending patent applications will issue as patents;
•
we will be able to successfully commercialize Plenity, before our relevant patents expire;
•
we were the first to make the inventions covered by each of our patents and pending patent applications;
•
we were the first to file patent applications for these inventions;
•
others will not develop similar or alternative technologies that do not infringe our patents;
•
any of our patents will be found to ultimately be infringed;
•
any of our patents will be found to ultimately be valid and enforceable;
•
any patents issued to us will provide a basis for an exclusive market for our commercially viable products, will provide us with any competitive advantages or will not be challenged by third parties;
•
we will develop additional proprietary technologies or product candidates that are separately patentable; or

•
our commercial activities or products will not infringe upon the patents of others.

We also rely upon unpatented trade secrets, unpatented know-how, and continuing technological innovation to develop and maintain our competitive position, which we seek to protect, in part, by confidentiality agreements with our employees and our collaborators and consultants. We also have agreements with our employees and selected consultants that obligate them to assign their inventions to us and have non-compete agreements with some, but not all, of our consultants. It is possible that technology relevant to our business will be independently developed by a person that is not a party to such an agreement. Furthermore, if the employees and consultants who are parties to these agreements breach or violate the terms of these agreements, we may not have adequate remedies for any such breach or violation, and we could lose our trade secrets through such breaches or violations. Further, our trade secrets could otherwise become known or be independently discovered by our competitors, which could adversely affect our business, financial condition and results of operations.

We have licensed Plenity to third party partners (e.g. for launch in Greater China, including Mainland China, Hong Kong, Macau, and Taiwan) and have also granted limited licenses to practice patent rights for noncommercial, research purposes. We may continue to out-license our intellectual property and may agree under certain circumstances to grant limited exclusive or non-exclusive commercial rights as well. There can be no guarantee that the third party’s activities will not in any way overlap or interfere with the commercialization of Plenity. Additionally, there is always the possibility that we may become dependent on obtaining access to third party intellectual property in connection with the commercialization of Plenity or for other new product candidates in the future.

We have acquired certain patent rights that cover Plenity and these rights impose various obligations on us, including a requirement to make certain milestone and royalty payments and to prosecute and maintain the patent rights. We have also granted a non-exclusive license to practice the patent rights for noncommercial, research purposes, and we have agreed under certain circumstances to grant an additional non-blocking license for the development and commercialization of certain drug delivery products that do not include any composition of matter that is claimed by the patent rights, exclusive of products relating to obesity, weight loss, diabetes, metabolic diseases, GI disorders, laxatives and liquid removal. While we believe that the scope of any non-blocking license will be clearly distinct from our field of interest, there can be no guarantee that a disagreement will not arise over a particular product area, or that such a disagreement could not materially and adversely impact our business. In addition, we have also granted an exclusive, transferable, sublicensable, and royalty-bearing license of our intellectual property to develop, import, register, manufacture, and commercialize Plenity in Greater China (including Mainland China, Hong Kong, Macau, and Taiwan), Singapore and United Arab Emirates.

Additionally, under these agreements, such third parties have agreed to assign to us certain future technology relating to food products that they develop during the term of the agreements, as well as other improvements to our existing intellectual property rights that result from activities they perform under the agreements. There can be no guarantee, however, such third parties will not attempt to act contrary to such obligations or that, if they do, we would succeed in a legal action to stop them from doing so.

We may be required to enter into additional license(s) to use third party intellectual property that we find necessary or useful to our business, or because that third party owner asserts we are infringing on such third party intellectual property. In such a case, even if we are successful in obtaining terms that are commercially reasonable, such a future licensor might also allege that we have breached our license agreement and may accordingly seek to terminate our license with them or may insist on the right to terminate such a license at will. If successful, any such termination could result in our loss of the right to use the licensed intellectual property, which could materially adversely affect our ability to develop and commercialize a product candidate or product, if approved, as well as harm our competitive business position and our business prospects.

We may infringe the intellectual property rights of others, which may prevent or delay our development efforts or stop us from commercializing or increase the costs of commercializing Plenity.

Our success will depend in part on our ability to operate without infringing the intellectual property and proprietary rights of third parties. We cannot assure you that our business, products and methods do not or will not infringe the patents or other intellectual property rights of third parties.

The medical device, pharmaceutical and biotechnology industries are characterized by extensive litigation regarding patents and other intellectual property rights. Other parties may allege that Plenity or the use of our technologies infringes patent claims or other intellectual property rights held by them or that we are employing their proprietary technology without authorization. Patent and other types of intellectual property litigation can involve complex factual and legal questions, and their outcome is uncertain. Any claim relating to intellectual property infringement that is successfully asserted against us may require us to pay substantial damages, including treble damages and attorney’s fees if we are found to be willfully infringing another party’s patents, for past use of the asserted intellectual property and royalties and other consideration going forward if we are forced to take a license. In addition, if any such claim were successfully asserted against us and we could not obtain such a license, we may be forced to stop or delay developing, manufacturing, selling or otherwise commercializing Plenity or our other product candidates.

Even if we are successful in these proceedings, we may incur substantial costs and divert management time and attention in pursuing these proceedings, which could have a material adverse effect on us. If we are unable to avoid infringing the patent rights of others, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court, or redesign our products. Patent litigation is costly and time consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, intellectual property litigation or claims could force us to do one or more of the following:

•
cease selling or otherwise commercializing Plenity;
•
pay substantial damages for past use of the asserted intellectual property;
•
obtain a license from the holder of the asserted intellectual property, which license may not be available on reasonable terms, if at all; and
•
in the case of trademark claims, redesign or rename Plenity to avoid infringing the intellectual property rights of third parties, which may not be possible and, even if possible, could be costly and time-consuming.

Any of these risks coming to fruition could have a material adverse effect on our business, results of operations, financial condition and prospects.

We may be subject to claims challenging the inventorship or ownership of our patents and other intellectual property.

We may also be subject to claims that former employees, collaborators, or other third parties have an ownership interest in our patents or other intellectual property. For example, each of our patents and patent applications names one or more inventors affiliated with other institutions, any of whom may assert an ownership claim. Litigation may be necessary to defend against these and other claims challenging inventorship or ownership. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

The U.S. Patent and Trademark Office, or USPTO, and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent process. There are situations in which noncompliance can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, competitors might be able to enter the market earlier than would otherwise have been the case.

We may be involved in lawsuits to protect or enforce our patents, which could be expensive, time-consuming and unsuccessful.

Competitors may infringe our patents. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time-consuming. In addition, in an infringement proceeding, a court may decide that a patent of ours is not valid, is unenforceable and/or is not infringed, or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question. An adverse result in any litigation or defense proceedings could put one or more of our patents at risk of being invalidated or interpreted narrowly and could put our patent applications at risk of not issuing.

Interference proceedings provoked by third parties or brought by us may be necessary to determine the priority of inventions with respect to our patents or patent applications. An unfavorable outcome could require us to cease using the related technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms. Our defense of litigation or interference proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees. We may not be able to prevent misappropriation of our intellectual property rights, particularly in countries where the laws may not protect those rights as fully as in the United States.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of our Common Stock.

Issued patents covering Plenity could be found invalid or unenforceable if challenged in court.

If we initiated legal proceedings against a third party to enforce a patent covering our product candidate, the defendant could counterclaim that the patent covering our product candidate is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge include alleged failures to meet any of several statutory requirements, including lack of novelty, obviousness, indefiniteness or non-enablement.

Grounds for unenforceability assertions include allegations that someone connected with prosecution of the patent withheld relevant information from the USPTO or made a misleading statement during prosecution. Third parties may also raise similar claims before administrative bodies in the United States or abroad, even outside the context of litigation. Such mechanisms include re-examination, post grant review and equivalent proceedings in foreign jurisdictions, e.g., opposition proceedings. Such proceedings could result in revocation or amendment of our patents in such a way that they do not cover Plenity or competitive products. The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to validity, for example, we cannot be certain that there is no invalidating prior art of which we and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, we would lose at least part, and perhaps all, of the patent protection on Plenity. Such a loss of patent protection would have a material adverse impact on our business.

Patent terms may be inadequate to protect our competitive position on our products for an adequate amount of time, and if we do not obtain protection under the Hatch-Waxman Amendments and similar non-United States legislation for extending the term of patents covering each of our product candidates, our business may be materially harmed.*

Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. Depending upon the timing, duration and conditions of FDA marketing approval of our product candidates, one or more of our United States patents may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, referred to as the Hatch-Waxman Amendments, and similar legislation in the European Union. The Hatch-Waxman Amendments permit a patent term extension of up to five years for a patent covering an approved product as compensation for effective patent term lost during product development and the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval. Only one patent may be extended, and only those claims covering the approved drug, a method for using it, or a method for manufacturing it may be extended. However, we may not receive an extension if we fail to apply within applicable deadlines, fail to apply prior to expiration of relevant patents or otherwise fail to satisfy applicable requirements. Moreover, the length of the extension could be less than we request. If we are unable to obtain patent term extension or the term of any such extension is less than we request, the period during which we can enforce our patent rights for that product will be shortened and our competitors may obtain approval to market competing products sooner. As a result, our revenue from applicable products could be reduced and could have a material adverse effect on our business.

We do not seek to protect our intellectual property rights in all jurisdictions throughout the world and we may not be able to adequately enforce our intellectual property rights even in the jurisdictions where we seek protection.

Filing, prosecuting and defending patents on Plenity and any other product candidates in all countries and jurisdictions throughout the world would be prohibitively expensive, and we did not pursue intellectual property rights in some countries outside the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as in other jurisdictions. Consequently, we may not be able to prevent third parties from practicing our inventions in all jurisdictions, or from selling or importing products made using our inventions in and into the United States or other jurisdictions.

Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and further, may export otherwise infringing products to territories where we have patent protection, but where enforcement is limited. These products may compete with our products, and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to biopharmaceuticals and medical devices, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly, could put our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Changes in U.S. patent law could diminish the value of patents in general, thereby impairing our ability to protect our products.

The United States has implemented the America Invents Act of 2011, which was wide-ranging patent reform legislation. Further, the Federal Circuit and the U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations, such as with respect to patent claims using “consisting essentially of” transitional language. In addition to increasing uncertainty with regard to our ability to obtain future patents, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents or future patents.

We may be subject to damages resulting from claims that we, our employees, consultants or third parties we engage to manufacture our products have wrongfully used or disclosed alleged trade secrets of our competitors or are in breach of non-competition or non-solicitation agreements with our competitors.

Many of our employees were previously employed at pharmaceutical companies and other medical device companies, including our potential competitors, in some cases until recently. We may be subject to claims that we, our employees, consultants or third parties have inadvertently or otherwise used or disclosed alleged trade secrets or proprietary information of these former employers or competitors. In addition, we may be subject to claims that we caused an employee to breach the terms of his or her non-competition or non-solicitation agreement. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and could be a distraction for our management. If our defense to those claims fails, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Any litigation or the threat thereof may adversely affect our ability to hire employees or contract with third parties. A loss of key personnel or their work product could have an adverse effect on our business, results of operations and financial condition.

Intellectual property rights do not necessarily address all potential threats to our competitive advantage.*

The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect our business, or permit us to maintain our competitive advantage. The following examples are illustrative:

•
we or our licensors or our other collaboration partners might not have been the first to conceive and reduce to practice the inventions covered by the patents or patent applications that we own, license or will own or license;
•
we or our licensors or our other collaboration partners might not have been the first to file patent applications covering certain of the patents or patent applications that we or they own or have obtained a license, or will own or will have obtained a license;
•
we may not be able to generate sufficient data to support full patent applications that protect the entire breadth of developments in one or more of our programs;
•
it is possible that there are prior public disclosures that could invalidate our or our licensors’ patents;
•
it is possible that there are unpublished applications or patent applications maintained in secrecy that may later issue with claims covering our products or technology similar to ours;
•
our competitors might conduct research and development activities in countries where we do not have patent rights, or in countries where research and development safe harbor laws exist, and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;
•
countries other than the U.S. may, under certain circumstances, force us or our licensors to grant a license under our patents to a competitor, thus allowing the competitor to compete with us in that jurisdiction or forcing us to lower the price of our product in that jurisdiction;

•
we have engaged in scientific collaborations in the past and will continue to do so in the future and our collaborators may develop adjacent or competing products that are outside the scope of our patents;
•
we may not successfully commercialize the product candidates, if approved, before our relevant patents expire; and
•
we may not develop additional proprietary technologies for which we can obtain patent protection.

Risks Related to Our Business and Strategy

We will need to continue to develop and expand, and if we fail to manage such development and expansion effectively, our expenses could increase more than expected, our revenue may not increase sufficiently to generate sustainable profits and we may be unable to successfully execute on our growth initiatives, business strategies or operating plans.

As of June 30, 2022, we had 108 full-time employees and 12 consultants and we expect to continue to increase the number of our administrative employees. We also plan to continue to expand the scope of our operations including the development of a commercial-scale manufacturing line and hiring manufacturing staff. To manage our anticipated development and expansion, we must continue to implement and improve our managerial, operational and financial systems, expand our facilities and continue to recruit and train additional qualified personnel. Also, our management may need to divert a disproportionate amount of its attention away from its day-to-day activities and devote a substantial amount of time to managing these development activities. Due to our limited resources and the limited experience of our management team in managing a company with such anticipated growth, we may not be able to effectively manage such development and the expansion of our operations or recruit and train additional qualified personnel. This may result in weaknesses in our infrastructure, give rise to operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. The physical expansion of our operations may lead to significant costs and may divert financial resources from other projects, such as the commercialization of Plenity, and we may not be able to sufficiently increase our revenue to generate sustainable profits. If our management is unable to effectively manage our expected development and expansion, our expenses may increase more than expected, our ability to generate or increase our product sales could be reduced, and we may not be able to successfully execute on our growth initiatives, business strategies or operating plans. Our future financial performance and our ability to commercialize Plenity and compete effectively will depend in part on our ability to effectively manage the future development and expansion of our company.

Our estimated addressable market is subject to inherent challenges and uncertainties. If we have overestimated the size of our addressable market generally or markets in which we intend to offer Plenity, our future growth opportunities may be limited.

Data regarding the size and potential growth of the addressable market for weight management and weight loss solutions, generally, and the size of the target market for Plenity, specifically in the United States, is based upon, in part, internal estimates, forecasts and information obtained from independent trade associations, industry publications and surveys and other independent sources, proprietary research studies and management’s knowledge of the industry, and is subject to significant uncertainty and is based on assumptions that may not prove accurate. While these estimates are made in good faith and are based on assumptions and estimates we believe to be reasonable, they may not be accurate and are subject to change. If we have overestimated the size of the addressable market for Plenity, including within the markets in which we intend to offer Plenity, our future growth opportunities may be limited.

Our ability to identify, engage with and retain Plenity patients is essential to our ability to grow and sustain our sales.

Sales of Plenity are our sole source of revenue, and our future growth depends upon our ability to identify, engage with, retain and grow our patient base and audience. To do so will require us to address changing consumer demands and developments in technology and improve Plenity, including by developing additional indications, while continuing to provide our distributors and patients with guidance and inspiring them on their weight management journeys by providing a product that provides meaningful results. We have invested and will continue to invest significant resources in these efforts, but there is no assurance that we will be able to successfully maintain and increase our patient base or that we will be able to do so without taking steps such as reducing pricing or incurring manufacturing costs that would affect our revenues, margin and/or profitability.

We depend on collaborations with third parties for the commercialization of Plenity in certain markets. If our third-party partners do not launch and successfully commercialize Plenity in key markets before our competitors offer products for the same or similar uses, we may not be able to fully capitalize on the market potential of Plenity.*

We have entered into agreements with third-party partners for the launch and commercialization of Plenity in certain markets. For example, in June 2020, we entered into a License, Collaboration and Supply Agreement with CMS Bridging DMCC, which was subsequently expanded and amended in August 2022, for CMS Bridging DMCC to develop, import, register, manufacture, and commercialize Plenity in Greater China and certain other territories. The launch and commercialization of Plenity by our third-party partners in certain markets may be subject to the receipt of regulatory approvals or the satisfaction of other conditions. Our ability to generate milestone and royalty payments from our agreements with our third-party partners will depend on our partners’ abilities to obtain necessary approvals and otherwise successfully perform the functions assigned to them in these agreements. We cannot predict the success of our third-party partners. If competitors are able to successfully launch competitive products more rapidly than our partners are able to launch Plenity or if our third-party partners are not effective in commercializing Plenity, our potential milestone and royalty payments from sales of Plenity may be reduced.

We depend on a limited number of third-party suppliers, and the loss of any of these suppliers or their inability to provide us with an adequate supply of materials or distribution could harm our business.

We rely on a limited number of third-party suppliers to provide certain components for the hydrogel technology utilized in the manufacture of Plenity as well as related packaging for Plenity. The supply and price of these components are subject to market conditions and are influenced by many factors beyond our control, including pandemics (such as the COVID-19 pandemic) or other outbreaks of contagious diseases, weather patterns affecting component production, governmental programs and regulations, labor disruptions, and inflation. Although we strive to maintain relationships with suppliers with the objective of ensuring that we have adequate sources for the supply of such components and packaging materials, increases in demand for such items, both within our industry and in general, can result in shortages and higher costs. Our suppliers may not be able to meet our delivery schedules, we may lose a significant supplier, a supplier may not be able to meet performance and quality specifications and we may not be able to purchase such items at a competitive cost. Our freight costs may increase due to factors such as limited carrier availability, increased fuel costs, increased compliance costs associated with new or changing government regulations, pandemics (such as the COVID-19 pandemic) or other outbreaks of contagious diseases and inflation. Higher prices for natural gas, propane, electricity and fuel also may increase our component, production and delivery costs. The prices charged for Plenity may not reflect changes in our component, packaging material, freight, tariff and energy costs at the time they occur, or at all.

The loss of key supply sources, for any reason, our inability to obtain necessary quantities of components and packaging materials or changes in freight or energy costs may limit our ability to maintain existing margins and may have a material adverse effect on our business, financial condition, results of operations and cash flows. If we fail or are unable to hedge and prices subsequently increase, or if we institute a hedge and prices subsequently decrease, our costs may be greater than anticipated or greater than our competitors’ costs, and our business, financial condition, results of operations and cash flows could be adversely affected.

We rely on a limited number of channels for the distribution of Plenity, with a few qualified distributors currently accounting for substantially all of our revenue. The loss of one or more of such qualified distributors would materially harm our business.

For the three and six months ended June 30, 2021 and 2022, respectively, we relied on three customers or distributors for the distribution of Plenity accounting for 100% of our revenue. We also rely on our reputation and recommendations from key qualified distributors in order to promote Plenity to potential new patients. The loss of any of our key qualified distributors, or a failure of some of them to renew or expand their relationships with us, could have a significant impact on the growth rate of our revenue, reputation and our ability to obtain new users. In addition, mergers and acquisitions involving our qualified distributors could lead to cancellation or non-renewal of our contracts with those distributors or by the acquiring or combining companies, thereby reducing the number of our existing and potential distributors, which would materially harm our business.

If our existing qualified distributors do not continue or renew their contracts with us, renew at lower price levels or decline to purchase additional amounts of Plenity from us, it could have a material adverse effect on our business, financial condition and results of operations.

We expect to derive a significant portion of our revenue from renewal of existing qualified distributor contracts and sales of Plenity to existing distributors. As part of our growth strategy, for instance, we have recently focused on the distribution of Plenity through telehealth services as well as using our sales force to drive sales of Plenity. As a result, increasing sales of Plenity is critical to our future business, revenue growth and results of operations.

Factors that may affect our ability to increase sales of Plenity include, but are not limited to, the following:

•
the price, performance and safety of Plenity;
•
the availability, price, performance and functionality of competing solutions;
•
changes in healthcare laws, regulations, enforcement of such laws and regulations, or other trends; and
•
the business environment of our qualified distributors.

We enter into exclusive supply and distribution agreements with our qualified distributors. Most of our distributors have no obligation to renew their contracts with us after the initial term expires. In addition, our distributors may negotiate terms less advantageous to us upon renewal, which may reduce our revenue from these distributors. Our future results of operations also depend, in part, on our ability to expand the number of our distributors. If our distributors fail to renew their contracts, renew their contracts upon less favorable terms or at lower fee levels or fail to purchase new products and services from us, our revenue may decline, or our future revenue growth may be constrained.

Our future success depends on our ability to retain our senior executive officers and to attract and keep senior management and key scientific and commercial personnel.

Our success depends in part on our continued ability to attract, retain and motivate highly qualified management, clinical and scientific personnel. We are highly dependent upon our senior management, particularly Yishai Zohar, our Chief Executive Officer and President, as well as other employees and consultants. Although none of these individuals has informed us to date that he intends to retire or resign in the near future, the loss of services of any of these individuals or one or more of our other members of senior management could delay or prevent the successful commercialization of Plenity and the development of future product candidates.

Although we have not historically experienced unique difficulties attracting and retaining qualified employees, we could experience such problems in the future. For example, competition for qualified personnel in the biotechnology, pharmaceutical and medical device field is intense, and we face competition for the hiring of scientific and clinical personnel from other biotechnology and pharmaceutical companies, as well as universities and research institutions. In addition, the consultants and advisors, including scientific and clinical advisors, upon whom we rely to assist us in formulating our research development and commercialization strategy, may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us. In addition, we will need to hire additional personnel as we expand our clinical development and commercial activities. We may not be able to attract and retain quality personnel on acceptable terms, if at all.

We may not be successful in our efforts to identify or discover additional product candidates.

The success of our business depends primarily upon our ability to identify, develop and commercialize products using our proprietary hydrogel technology. Although Plenity is currently in the early stages of commercialization, our research programs may fail to identify other potential product candidates for clinical development for a number of reasons. Our research methodology may be unsuccessful in identifying potential product candidates or our potential product candidates may be shown to have harmful side effects or may have other characteristics that may make the products unmarketable or unlikely to receive marketing approval.

Research programs to identify new product candidates require substantial technical, financial and human resources. We may focus our efforts and resources on potential programs or product candidates that ultimately prove to be unsuccessful.

Our employees may engage in misconduct or other improper activities, including violating applicable regulatory standards and requirements or engaging in insider trading, which could significantly harm our business.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with the regulations of the FDA and European regulatory authorities, provide accurate information to the FDA and applicable non-U.S. regulators, comply with healthcare fraud and abuse laws and regulations in the United States and abroad, as well as the Foreign Corrupt Practices Act, or FCPA, report financial information or data accurately or disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve the improper use of, including trading on, information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. We have adopted a Code of Business Conduct and Ethics, but it is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may be ineffective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

We face potential product liability exposure and if claims are brought against us, we may incur substantial liability.

The sale of Plenity exposes us to the risk of product liability claims. Product liability claims might be brought against us by patients, healthcare providers or others selling or otherwise coming into contact with Plenity. For example, we may be sued if any product we develop allegedly causes injury or is found to be otherwise unsuitable during manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability and a breach of warranties. Claims could also be asserted under state consumer protection acts. If we become subject to product liability claims and cannot successfully defend ourselves against them, we could incur substantial liabilities.

In addition, regardless of merit or eventual outcome, product liability claims may result in, among other things:

•
withdrawal of patients from our clinical trials;
•
substantial monetary awards to patients or other claimants;
•
decreased demand for Plenity or any future product candidates following marketing approval, if obtained;
•
damage to our reputation and exposure to adverse publicity;
•
increased FDA warnings on product labels;
•
litigation costs;
•
distraction of management’s attention from our primary business;
•
loss of sales; and
•
the inability to successfully commercialize Plenity or any future product candidates, if approved.

Our insurance coverage may be insufficient to reimburse us for any expenses or losses we may suffer. Moreover, in the future, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses, including if insurance coverage becomes increasingly expensive.

Significant judgments have been awarded in class action lawsuits based on drugs and medical devices that had unanticipated side effects. The cost of any product liability litigation or other proceedings, even if resolved in our favor, could be substantial, particularly in light of the size of our business and financial resources. A product liability claim or series of claims brought against us could cause our stock price to decline, and if we are unsuccessful in defending such a claim or claims and the resulting judgments exceed our insurance coverage, our financial condition, business and prospects could be materially adversely affected.

If the weight management industry is subject to adverse publicity, our business could be harmed.

Unfavorable publicity regarding, for example, the weight management industry, the healthcare industry, litigation or regulatory activity, the actions of the entities included or otherwise involved in our platform, negative perceptions of Plenity, our hydrogel technology, pricing, our data privacy or data security practices, telehealth services or our revenue could materially adversely affect our reputation. Such negative publicity also could have an adverse effect on our ability to attract and retain consumers, patients, business partners or employees, and result in decreased revenue, which would materially adversely affect our business, financial condition and results of operations.

If the perception of our brands or business reputation is damaged, customers and the ultimate user may not purchase Plenity, which could materially and adversely affect our business, financial condition and results of operations.

We are building our reputation on the efficacy of Plenity and the high-quality nature of the product, its availability and the limited side effects. We must protect and expand on the value of Plenity to continue to be successful in the future. Any incident that erodes consumer or patient affinity for Plenity could significantly reduce our value and damage our business. For example, negative third-party reports regarding Plenity, related side effects or the quality and availability of the product generally, whether accurate or not, may adversely affect consumer and patient perceptions, which could cause our value to suffer and adversely affect our business. In addition, if we are forced or voluntarily elect to recall Plenity or there are other regulatory actions taken with respect to Plenity, the public perception of the quality, safety and efficacy of Plenity may be diminished. We may also be adversely affected by news or other negative publicity, regardless of accuracy, regarding other aspects of our business, such as public health concerns, illness, safety, security breaches of personal information or employee information, employee-related claims relating to alleged employment discrimination, health care and benefits issues or government or industry findings about our retailers, distributors, manufacturers or others across the industry supply chain.

As part of our marketing initiatives, we have contracted with certain public figures to market and endorse our products. While we maintain specific selection criteria and are diligent in our efforts to seek out public figures that resonate genuinely and effectively with our consumer audience, the individuals we choose to market and endorse Plenity may fall into negative favor with the general public. Because our consumers may associate the public figures that market and endorse Plenity with us, any negative publicity on behalf of such individuals may cause negative publicity about us and Plenity. This negative publicity could materially and adversely affect our brands and reputation and our revenue and profits.

A significant interruption in the operations of our third-party partners could potentially disrupt our operations and have a material adverse effect on our business, financial condition and results of operations.

We rely on Roman Health Pharmacy LLC to provide our members with access to telehealth services and we partner with GoGoMeds to provide online pharmacy access to Plenity for non-telehealth patients. Although our ability to attract, retain, and serve our members is significantly dependent upon the reliable performance of our third party partners and their respective underlying information technology, we have limited control over their operations. Any significant disruption of their operations, whether as a result of general market or economic conditions, the failure of their equipment or information technology systems, a breach of data security or unauthorized disclosures of sensitive data, such as personally identifiable information or individually identifiable health information, could result in a decrease in consumer demand for Plenity. In addition, any disruption in the operations of our business partners could subject us to reputational damage and have a material adverse effect on our business, financial condition and results of operations.

Negative information, including inaccurate information about us on social media, which may include information attributable to spokespersons with whom we have a relationship, may harm our reputation and brand, which could have a material adverse effect on our business, financial condition and results of operations.

There has been a marked increase in the use of social media platforms and similar channels, including the use of celebrity endorsements or spokespersons with whom we may have a relationship with, that provide individuals with access to a broad audience of consumers and other interested persons. The availability of information on social media platforms is virtually immediate, as is its effect. Many social media platforms immediately publish the content their subscribers and participants post, often without filters or checks on accuracy of the content posted. The opportunity for dissemination of information, including inaccurate information, is potentially limitless. Information about our business and Plenity may be posted on such platforms at any time. Negative views regarding Plenity and its efficacy may continue to be posted in the future, and are out of our control. Regardless of their accuracy or authenticity, such information and views may be adverse to our interests and may harm our reputation and brand. The harm may be immediate without affording an opportunity for redress or correction. Ultimately, the risks associated with any such negative publicity cannot be eliminated or completely mitigated and may materially and adversely affect our business, financial condition and results of operations.

We must expend resources to maintain consumer awareness of Plenity, build brand loyalty and generate increasing sales. Our marketing strategies and channels will evolve and our programs may or may not be successful.

To remain competitive and expand, we may need to increase our marketing and advertising spending to maintain and increase consumer awareness of Plenity, protect and grow our existing market share or promote new products, which could affect our operating results. Substantial advertising and promotional expenditures may be required to maintain or improve our brand’s market position or to introduce new products to the market or new indications for Plenity, when and if available, and participants in our industry are increasingly engaging with non-traditional media, including consumer outreach through social media, celebrity promotions and web-based channels, which may not prove successful and may have a negative impact on perception of Plenity or reduce market acceptance of Plenity. An increase in our marketing and advertising efforts may not maintain or increase our current reputation, or lead to increased brand awareness. Moreover, we may not maintain current awareness of our brand due to any potential fragmentation of our marketing efforts as we continue to focus on a particular target market for weight management patients. Our inability to increase or maintain sales of Plenity could negatively impact our ability to develop other indications for Plenity as well as other product offerings, which may have an adverse effect on our business, financial condition and results of operations.

If we do not continually enhance our brand recognition, increase distribution of Plenity, attract new patients and introduce new and innovative products, either on a timely basis or at all, our business may suffer.

The weight management industry is subject to rapid and frequent changes in consumer demands and preferences. Because consumers are constantly seeking new products and strategies to achieve their weight goals, our success relies heavily on our ability to enhance our brand awareness through the increased distribution of Plenity, by attracting new patients and by continuing to develop and market new and innovative products that build on Plenity’s commercialization. Since Plenity is currently our only product offering, our ability to generate sales of Plenity and for it to achieve widespread market acceptance is essential to the success of our business. To respond to new and evolving consumer demands and preferences, continue to enhance brand recognition and keep pace with new weight management, technological and other developments, we must constantly introduce new and innovative products into the market, after regulatory approval, some of which may not be accepted by consumers, or may not be achieved in a timely manner that allows us to build off of the commercialization of Plenity. If we cannot commercialize Plenity or other new products, our revenue may not grow as expected, which would materially and adversely affect our business, financial condition and results of operations.

If our security measures fail or are breached and unauthorized access to personal information and data is obtained, we may incur significant liabilities, our reputation may be harmed and we could lose sales, customers and patients.

Breaches of data security, website defacements and other malicious acts, which are increasingly negatively impacting companies, could result in unauthorized access to personal information or data, or cause interruptions to our manufacturing and supply chain for Plenity and therefore, limited supply of Plenity and access thereto. Such unauthorized access or interruptions could cause us to incur significant liabilities, harm our reputation, and may result in a decrease in sales and/or the loss of existing or potential customers and patients. We rely upon sophisticated information technology systems to operate our business. In the ordinary course of business, we collect, store and utilize personal information and data, and it is critical that we do so in a secure manner to maintain the integrity of such personal information and data as well as to comply with applicable regulatory requirements and contractual obligations.

We also have outsourced the majority of elements that comprise our information technology infrastructure and, as a result, we manage multiple independent vendor relationships with third parties who may or could have access to the personal information and data that we collect. The size and complexity of our information technology and information security systems, and those of our third-party vendors with whom we contract, make such systems potentially vulnerable to security breaches. While we have invested, including by maintaining cybersecurity insurance coverage, and developed systems and processes designed to protect such proprietary or customer information or data, these measures are costly, and there can be no assurance that our efforts will prevent service interruptions or security breaches.

Existing, proposed or new data privacy legislation and regulations, including interpretations thereof, could also significantly affect our business. Data protection and privacy laws have been enacted by the U.S. federal and state governments, including the California Consumer Privacy Act (CCPA), which became effective on January 1, 2020, the Health Insurance Portability and Accountability Act (HIPAA), and other relevant statutes, as well as in Europe, including the European Genera Data Protection Regulation, which took effect in May 2018. These laws also typically include notification obligations and impose significant penalties and potential liability for non-compliance. The data privacy and security regulatory regime continues to evolve and is increasingly demanding. Many U.S. states are considering privacy and security legislation and there are ongoing discussions regarding a national privacy law. Variations in requirements across U.S. and foreign jurisdictions could present compliance challenges, and any failures to comply with such requirements may have an adverse effect on our business or results of operations.

Further, many jurisdictions require that customers be notified if a security breach results in the disclosure of their personal financial account or other information, and additional jurisdictions and governmental entities are considering such laws. In addition, other public disclosure laws may require that material security breaches be reported. If we experience, or in certain cases suspect, a security breach and such notice or public disclosure is required in the future, our reputation, brands and business may be harmed.

Prospective and existing customers and patients may have concerns regarding our use of personal information or data collected on our website, such as weight management information, financial data, email addresses and home addresses. These privacy concerns could keep customers and patients from using our website or purchasing Plenity, and third parties from partnering with us.

While no cybersecurity breach or attack to date has had a material impact on our business or results of operations, there can be no assurance that our efforts to maintain the security and integrity of our information technology networks and related systems will be effective or that attempted security breaches or disruptions would not be successful or damaging. In addition, the transmission of computer viruses, or similar malware, could adversely affect our information technology systems and harm our business operations. As a result, it may become necessary to expend significant additional amounts of capital and other resources to protect against, or to alleviate, problems caused by security breaches. These expenditures, however, may not prove to be a sufficient protection or remedy and our business, financial condition and results of operations could be materially and adversely impacted.

Any failure of our technology or systems to perform satisfactorily could result in an adverse impact on our business.

We rely on software, hardware, network systems and similar technology, including cloud-based technology, that is licensed from or maintained by third parties to operate our websites, to access Plenity and other services and products to support our business operations, including our manufacturing and supply chain operations. As much of this technology is complex, there may be future errors, defects or performance problems, including when we update our technology or integrate new technology to expand and enhance our capabilities. Our technology may malfunction or suffer from defects that become apparent only after extended use. The integrity of our technology may also be compromised as a result of third-party cyber-attacks, such as hacking, spear phishing campaigns and denial of service attacks, which are increasingly negatively impacting companies. In addition, our operations depend on our ability to protect our information technology systems against damage from third-party cyber-attacks, fire, power loss, water, earthquakes, telecommunications failures and similar unexpected adverse events. Disruptions in our websites, services and products or network systems could result from a number of factors, including unknown technical defects, insufficient capacity and the failure of our third-party providers to provide continuous and uninterrupted service. Such disruptions would be most impactful if they reduced accessibility to Plenity, including by delaying or halting the manufacture of Plenity and access to our supply chain. While we maintain disaster recovery capabilities to return to normal operation in a timely manner and we deploy multiple parallel instances of our applications across multiple computer resources, we do not have a fully redundant system that includes an instantaneous recovery capability. In the event we experience significant disruptions, we may be unable to repair our systems in an efficient and timely manner, which could have an adverse impact on our business.

As a result of such possible defects, failures, interruptions or other problems, Plenity could be rendered unreliable or be perceived as unreliable by customers, which could result in harm to our reputation and brands. Any failure of our technology or systems could result in an adverse impact on our business.

We may acquire businesses or products or form strategic alliances in the future, and we may not realize the benefits of such acquisitions.

We may acquire additional businesses or products, form strategic alliances or create joint ventures with third parties that we believe will complement or augment our existing business. If we acquire businesses with promising markets or technologies, we may not be able to realize the benefit of acquiring such businesses if we are unable to successfully integrate them with our existing operations and company culture. We may encounter numerous difficulties in developing, manufacturing and marketing any new products resulting from a strategic alliance or acquisition that delay or prevent us from realizing their expected benefits or enhancing our business. We cannot assure you that following any such acquisition we will achieve the expected synergies to justify the transaction.

Our international operations for the supply chain and manufacture of Plenity pose certain political, legal and compliance, operational, regulatory, economic and other risks to our business that may be different from or more significant than risks associated with our U.S. operations.

The international nature of our operations for the supply chain and manufacture of Plenity involves a number of risks, including changes in U.S. and foreign regulations, tariffs, taxes and exchange controls; economic downturns; inflation and political and social instability in the countries in which we operate; weakening or loss of the protection of intellectual property rights in some countries and limitations on our ability to enforce our intellectual property rights under some local laws; and our dependence on foreign personnel. Foreign regulations may also restrict our ability to operate in some countries, acquire new businesses or repatriate cash from foreign subsidiaries back to the United States. If we expand our operations into additional foreign countries, we may be subject to additional risks, including the ability to successfully adapt to local culture and navigate regulatory, economic, political, social and intellectual property risks. We cannot be certain that we will be able to enter and successfully compete in additional foreign markets or that we will be able to continue to compete in the foreign markets in which we currently operate.

Inflation could adversely affect our financial results.

If inflation continues or worsens, it could negatively impact us by increasing our operating expenses. Inflation may lead to cost increases in multiple areas across our business, for example, rises in the prices of raw materials and manufactured goods, increased energy rates, as well as increased wage pressures and other expenses related to our employees. In particular, where we have agreed to undertake infrastructure build outs on a fixed budget for our carrier customers or by accepting government grants, inflation may result in build costs that exceed our original budget given the long delays experienced in procuring equipment and materials due to global supply chain delays. To the extent that we are unable to pass on these costs through increased prices, revised budget estimates, or offset them in other ways, they may impact our financial condition and cash flows.

Foreign currency exchange rate fluctuations could adversely affect our business, financial condition and results of operations.

A significant portion of our operating costs are denominated in foreign currencies. We are therefore exposed to fluctuations in the exchange rates between the U.S. dollar and the currencies in which our foreign operations pay expenses. We do not currently hedge, and have not historically hedged, our exposure to foreign currency fluctuations. Our consolidated financial results are presented in U.S. dollars and therefore, the assets and liabilities of our non-U.S. subsidiaries are translated into U.S. dollars at the exchange rates in effect at the balance sheet date. Expenses are translated into U.S. dollars at the average exchange rate for the period. Translation adjustments arising from the use of differing exchange rates from period to period are recorded in shareholders’ equity as accumulated other comprehensive income (loss). Translation adjustments arising from intercompany receivables and payables with our foreign subsidiaries are generally recorded as a component of other expense (income). Accordingly, changes in currency exchange rates will cause our operating costs, net income and shareholders’ equity to fluctuate and could adversely affect our business, financial conditions and results of operations.

Competition from other weight management and wellness industry participants or the development of more effective or more favorably perceived weight management methods could result in decreased demand for Plenity.

The weight management and wellness industry is highly competitive. We compete against a wide range of providers of weight management services and products and wellness industry participants. Our competitors include: commercial weight management programs; weight loss and wellness apps; surgical procedures; the pharmaceutical industry; the genetics and biotechnology industry; self-help weight management regimens and other self-help weight management products, services and publications, such as books, magazines, websites and social media influencers and groups; dietary supplements and meal replacement products; healthy living services, coaching, products, content and publications; weight management services administered by doctors, nutritionists and dieticians; government agencies and non-profit groups that offer weight management services; fitness centers; and national drug store chains. As we or others develop new or different weight management services, products, methods or technologies, additional competitors may emerge. Furthermore, existing competitors may enter new markets or expand their current offerings or advertising and marketing programs. More effective or more favorably perceived diet and weight management methods, including pharmaceutical treatments, fat and sugar substitutes or other technological and scientific advancements in weight management methods, also may be developed. This competition may reduce demand for Plenity.

The purchasing decisions of weight management and healthy living consumers are highly subjective and can be influenced by many factors, such as brand image, marketing programs, cost, social media presence and sentiment, consumer trends, the digital platform, content and user experience and perception of the efficacy of the product offerings. Moreover, consumers can, and frequently do, change approaches easily and at little cost. Any decrease in demand for Plenity may adversely affect our business, financial condition or results of operations.

If we fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on our business.

We are subject to numerous environmental, health and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of hazardous materials and wastes. Our operations involve the use of hazardous and flammable materials, including chemicals and biological materials. Our operations also produce hazardous waste products. We cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from our use of hazardous materials, we could be held liable for any resulting damages, and any liability could exceed our resources. We also could incur significant costs associated with civil or criminal fines and penalties.

Although we maintain workers’ compensation insurance to cover us for costs and expenses we may incur due to injuries to our employees resulting from the use of hazardous materials, this insurance may not provide adequate coverage against potential liabilities. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us in connection with our storage or disposal of biological, hazardous or radioactive materials.

In addition, we may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations. These current or future laws and regulations may impair our research, development or production efforts. Failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions, which could have a material adverse effect on our operations.

Changes in federal, state, local or foreign tax law or interpretations of existing tax law, or adverse determinations by tax authorities, could increase our tax burden or otherwise adversely affect our financial condition, results of operations or cash flows.

We are subject to taxation at the federal, state and local levels in the U.S. and other countries and jurisdictions. Our future effective tax rate could be affected by changes in the composition of earnings in jurisdictions with differing tax rates, changes in statutory rates and other legislative changes, changes in the valuation of our deferred tax assets and liabilities, or changes in determinations regarding the jurisdictions in which we are subject to tax. From time to time, the U.S. federal, state and local and foreign governments make substantive changes to tax rules and their application, which could result in materially higher taxes than would be incurred under existing tax law or interpretation and could adversely affect our profitability, financial condition, results of operations or cash flows. State and local tax authorities have also increased their efforts to increase revenues through changes in tax law and audits. Such changes and proposals, if enacted, could increase our future effective income tax rates. We are subject to ongoing and periodic tax audits and disputes in various jurisdictions. An unfavorable outcome from any tax audit could result in higher tax costs, penalties and interest, thereby adversely impacting our financial condition, results of operations or cash flows.

Global economic, political and social conditions and uncertainties in the markets that we serve, including risks and uncertainties caused by the COVID-19 pandemic, may adversely impact our business.

Our results of operations could be adversely affected by general conditions in the global economy and in the global financial markets, including risks and uncertainties caused by the COVID-19 pandemic, including, weakened demand for any of our future products and our ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could also result in supply disruption or cause our customers to delay making payments for our services. Any of the foregoing could harm our business and we cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact our business.

Natural or man-made disasters and other similar events may significantly disrupt our business and negatively impact our business, financial condition and results of operations.

Our ability to make, move and sell products in coordination with our suppliers, manufacturer and business partners is critical to our success. Damage or disruption to our collective supply, manufacturing or distribution capabilities resulting from weather, any potential effects of climate change, natural disaster, pandemics (such as the COVID-19 pandemic) or other outbreaks of contagious diseases, fire, explosion, cyber-attacks, terrorism, strikes, repairs or enhancements at facilities manufacturing or delivering Plenity or other reasons could impair our ability to manufacture, sell or timely deliver Plenity to customers and patients.

We rely on a limited number of third party suppliers to provide certain components and packaging materials, and currently have two manufacturing facilities in southern Italy. Adverse events affecting such suppliers or manufacturers may limit our ability to obtain such raw materials, or alternatives for these raw materials, at competitive prices, or at all. Competitors can be affected differently by weather conditions and natural disasters depending on the location of their suppliers and operations. Failure to take adequate steps to reduce the likelihood or mitigate the potential impact of such events, or to effectively manage such events if they occur, particularly when a component or packaging material is sourced from a single location or supplier or produced by a single manufacturer, could adversely affect our business, financial condition, results of operations and/or require additional resources to restore our supply chain or manufacturing capabilities, as applicable.

Risks Related to Financial Position and Financing Needs

We are a commercial stage biotherapeutics company, but to date we have generated limited product sales. We have incurred significant operating losses since our inception and anticipate that we will continue to incur continued losses for the next several years.

We are a commercial stage biotherapeutics company and to date we have funded our operations through proceeds from collaborations, the issuance of common stock and convertible preferred stock, the issuance of convertible and non-convertible debt and non-dilutive grants received from government agencies. We have incurred losses in each year since our inception, other than fiscal 2013. Our net losses were $12.5 million and $24.7 million for the three months ended June 30, 2022 and 2021, respectively, and $18.2 million and $43.3 million for the six months ended June 30, 2022 and 2021, respectively. As of June 30, 2022, we had an accumulated deficit of $283.9 million. Our prior losses, combined with expected future losses, have had and will continue to have an adverse effect on our stockholders’ equity (deficit) and working capital. We expect to incur increasing levels of operating losses over at least the next several years. We expect to continue to incur significant sales and marketing expenses and additional costs associated with operating as a public company. Because of the numerous risks and uncertainties associated with commercializing Plenity and developing any future product candidates, we are unable to predict the extent of any future losses or when we will become profitable, if at all. Even if we do become profitable, we may not be able to sustain or increase our profitability on a quarterly or annual basis.

Our ability to become profitable depends upon our ability to generate product sales. To date, we have generated limited product sales of Plenity, and we do not know when or if we will generate meaningful product sales from Plenity. Our ability to generate product sales depends on a number of factors, including, but not limited to, our ability to:

•
commercialize Plenity by developing a sales force or entering into collaborations with third parties;
•
achieve market acceptance of Plenity in the medical community and with patients, many of whom could be required to pay out-of-pocket for Plenity; and
•
supplement our clinical scale to meet demand in a facility owned or leased by us or by a strategic collaboration partner or third-party manufacturer.

We expect to incur significant sales and marketing costs as we commercialize Plenity and we may not achieve profitability soon after generating product sales, if ever, and we may be unable to continue operations without continued funding. Failure to successfully commercialize Plenity would materially harm our business, financial condition and results of operations.

We may be unable to accurately forecast revenue and appropriately plan our expenses in the future.

We base our current and future expense levels on our operating forecasts and estimates of future income. Income and results of operations are difficult to forecast because they generally depend on our ability to fully commercialize Plenity, including our ability to quickly and efficiently scale production thereof, which remains uncertain. Additionally, our business is affected by general economic and business conditions around the world, including the impact of the COVID-19 pandemic. A softening in income, whether caused by changes in consumer preferences or a weakening in global economies, may result in decreased demand for Plenity or our ability to generate adequate supply of Plenity, which in turn would negatively impact our revenue levels and make it increasingly difficult to achieve and maintain profitability. If so, and we are unable to adjust our spending in a timely manner to compensate for any unexpected shortfall in the commercialization of Plenity, we could experience lower net income or greater net loss in a given quarter than expected.

In order to support our business, we will need to incur additional indebtedness or seek capital through new equity or debt financings, which sources of additional indebtedness or capital have become increasingly difficult to secure and may not be available on acceptable terms, if at all, and the failure to obtain this additional funding when needed may force us to delay, limit or terminate our product development efforts or other operations.*

We are currently commercializing Plenity. Manufacturing and marketing our hydrogel technology is expensive and, accordingly, we expect our manufacturing and marketing expenses will increase substantially in connection with any ongoing commercialization activities. However, we will require additional capital to fund our growth and operating needs, including our ongoing commercialization activities. We will also need to raise additional funds sooner if we choose to pursue additional indications and/or geographies for Plenity or otherwise expand more rapidly than we presently anticipate.

As of June 30, 2022, our cash and cash equivalents were $25.3 million. Upon the close of the Business Combination in January 2022, we received approximately $105 million of gross proceeds to fund our operations. Due to a significant number of redemptions associated with the Business Combination, we determined to seek additional funds sooner than originally planned, through public or private equity or debt financings, government or other third party funding, marketing and distribution arrangements and other collaborations, strategic alliances and licensing arrangements or a combination of these sources. For example, on July 25, 2022 and August 4, 2022, we issued the 2022 Promissory Notes in the aggregate principal amount of $25.0 million to CMS, PureTech and SSD2, (together, the “Promissory Note Investors”) for an aggregate cash purchase price of $25.0 million. In addition, on August 11, 2022, we established a Committed Equity Facility pursuant to which we will have the right, but not the obligation, to sell to B. Riley up to the lesser of (i) $50,000,000 of newly issued shares of Common Stock, and (ii) 14,506,475 shares of our Common Stock from time to time, at our sole discretion.

However, we will require additional capital to continue to commercialize Plenity and to develop and commercialize any future product candidates. There is a substantial correlation between our sales of Plenity and our expenditure on marketing. For example, in January 2022, we launched a broad awareness media campaign for Plenity that resulted in significant increases in our web traffic and in the number of individuals seeking new Plenity prescriptions compared to previous months. Net product revenue for our first quarter 2022 was $7.5 million, a 142% increase over our first quarter 2021, driven in large part by the January 2022 media campaign. Our ability to expand our customer base through marketing efforts such as our January 2022 media campaign, and generate related revenue, is dependent upon our ability to successfully raise the capital to fund such efforts. Our failure to obtain additional funding may force us to delay, limit or terminate our marketing efforts, which may negatively impact our ability to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations which could cause our Common Stock to lose value.

Even if we ultimately obtain sufficient funds for our current or future operating plans, we may nevertheless seek additional capital through debt or equity financings if market conditions are favorable or if we have specific strategic considerations. Such financing is increasingly difficult to secure and there can be no assurance that such debt or equity financings will be available on acceptable terms or will be able to be completed at all. If we are unable to obtain additional funding on a timely basis, or at all, we may be required to significantly curtail, delay or discontinue our research or development programs or the commercialization of Plenity (including limitations on marketing efforts) or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.

There were a significant number of redemptions in connection with the Business Combination and if we are not successful in implementing an alternative business plan and/or raising additional capital in a timely manner, we may have insufficient cash and liquidity to pay operating expenses and other obligations. Any such event would have a material adverse effect on our business and financial condition.

Prior to the Closing of the Business Combination, holders of 26,844,777 shares of CPSR Class A Common Stock exercised their right to redeem such shares for cash at a price of approximately 10.00 per share for aggregate payments of $268,646,943. Due to the significant number of redemptions, we expect to implement an alternative business plan, prioritizing short-term working capital needs such as investments in raw materials and finished goods as well as investments in sales and marketing, and delaying certain long-term capital expenditures in commercial infrastructure and certain research and development expenses. We expect to reduce and optimize investments in sales and marketing, prioritizing investments in high return and high exposure mediums. We may seek out alternative commercial arrangements or geographic distribution partnerships to finance certain investments in sales and marketing associated with the full commercial launch of Plenity. We expect these actions will enable appropriate liquidity to manage risk and uncertainty over the next year and beyond and enable us to execute our business plan based on the level of our financial resources at Closing and available financing alternatives and further enable us to direct funding to the full commercial launch of Plenity. These changes to the execution of our business plan based on the significant number of redemptions made in connection with the Closing of the Business Combination may impact the growth of Plenity sales and the pace of acquisition and retention of consumers. We may need to raise additional capital to fund our operations and our business plan. There can be no assurance that we will be successful in obtaining capital sufficient to meet our operating needs on terms or a timeframe acceptable to us or at all. Further, in the event that market conditions preclude our ability to consummate such a transaction, we may be required to evaluate additional alternatives in restructuring our business and our capital structure.

We believe our current cash and cash equivalents will not be sufficient to fund our business for the next twelve months from the date of the unaudited condensed consolidated financial statements included elsewhere in this Quarterly Report, raising substantial doubt about our ability to continue as a going concern.*

As of June 30, 2022, our cash and cash equivalents was $25.3 million. Based on our current operating plan, considering the aggregate proceeds from the post-period issuance of the 2022 Promissory Notes and the post-period CMS amendment, we expect that our existing cash and cash equivalents will only be sufficient to fund our operating expenses and capital expenditure requirements into the second quarter of 2023 and not at least twelve months beyond the date of issuance of the unaudited condensed consolidated financial statements included elsewhere in this Quarterly Report without generating positive cash flows through increased revenue and by raising additional capital from outside sources (including, for example, our Committed Equity Facility). In addition, we anticipate that this extension of our cash runway into the second quarter of 2023 will only be achievable with the significant reduction of discretionary spending from prior levels, particularly with respect to our discretionary sales and marketing activities and manufacturing and supply chain functions. In addition, our current operating plan is based on current assumptions that may prove to be wrong, and we could use our available capital resources sooner than is currently expected. As stated above, if we are unable to obtain additional funding on a timely basis, or at all, we may be required to significantly curtail, delay or discontinue our research or development programs or the commercialization of Plenity (including our marketing efforts) or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations. There can be no assurance that we will be able to continue as a going concern.

Raising additional funding in the future may cause dilution to our stockholders, restrict our operations or require us to relinquish rights.

We may seek additional capital through a combination of private and public equity and debt offerings, government or other third party funding, marketing and distribution arrangements and other collaborations, strategic alliances and licensing arrangements or a combination of these sources. To the extent that we raise additional capital through the sale of common stock or securities convertible or exchangeable into common stock, your ownership interest in us will be diluted. In addition, the terms of any such securities may include liquidation or other preferences that materially adversely affect your rights as a stockholder. For example, on August 11, 2022, we established our Committed Equity Facility with B. Riley and if and when we sell shares of Common Stock to B. Riley under the program, after B. Riley has acquired such shares, it may resell all, some, or none of those shares at any time or from time to time in its discretion. Therefore, sales to B. Riley under pursuant to our Committed Equity Facility could result in substantial dilution to our existing stockholders. In addition, upon a payment default under any of our 2022 Promissory Notes we issued on July 25, 2022 and August 4, 2022 that is not cured after five days, (i) we will be required to issue certain warrants to the holder of such note, which the holder may then exercise for shares of our Common Stock and (ii) the holder of such 2022 Promissory Note will also have the option to convert the outstanding principal and accrued interest under such note into a number of shares of our Common Stock. Further debt financing, if available, would increase our fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through collaborations, strategic partnerships and licensing arrangements with third parties, we may have to relinquish valuable rights to Plenity, our intellectual property or future revenue streams or grant licenses on terms that are not favorable to us.

Our ability to use our net operating loss carryforwards and certain tax credit carry forwards may be subject to limitation.

We had federal and state net operating loss carryforwards of $184.6 million (federal) and $168.4 million (state), as of December 31, 2021. Our federal net operating loss carryforwards begin to expire in 2027, and our state net operating loss carryforwards began to expire in 2015. Under Section 382 of the Code, changes in our ownership may limit the amount of our net operating loss carryforwards and research and development tax credit carryforwards that could be utilized annually to offset our future taxable income, if any. Any such limitation may significantly reduce our ability to utilize our net operating loss carryforwards and research and development tax credit carryforwards before they expire. These limitations, whether as the result of the Business Combination, the PIPE Financing, prior private placements, sales of our common stock by our existing stockholders or additional sales of our common stock by us hereafter, could have a material adverse effect on the amount of net operating losses we can utilize to offset future taxable income.

Risks Related to Ownership of Our Common Stock

An active trading market for our Common Stock may never develop or be sustained, which may make it difficult to sell the shares of our Common Stock you purchase.

An active trading market for our Common Stock may not develop or continue or, if developed, may not be sustained, which would make it difficult for you to sell your shares of our Common Stock at an attractive price (or at all). The market price of our Common Stock may decline below your purchase price, and you may not be able to sell your shares of our Common Stock at or above the price you paid for such shares (or at all).

The price of our Common Stock has been, and may continue to be, volatile, and you could lose all or part of your investment.*

The market price and trading volume of our Common Stock has been, and may continue to be, highly volatile and the price of our Common Stock has declined substantially. During 2022 to date, the closing price of our Common Stock has fluctuated from a high of $9.99 on January 4, 2022 to a low of $1.35 per share on August 8, 2022. During 2022 to date, daily trading volume ranged from approximately 13,500 to 9,578,900 shares. Continued volatility in the market price and trading volume of our Common Stock could cause purchasers of our Common Stock to incur substantial losses. The market price and trading volume of our Common Stock could continue to remain volatile for many reasons, including in response to the risks described herein and in the other filings we make with the SEC, or for reasons unrelated to our operations, many of which may be beyond our control, such as:

•
our inability to raise funding and any corresponding reduction in our marketing efforts;
•
any delay in our regulatory filings or any adverse regulatory decisions, including failure to receive regulatory approval of our product candidates;
•
changes in laws or regulations applicable to our product candidates, including but not limited to clinical trial requirements for approvals;
•
adverse developments concerning our manufacturing operations and plans;
•
our ability to generate sufficient patient demand for our product and product candidates;
•
our inability to establish collaborations, if needed;
•
our failure to continue to commercialize Plenity and our other product candidates;
•
departures of key scientific, commercial or management personnel;
•
unanticipated serious safety concerns related to the use of our product candidates;
•
introduction of new products or services offered by us or our competitors;
•
announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;
•
our ability to effectively manage our growth;
•
actual or anticipated variations in quarterly operating results;
•
our cash position;
•
our failure to meet the estimates and projections of the investment community or that we may otherwise provide to the public;

•
publication of research reports about us or our industry, or positive or negative recommendations or withdrawal of research coverage by securities analysts;
•
changes in the market valuations of similar companies;
•
overall performance of the equity markets;
•
sales of our Common Stock by us or our stockholders in the future;
•
trading volume of our Common Stock;
•
changes in accounting practices;
•
ineffectiveness of our internal controls;
•
disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;
•
significant lawsuits, including patent or shareholder litigation;
•
general political and economic conditions; and
•
other events or factors, many of which are beyond our control.

The stock market, the NYSE and biotechnology companies, in recent years, and during the COVID-19 pandemic in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance. Continued declines in the market price of our Common Stock has, among other things, made it more difficult to raise capital on terms acceptable to us, or at all, may make it difficult for our investors to sell their Common Stock, and put us at risk of our Common Stock being delisted from the NYSE. In addition, in the past, securities class action litigation has often been instituted against companies following periods of volatility in, or significant market price decline of, a company’s securities. This type of litigation, if instituted against us, could result in substantial costs and a diversion of management’s attention and resources, which would harm our business, financial condition and results of operations.

There can be no assurance that we will be able to comply with the continued listing standards of the NYSE.*

Our Common Stock and Public Warrants are listed on the NYSE. In order for our Common Stock to continue to be listed on the NYSE, we are required to comply with various listing standards, including the maintenance of a minimum average closing price of at least $1.00 per share during a consecutive 30 trading-day period (the “minimum share price requirement”). The last reported sale price of our Common Stock on the NYSE on August 12, 2022 was $1.63 per share. If we fail to satisfy the continued listing requirements of the NYSE, such as the minimum share price requirement, the NYSE may take steps to delist our Common Stock and/or Public Warrants. If the NYSE delists our securities for failure to meet the listing standards, we and our stockholders could face significant material adverse consequences including:

•
limited availability of market quotations for our securities;
•
a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our Common Stock;
•
a limited amount of analyst coverage; and
•
a decreased ability to issue additional securities or obtain additional financing in the future.

Such a delisting would impair your ability to sell or purchase our securities when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, or prevent future non-compliance with NYSE’s listing requirements.

Securities of many companies formed through a merger or other business combinations with a SPAC, such as ours, have experienced and may continue to experience, a material decline in price relative to the share price of the SPAC prior to the Business Combination.*

As with many SPAC initial public offerings in recent years, our predecessor CPSR issued shares and warrants for $10.00 per unit upon the closing of its July 2020 initial public offering. As with other SPACs, the $10.00 unit price reflected each share having a one-time right to redeem such share for a pro rata portion of the proceeds held in the trust account prior to the Closing of the Business Combination. Following the Closing of the Business Combination, the shares outstanding no longer have any such redemption right and the market price of such shares are now solely dependent upon the fundamental value of our company. Similar to the securities of many other companies formed through a merger or other business combinations with a SPAC in recent years, the market price of our securities is currently significantly less than $10.00 unit price of our predecessor. The last reported sale prices of our Common Stock and Public Warrants on the NYSE on August 12, 2022 was $1.63 per share and $0.11 per warrant, respectively.

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our shares or if our results of operations do not meet their expectations, our stock price and trading volume could decline.

The trading market our Common Stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. We will not have any control over these analysts. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, our stock price could decline.

Future sales of our Common Stock by us or existing stockholders, and issuances of our Common Stock or rights to purchase our Common Stock, including pursuant to the Gelesis Holdings, Inc. 2021 Stock Option and Incentive Plan and future exercise of warrants, could result in additional dilution of the percentage ownership of our shareholders and could cause our share price to fall.*

The sale of substantial amounts of shares of our Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of our Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Pursuant to our resale registration statement on Form S-1, declared effective on June 7, 2022 and the expiration of otherwise applicable lock-ups, other than certain shares of our Common Stock held by our affiliates (or affiliates of our predecessor), stockholders who held our capital stock prior to our Business Combination, or who received shares in connection with our Business Combination, now hold freely tradable shares of our Common Stock without restriction or further registration requirements under the Securities Act, and therefore they may take steps to sell their shares. Additionally, any shares of Common Stock held by our affiliates (or affiliates of our predecessor) will be eligible for resale pursuant to Rule 144 under the Securities Act, subject to the volume, manner of sale, holding period and other limitations of Rule 144 and, with respect to Founder Shares (as defined below) and Private Warrants, lock-up restrictions that expire on January 13, 2023.

In addition, we expect that significant additional capital may be needed in the future to continue our planned operations, including continued commercialization of Plenity, expanding commercial operations, self-commercialization of our products in new markets, conducting clinical trials, expanded research and development activities, and costs associated with operating as a public company. To raise capital, we may sell shares of our Common Stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell shares of our Common Stock, convertible securities or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing shareholders, and new investors could gain rights, preferences, and privileges senior to existing holders of our Common Stock.

Pursuant to the Gelesis Holdings, Inc. 2021 Stock Option and Incentive Plan (the “Equity Incentive Plan”), we are authorized to grant equity awards to our employees, directors and consultants. Initially, the aggregate number of Common Stock that may be issued pursuant to share awards under the Equity Incentive Plan is equal to eight percent (8%) of the fully diluted shares of Common Stock as of immediately following the Effective Time. The Equity Incentive Plan also provides that the number of shares of Common Stock reserved for issuance thereunder will automatically increase annually on the first day of each calendar year, beginning on January 1, 2023, by an amount equal to four percent (4%) of the number of shares of Common Stock outstanding on December 31 of the immediately preceding calendar year or such lesser amount as determined by the administrator of the Equity Incentive Plan. Unless our Board elects not to increase the number of shares available for future grants each year, our shareholders may experience additional dilution, which could cause our share price to fall.

We filed a registration statement on Form S-8 to register shares of our common stock issued or reserved for issuance under the Equity Incentive Plan. Subject to the satisfaction of vesting conditions, shares of Common Stock registered under the registration statement on Form S-8 generally became available for resale immediately in the public market without restriction.

We have also agreed to file a resale registration statement covering the resale by B. Riley of shares of Common Stock that we may issue to B. Riley in an aggregate amount of up to the lesser of (i) $50.0 million and (ii) an amount not to exceed 14,506,475 shares of Common Stock (such number of shares equal to approximately 19.99% of the aggregate number of shares of Common Stock issued and outstanding immediately prior to the execution of the CEF Purchase Agreement) in connection with our Committed Equity Facility. If and when we sell shares of Common Stock to B. Riley under the program, after B. Riley has acquired the shares, it may resell all, some, or none of such shares at any time or from time to time in its discretion. Therefore, sales to B. Riley could result in substantial dilution to our existing stockholders. Further, given this substantial number of shares are potentially available for resale, the sale of shares by B. Riley, or the perception in the market that B. Riley intends to sell shares, could increase the volatility of the market price of our Common Stock or result in a decline in the market price of our Common Stock.

In addition, as of this Quarterly Report, our Common Stock is also subject to potential dilution from the exercise of up to 24,333,365 warrants, the exercise of up to 14,633,074 stock options, the issuance of common stock pursuant to the vesting of up to 5,328,537 restricted stock units, the issuance of up to 23,482,845 earnout shares pursuant to the triggering events in the Business Combination Agreement, and the potential Common Stock is also subject to potential dilution issuance of Common Stock in connection with future equity and or convertible debt financings, including the 2022 Promissory Notes. Sales of substantial numbers of such shares in the public market, including the resale of the shares of Common Stock held by our stockholders, could adversely affect the market price of our Common Stock, the impact of which is increased as the value of our stock price increases.

If certain holders of our Common Stock sell a significant portion of their securities, it may negatively impact the market price of the shares of our Common Stock and such holders still may receive significant proceeds.*

As of the date of this Quarterly Report, the market price of our Common Stock is below $10.00 per share, which was the price per unit sold in the initial public offering of our predecessor, CPSR, the per-share price of the 9,000,000 shares of CPSR Class A Common Stock our predecessor sold to certain investors in connection with our Business Combination in a private placement for an aggregate amount of $90.0 million (the “PIPE Financing”) and also the per share value of the consideration issued to Legacy Gelesis shareholders upon consummation of our Business Combination. However, certain of our shareholders who hold shares of our Common Stock that were (i) originally purchased by our predecessor’s sponsor, Capstar Sponsor Group, LLC, in a private placement prior to our predecessor’s initial public offering (the “Founder Shares”) or (ii) originally issued by CPSR in a private placement in connection with Backstop Agreement, dated December 30, 2021 (the “Backstop Agreement”), between CPSR and certain investors (the “Backstop Shares”), may nonetheless be inclined to sell such Founder Shares or Backstop Shares as they were originally purchased at an effective price significantly less than $10.00 per share. The currently outstanding 4,916,250 Founder Shares were purchased at an effective price of $0.0051 per share. Holders of the Backstop Shares purchased an aggregate of 744,217 shares of CPSR Class A Common Stock in a private placement at a price of $10.00 per share, for an aggregate purchase price of $7.4 million and such holders also received an aggregate of 1,983,750 shares of CPSR Class A Common Stock as additional consideration, resulting in an effective purchase price for the currently outstanding 2,727,967 Backstop Shares of approximately $2.73 per share. Accordingly, holders of the Founder Shares and Backstop Shares could sell their securities at a per-share price that is less than $10.00 and still realize a significant profit from the sale of those securities that could not be realized by our other shareholders. On August 12, 2022, the closing price of our Common Stock was $1.63. Based on this closing price, the aggregate sales price of the Founder Shares would be approximately $8.0 million and the aggregate sales price of the Backstop Shares would be approximately $3.2 million.

The Founder Shares are currently subject to restrictions on transfer under applicable lock-up agreements; however, these restrictions are due to expire on January 13, 2023, resulting in these shares becoming eligible for public sale on January 14, 2023 if they are registered under the Securities Act, or if they qualify for an exemption from registration under the Securities Act. Pursuant to the Registration Rights Agreement dated January 13, 2022, by and among us, certain former stockholders of Legacy Gelesis, Capstar Sponsor Group, LLC and certain directors and officers of our predecessor, CPSR, we have filed a registration statement, declared effective by the SEC on June 7, 2022, which registers for resale the Founder Shares and certain additional shares our Common Stock held by certain of our other stockholders.

The holders of our recently issued 2022 Promissory Notes have certain additional rights upon an event of default under such notes which could cause material dilution to investors and a decline in our stock price.*

On July 25, 2022 and August 4, 2022 we issued the 2022 Promissory Notes to the Promissory Note Investors, each a beneficial owner of more than 5% of our Common Stock, for an aggregate cash purchase price of $25.0 million. Each 2022 Promissory Note contains certain customary events of default including, without limitation, our failure to pay amounts due thereunder (a “Payment Default”). If a Payment Default occurs and is continuing under an Investor’s 2022 Promissory Note, such Investor may declare the unpaid principal and accrued interest due and payable. If a Payment Default is not cured by us after five days, (x) we will be required to issue a warrant to the Investor holding such 2022 Promissory Note (a “Promissory Note Warrant”) to purchase, at an exercise price of $0.01 per share, subject to adjustment, an aggregate of number of shares of Common Stock equal to: (i) (A) 0.2 multiplied by (B) the amount of outstanding principal and accrued interest under such 2022 Promissory Note as of the date of conversion divided by (ii) the volume weighted average price of the Common Stock, as reported by the New York Stock Exchange (the “NYSE”), for the five (5) trading days (the “Common Stock VWAP”) occurring immediately prior to the date of exercise and (y) such Investor may elect, at its option, to convert the outstanding principal and accrued interest under the 2022 Promissory Notes into a number of shares of Common Stock equal to (i) the amount of outstanding principal and accrued interest under the 2022 Promissory Note as of the date of conversion, divided by (ii) the lesser of the price per share of (A) the Common Stock, as reported by the NYSE or (B) the Common Stock VWAP as of the day prior to the date of such Investor’s conversion notice. The number of shares of Common Stock issuable upon exercise of Promissory Note Warrants and/or conversion of 2022 Promissory Notes following a Payment Default will be calculated based on the market price per share of our Common Stock at the time of exercise/conversion, however, any such issuance may result in (i) increased beneficial ownership of our shares and increased voting power for the Investors, (ii) material dilution in the value of the remaining outstanding shares of our Common Stock and the voting power represented thereby and (iii) a decline in our the market price off our Common Stock. In addition, any sales in the public market of the Common Stock issuable upon such exercise or conversion of Promissory Note Warrants or 2022 Promissory Notes, as applicable, could adversely affect the market price of our Common Stock.

The financial and operational projections and commercialization and product candidate development timelines that we may provide from time to time are subject to inherent risks.*

The projections and timelines that our management may provide from time to time (including with respect to financial or operational matters, commercialization efforts or product candidate development) reflect numerous assumptions made by our management with respect to our specific, as well as general, ability to raise additional capital, and other matters, all of which may be difficult to predict and many of which are beyond our control. Accordingly, there is a risk that the assumptions made in preparing the projections, or the projections themselves, will prove inaccurate or, in the event we do not successfully raise additional capital, that our commercialization or product development activities may be curtailed. There may be differences between actual and projected results from time to time. Our future actual results may be materially different from those contained in our projections, both as to amounts and as to timing. Further, if our commercialization or product development activities are slowed or stopped, we will likely be unable to meet the timelines and projections we have previously provided. The inclusion of projections or timelines in (or incorporated by reference in) this Quarterly Report or any other filing we make with the SEC periodically should not be regarded as an indication that we or our management or representatives considered or consider such projections and timelines to be a reliable prediction of future events, and the projections and timelines should not be relied upon as such.

We do not intend to pay dividends on our Common Stock, so any returns will be limited to the value of our Common Stock.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. In addition, we may enter into agreements that prohibit us from paying cash dividends without prior written consent from our contracting parties, or which other terms prohibit or limit the amount of dividends that may be declared or paid on our Common Stock. Any return to shareholders will therefore be limited to the appreciation of their shares of Common Stock, which may never occur.

We are an emerging growth company, and it cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

We are currently an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act (“Section 404”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our consolidated financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

Further, even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our share price may be more volatile.

We have incurred and will continue to incur significant increased costs as a result of operating as a public company, and our management has and will be required to devote substantial time to new compliance initiatives.

As a public company, we have incurred and will incur significant legal, accounting, insurance and other expenses that we did not incur as a private company. We are subject to the reporting requirements of the Exchange Act which will require, among other things, that we file with the SEC annual, quarterly and current reports with respect to our business and financial condition. In addition, the Sarbanes-Oxley Act, as well as rules subsequently adopted by the SEC, and the NYSE to implement provisions of the Sarbanes-Oxley Act, impose significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Further, in July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act), was enacted. There are significant corporate governance and executive compensation related provisions in the Dodd-Frank Act that require the SEC to adopt additional rules and regulations in these areas, such as “say-on-pay” and proxy access. Recent legislation permits emerging growth companies to implement many of these requirements over a longer period and up to five (5) years following the year in which CPSR completed its initial public offering. We intend to take advantage of this new legislation but cannot guarantee that it will not be required to implement these requirements sooner than budgeted or planned and thereby incur unexpected expenses. Shareholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate.

These rules and regulations applicable to public companies have increased and will continue to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition, and results of operations. The increased costs will decrease our net income or increase our net loss and may require us to reduce costs in other areas of our business or increase the prices of our products or services. For example, these rules and regulations have made it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our Board, our Board committees, or as executive officers.

Pursuant to Section 404, in our second annual report due to be filed with the SEC after becoming a public company, we will be required to furnish a report by our management on our internal control over financial reporting. To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants, adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing whether such controls are functioning as documented, and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that we will not be able to conclude, within the prescribed timeframe or at all, that our internal control over financial reporting is effective as required by Section 404. In addition, investors’ perceptions that our internal controls are inadequate or that we are unable to produce accurate consolidated financial statements on a timely basis may harm the market price of our shares.

If we fail to maintain proper and effective internal control over financial reporting, our operating results and our ability to operate our business could be harmed.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate consolidated financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements in accordance with generally accepted accounting principles. We will continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to document, review and improve our internal controls and procedures for compliance with Section 404 of the Sarbanes-Oxley Act and applicable United States laws, which will require annual management assessment of the effectiveness of our internal control over financial reporting. As we continue to grow, we expect to recruit additional finance and accounting personnel with certain skill sets that it will need as a public company.

Implementing any appropriate changes to our internal controls may distract our officers and employees, entail substantial costs to modify our existing processes, and take significant time to complete. These changes may not, however, be effective in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate consolidated financial statements on a timely basis, could increase our operating costs and harm our business. In our efforts to maintain proper and effective internal control over financial reporting, we may discover significant deficiencies or material weaknesses in our internal control over financial reporting, which we may not successfully remediate on a timely basis or at all. Any failure to remediate any significant deficiencies or material weaknesses identified by us or to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet our reporting obligations or result in material misstatements in our consolidated financial statements. If we identify one or more material weaknesses in our internal control over financial reporting in the future, it could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our consolidated financial statements, which may harm the market price of our Common Stock.

For example, in connection with management’s assessment of the effectiveness of our internal control over financial reporting at December 31, 2021, management identified a material weakness in internal controls related to the accounting for complex financial instruments. While we have implemented remediation steps to improve our internal control over financial reporting, the elements of our remediation plan can only be accomplished over time, and we can offer no assurance that these initiatives will ultimately have the intended effects. In addition, we cannot assure you that there will not be additional material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition, results of operations or cash flows. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines we have a material weakness or significant deficiency in our internal control over financial reporting once we begin our Section 404 reviews, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our Common Stock could decline, and we could be subject to sanctions or investigations by the NYSE, the SEC or other regulatory authorities. Failure to remediate any material weakness in our internal control over financial reporting on a timely basis, if at all, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

Delaware law and our Bylaws contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

Our Bylaws and the Delaware General Corporation Law contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our Common Stock, and therefore depress the trading price of our Common Stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of our Board or taking other corporate actions, including effecting changes in our management. Among other things, the Organizational Documents include provisions regarding:

•
the ability of our Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;
•
our Board being classified into three classes, with only one class being elected each year to serve three-year terms. As a result, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at two or more annual stockholders meetings;
•
the Certificate of Incorporation’s prohibition on cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;
•
the limitation of the liability of, and the indemnification of, our directors and officers;

•
the ability of our Board to amend the Bylaws, which may allow our Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Bylaws to facilitate an unsolicited takeover attempt; and
•
advance notice procedures with which stockholders must comply to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in our Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our Board or management.

Our Bylaws will designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with our Company or our Company’s directors, officers, or other employees.

Our Bylaws require, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware.

Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. Alternatively, if a court were to find the choice of forum provision contained in our Bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Our Bylaws provide that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law, subject to certain exceptions. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations promulgated thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

We may be subject to securities litigation, which is expensive and could divert management attention.*

The market price of our Common Stock has been volatile and, in the past, companies that have experienced volatility in the market price of their stock, particularly companies who have recently “gone public” through a merger or other business combination with a special purpose acquisition company (“SPAC”), have been subject to securities class action litigation. Stockholder activism, which could take many forms or arise in a variety of situations, has also been increasing recently. Volatility in the market price of our Common Stock or other reasons may cause us to become the target of this type of litigation or stockholder activism in the future. Securities litigation against us and stockholder activism could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm our business. Additionally, such securities litigation and stockholder activism could give rise to perceived uncertainties as to our future and make it more difficult to attract and retain qualified personnel. We may be required to incur significant legal fees and other expenses related to any securities litigation or activist stockholder matters. Further, the market price of our Common Stock could be adversely affected by the events, risks and uncertainties of any securities litigation or stockholder activism.

The exercise of our Warrants for shares of our Common Stock would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.*

We have previously filed a Form S-1 prospectus to register (i) 13,800,000 outstanding Public Warrants to purchase 13,800,000 shares of our Common Stock exercisable at an exercise price of $11.50 per share commencing thirty (30) days following the Closing; (ii) 7,520,000 outstanding Private Warrants to purchase 7,520,000 shares of our Common Stock, exercisable at an exercise price of $11.50 per share commencing thirty (30) days following the Closing and (iii) 3,189,49 currently exercisable Rollover Warrants, 1,353,062 of which are exercisable at an exercise price of $1.45 and 1,836,429 of which are exercisable at an exercise price of $0.02. In connection with the CMS License Agreement Amendment, we issued to CMS a warrant to purchase 400,000 shares of our Common Stock, exercisable at an exercise price of $0.01 per share immediately upon issuance. In addition, Promissory Note Warrants (as defined above) may potentially be issued in connection with a Payment Default (as defined above) under our Promissory Notes. To the extent any such warrants are exercised, additional shares of our Common Stock will be issued, which will result in dilution to the holders of our Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Common Stock, the impact of which is increased as the value of our stock price increases.

We may redeem your unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We will have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of our Common Stock equals or exceeds $18.00 per share for any twenty (20) trading days within a thirty (30) trading-day period ending on the third trading day prior to the date we give notice of redemption. If and when such warrants become redeemable, we may exercise the redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of such warrants could force holders to (i) exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous to do so, (ii) sell the warrants at the then-current market price when the holder might otherwise wish to hold onto such warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of the warrants. None of the Private Placement Warrants will be redeemable by us so long as they are held by their initial purchasers or their permitted transferees.

In addition, we may redeem the Public Warrants after they become exercisable for a number of shares of our Common Stock determined based on the redemption date and the fair market value of our Common Stock. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the warrants are “out-of-the- money,” in which case you would lose any potential embedded value from a subsequent increase in the value of our Common Stock had such warrants remained outstanding.

Our Private Warrants are being accounted for as a warrant liability and are being recorded at fair value upon issuance with changes in fair value each period reported in earnings, which may have an adverse effect on the market price of our Common Stock.

Under GAAP, we are required to evaluate our Warrants to determine whether they should be accounted for as a warrant liability or as equity. We have concluded that the Private Warrants contain provisions requiring liability classification. Therefore, we are accounting for the Private Warrants as a warrant liability and are recording that liability at fair value upon issuance. We will record any subsequent changes in fair value as of the end of each period for which earnings are reported. The impact of changes in fair value on earnings may have an adverse effect on the market price of our Common Stock and may cause fluctuations in our results of operations based on factors that are outside of our control.

There can be no assurance that our Warrants will be in the money at the time they become exercisable; they may expire worthless and therefore we may not receive cash proceeds from the exercise of Warrants.*

As of the date of this Quarterly Report, we have (i) 13,800,000 outstanding Public Warrants to purchase 13,800,000 shares of our Common Stock, exercisable at an exercise price of $11.50 per share, which expire on the earlier to occur of January 13, 2027 or redemption; (ii) 7,520,000 outstanding Private Warrants to purchase 7,520,000 shares of our Common Stock, exercisable at an exercise price of $11.50 per share, which expire on the earlier to occur of January 13, 2027 or redemption; (iii) 3,013,365 exercisable Rollover Warrants, 1,353,062 of which are exercisable at an exercise price of $1.45 and expire on October 21, 2030 and 1,660,303 of which are exercisable at an exercise price of $0.02 and expire on February 15, 2025; and (iv) 400,000 warrants issued to CMS which are exercisable at an exercise price of $0.01 and expire on August 4, 2032.

The exercise of Warrants, and any proceeds we may receive from their exercise, are highly dependent on the price of our Common Stock and the spread between the exercise price of the warrant and the price of our Common Stock at the time of exercise. For example, to the extent that the price of our Common Stock exceeds $11.50 per share, it is more likely that holders of our Public

Warrants and Private Warrants will exercise their warrants. If the price of our Common Stock is less than $11.50 per share, it is unlikely that such holders will exercise their warrants. As of August 12, 2022, the closing price of our Common Stock was $1.63 per share. There can be no assurance that all of our warrants will be in the money prior to their expiration. Our Public Warrants under certain conditions, as described in the warrant agreement, are redeemable by the Company at a price of $0.01 per warrant or on a cashless basis. Our Private Warrants are not redeemable so long as they are held by the initial stockholders and are exercisable on a cashless basis. Our Rollover Warrants and CMS Warrants are not redeemable and are exercisable on a cashless basis only with respect to the 1,660,303 Rollover Warrants that have an exercise price of $0.02. As such, it is possible that we may never generate any cash proceeds from the exercise of our Warrants.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

See Note 3, “Business Combination and Reverse Recapitalization,” in the accompanying Notes to unaudited condensed consolidated financial statements included elsewhere in this Quarterly Report regarding Subscription Agreements between CPSR and certain investors and the Backstop Agreement between CPSR and certain investors.

As discussed in Note 3, “Business Combination and Reverse Recapitalization,” in the accompanying Notes to unaudited condensed consolidated financial statements included elsewhere in this Quarterly Report, in connection with the Business Combination, pursuant to the Subscription Agreements, each dated July 19, 2021, the PIPE Investors purchased an aggregate of 9,000,000 shares of CPSR's Class A common stock in a private placement at a price of $10.00 per share for an aggregate purchase price of $90.0 million. The PIPE Investment was consummated on January 13, 2022 in connection with the closing of the Business Combination. In addition, pursuant to the Backstop Agreement, dated December 30, 2021, the Backstop Investors purchased an aggregate of 744,217 shares of CPSR's Class A common stock in a private placement at a price of $10.00 per share for an aggregate purchase price of $7.4 million. Additionally, CPSR issued the Backstop Investors 1,983,750 CPSR Class A common stock as additional consideration. The transactions contemplated by the Backstop Agreement were consummated on January 13, 2022 in connection with the closing of the Business Combination. The shares of Class A common stock issued pursuant to the Subscription Agreements and the Backstop Agreement have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act.

The Company intends to use the proceeds from the PIPE Investment and the sale of shares to the Backstop Investors to support the sale of Plenity.

On July 25, 2022 and August 4, 2022, we issued the 2022 Promissory Notes in the aggregate principal amount of $25.0 million to existing investor CMS Bridging DMCC, an affiliate of CMS Medical Venture Investment (HK) Limited, and existing investors PureTech Health LLC and SSD2 LLC, for an aggregate cash purchase price of $25.0 million. Each of the 2022 Promissory Notes is unsecured and bears interest at a rate of 15% per annum. Upon a payment default under any promissory note that has not been cured after five days (i) we will be required to issue certain Promissory Note Warrants (as defined in the 2022 Promissory Note agreements) to the holders (ii) the holders will have the option to convert outstanding principal and accrued interest into a number of shares of Common Stock as defined by the 2022 Promissory Note agreements. Neither the 2022 Promissory Notes, the Promissory Note Warrants, nor the shares of Common Stock potentially issuable upon conversion or exercise thereof, as applicable, have been or will be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and on similar exemptions under applicable state laws.

On August 4, 2022, we entered into an amendment to the License, Collaboration and Supply Agreement, dated June 18, 2020, by and between us and CMS Bridging DMCC, an affiliate of CMS Medical Venture Investment (HK) Limited. In connection with the amendment, on August 4, 2022, we also issued to CMS a warrant (the “CMS Warrant”) to purchase up to 400,000 shares of Common Stock at an exercise price of $0.01 per share. Neither the CMS Warrant nor the shares of Common Stock potentially issuable upon exercise of the CMS Warrant have been or will be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and on similar exemptions under applicable state laws.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

Not applicable.

Item 6. Exhibits.

Exhibit Number	Description
4.1

Warrant to Purchase Common Stock of Gelesis Holdings, Inc., dated August 4, 2022, issued to CMS Bridging DMCC (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on August 10, 2022)

4.2	Form of Promissory Note (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by the Company on August 10, 2022)
4.3	Form of Warrant to Purchase Common Stock of Gelesis Holdings, Inc. (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed by the Company on August 10, 2022)
4.4

Amended and Restated Warrant to Purchase Common Stock of Gelesis Holdings, Inc., dated August 9, 2022 (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K filed by the Company on August 10, 2022)

10.1

Third Amended and Restated Supply and Distribution Agreement, dated June 14, 2022, by and between Roman Health Pharmacy LLC and Gelesis, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on June 21, 2022)

10.2

Amendment, dated August 4, 2022, to License, Collaboration and Supply Agreement by and between the Subsidiary and CMS Bridging DMCC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on August 10, 2022)

10.3

Common Stock Purchase Agreement, dated August 11, 2022, by and between the Company and B. Riley Principal Capital II, LLC. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on August 12, 2022)

10.4

Registration Rights Agreement, dated August 11, 2022, by and between the Company and B. Riley Principal Capital II, LLC. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on August 12, 2022).

31.1*	Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2*	Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1*	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2*	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Company Name

Date: August 15, 2022	By:	/s/ Yishai Zohar
Yishai Zohar
Chief Executive Officer (Principal Executive Officer)

Date: August 15, 2022	By:	/s/ Elliot Maltz
Elliot Maltz
Chief Financial Officer (Principal Financial and Accounting Officer)